UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COVANSYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 26, 2004

Dear Covansys Corporation Shareholder:

      You are cordially invited to attend a special meeting of shareholders which will be held on Wednesday, September 15, 2004 at 10:00 a.m. The meeting will be held at the offices of Butzel Long P.C., 150 West Jefferson, Detroit, MI 48226. For your convenience, we have included a map and directions to the offices of Butzel Long P.C. on the back page of the attached Proxy Statement.

      At the special meeting, we will ask you to consider and vote to approve the transaction, described in the attached Proxy Statement, in which:

(i) we will issue and sell to Fidelity Information Services, Inc. (“FIS”) for an aggregate purchase price of $95,700,000:

(a) 8,700,000 shares of our Common Stock; and

(b) warrants to purchase up to 4,000,000 shares of our Common Stock at exercise prices ranging from $15.00 per share to $24.00 per share;

(ii) The Rajendra B. Vattikuti Trust will sell to FIS 2,300,000 shares of Common Stock for $25,300,000; and

(iii) we will exchange the existing holdings of CDR - Cookie Acquisition, L.L.C. for $177,500,000 in cash, 2,000,000 shares of Common Stock, $17,500,000 in promissory notes and five-year warrants to purchase up to 5,000,000 shares of Common Stock at an exercise price of $18 per share.

      The Notice of the Special Meeting of Shareholders and the related Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. In addition to the item of business, we will answer any questions you may have about the Company. Enclosed with the Proxy Statement are your voting card, a postage-prepaid envelope to return your voting card and your admission ticket to the meeting, and our Form 10-K/A for the fiscal year-ended December 31, 2003.

      After reading the Proxy Statement, please promptly mark, date, sign, and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the Special Meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important.

      The Board of Directors believes that the proposal is in the best interest of Covansys Corporation and its unaffiliated shareholders and recommends that you vote for the proposal at the Special Meeting. The approval of the proposal may have certain adverse effects that shareholders should consider. Such effects, among others, include the further dilution of shareholders’ equity in our company and our obligation to pay FIS a termination fee of $3,000,000 if our shareholders do not approve the proposal. You should review the Proxy Statement fully, but we believe that you will conclude, as we have, that the importance of these transactions to our company outweighs these concerns.

      Whether you are able to attend the meeting or not, please mark, date, sign, and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

      The Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

JAMES S. TROUBA

Chief Financial Officer

COVANSYS CORPORATION

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

       A Special Meeting of Shareholders of Covansys Corporation will be held on Wednesday, September 15, 2004 at 10:00 a.m. at the offices of Butzel Long, P.C., 150 West Jefferson, Suite 100, Detroit, MI 48226 to consider and vote upon the transaction, described in the attached Proxy Statement (the “Transaction”), in which:

(i) we will issue and sell to Fidelity Information Services, Inc. (“FIS”) for an aggregate purchase price of $95,700,000:

(a)	8,700,000 shares of our Common Stock; and

(b)	warrants to purchase up to 4,000,000 shares of our Common Stock at exercise prices ranging from $15 per share to $24 per share;

(ii) The Rajendra B. Vattikuti Trust will sell to FIS 2,300,000 shares of Common Stock for $25,300,000; and

(iii) we will exchange the existing holdings of CDR - Cookie Acquisition, L.L.C.’s for $177,500,000 in cash, 2,000,000 shares of Common Stock, $17,500,000 in promissory notes and warrants to purchase up to 5,000,000 shares of Common Stock at an exercise price of $18 per share.

      We will also transact any other business that may properly come before the meeting.

      Shareholders who owned their shares as of the close of business on July 30, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

      Whether or not you plan to attend the meeting, please mark, sign, date, and return the enclosed voting card in the envelope provided.

By Order of the Board of Directors

BRETT PYNNONEN
Secretary and General Counsel

August 26, 2004

YOUR VOTE IS IMPORTANT

Please mark, sign, and date the enclosed voting card, and return it promptly in the enclosed self-addressed stamped envelope.

Information About Covansys Corporation	1
Information about the Special Meeting	1
— Information about Attending the Special Meeting	1
— Annual Report	1
— Information about this Proxy Statement	1
— Information about Voting	1
— Quorum Requirement	2
— Information about Votes Necessary for Action to be Taken	2
— Cost and Method of Soliciting Proxies	2
— Other Matters	2
The Transaction	2
— Description of FIS Stock Purchase	2
— Description of CDR Exchange	3
— Related Transactions to which the Company is Not a Party	3
— Amendment and Acknowledgement	4
— Board and Shareholder Approval	4
— Persons with an Interest in the Transaction	5
— Background and Reasons for the Transaction	5
— Scope of Services Pursuant to Master Services Agreement	7
— Certain Risks	7
— Pro Forma Ownership after Closing	9
— Use of Proceeds	9
— Summary of Stock Purchase Agreement	9
— Summary of Standstill and Shareholder Rights Agreement	11
— Summary of Recapitalization Agreement	13
— Summary of Registration Rights Agreement	15
— Summary of Voting Agreement	15
Recommendation of the Board of Directors	16
Description of the Common Stock	16
Description of the Warrants to be Issued to FIS	17
Description of the Warrants to be Issued to CDR	17
Director and Executive Officer Ownership of Covansys Common Stock	18
Security Ownership of Certain Beneficial Owners	19
Shareholder Proposals	19
Appendices
Appendix I — Stock Purchase Agreement by and Between Covansys Corporation and Fidelity Information Services, Inc.
Appendix II — Standstill and Shareholder Rights Agreement by and between Covansys Corporation and Fidelity Information Services, Inc.
Appendix III — Recapitalization Agreement by and between Covansys Corporation and CDR — Cookie Acquisition, L.L.C.
Appendix IV — Registration Rights Agreement
Appendix V — Voting Agreement by and among Rajendra B. Vattikuti and the Rajendra B. Vattikuti Trust, and Covansys Corporation

Appendix VI — Amendment and Acknowledgement by and among Covansys Corporation, Fidelity Information Services, Inc., CDR — Cookie Acquisition, L.L.C., Rajendra B. Vattikuti and The Rajendra B. Vattikuti Trust

i

INFORMATION ABOUT COVANSYS CORPORATION

      Covansys Corporation is a provider of information technology services. We offer our clients flexible global delivery capabilities through our worldwide development centers and branch locations. As of December 31, 2003, we had 4,701 employees and utilized the services of 394 independent contractors. Our headquarters is located at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.

INFORMATION ABOUT THE SPECIAL MEETING

Information about Attending the Special Meeting

      The Special Meeting will be held Wednesday, September 15, 2004 at 10:00 a.m. at the offices of Butzel Long P.C. 150 West Jefferson, Suite 100 Detroit, MI 48226. If you would like to attend the Special Meeting, please bring your admission ticket with you. Your admission ticket is included with this Proxy Statement and is attached to the voting card. Simply detach the voting card from your ticket, sign, date and mail your voting card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our General Counsel, and include with your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on July 30, 2004.

Annual Report

      Our Form 10-K/A for the fiscal year ended December 31, 2003 is enclosed with this Proxy Statement.

Information about this Proxy Statement

      You are receiving this Proxy Statement and the enclosed voting card because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement contains the information we are required to provide to you under the rules of the United States Securities and Exchange Commission. It is designed to assist you in voting your shares. On August 26, 2004, we began mailing proxy materials to all shareholders of record as of the close of business on July 30, 2004.

Information about Voting

      You can vote on the matters to be presented at the Special Meeting in two ways:

•	By proxy — You can vote by marking, signing, dating and returning the enclosed voting card. If you do this, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate.

•	In person — You may cast your vote in person when you attend the Special Meeting.

      You may revoke your proxy at any time before it is exercised at the Special Meeting by sending a written notice of revocation to our Corporate Secretary, Brett Pynnonen, at the address of our headquarters provided above by submitting a later dated proxy or by voting in person at the meeting.

      As of July 30, 2004, the Company had outstanding 26,916,753 shares of common stock, without par value (“Common Stock”). Each share of Common Stock is entitled to one vote. The Company also has 200,000 shares of Series A Voting Convertible Preferred Stock outstanding. Each share of Series A Voting Convertible Preferred Stock is entitled to vote on an as converted basis. In the aggregate the Series A Voting Convertible Preferred Stock is entitled to 8,695,652 votes. As of July 30, 2004, we had 35,612,405 shares of voting stock outstanding, including the Series A Voting Convertible Preferred Stock on an as converted basis.

Quorum Requirement

      To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions will be counted as present for establishing a quorum.

Information about Votes Necessary for Action to be Taken

      If a quorum exists, the approval of the Transaction requires the affirmative vote of a majority of the voting shares cast at the meeting. Abstentions and broker non-votes will have no effect on the Approval of the Transaction.

Cost and Method of Soliciting Proxies

      The cost of soliciting proxies will be paid by the Company. The Company may use the services of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Other Matters

      The Board of Directors does not know of any other matter which will be presented at the Special Meeting other than the proposal discussed in this Proxy Statement. Generally, no business other than the item discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Special Meeting, your proxies will act on such proposal in their discretion.

THE TRANSACTION

      The Transaction is summarized below. This Summary does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement by and between Covansys Corporation and Fidelity Information Services, Inc., as amended (the “Stock Purchase Agreement”), attached as Appendix I, the Standstill and Shareholder Rights Agreement, as amended (the “Standstill and Shareholder Rights Agreement”), attached as Appendix II, the Recapitalization Agreement between Covansys Corporation and CDR-Cookie Acquisition, L.L.C., as amended (the “Recapitalization Agreement”), attached as Appendix III, the Registration Rights Agreement, attached as Appendix IV, the Voting Agreement by and among Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust and Covansys Corporation (the “Voting Agreement”), attached as Appendix V, and the Amendment and Acknowledgement dated as of August 17, 2004, by and among Covansys Corporation, Fidelity Information Services, Inc., CDR-Cookie Acquisition, L.L.C., Rajendra B. Vattikuti and The Rajendra B. Vattikuti Trust (the “Amendment and Acknowledgement”), attached as Appendix VI. The Amendment and Acknowledgement amends the stock purchases prices contained in and referred to in the foregoing agreements and reallocates the amounts payable in cash and under the promissory notes pursuant to the Recapitalization Agreement.

Description

FIS Stock Purchase

      As of April 26, 2004, the Company entered into a Stock Purchase Agreement, which was amended by the Amendment and Acknowledgement and a Master Service Provider Agreement (the “Master Services Agreement”) with Fidelity Information Services, Inc. (“FIS”), a wholly owned subsidiary of Fidelity National Financial, Inc.

      Under the terms of the Stock Purchase Agreement, if certain conditions are met, FIS is required to purchase from the Company, and the Company is required to sell the following securities to FIS for an aggregate purchase price of $95,700,000:

—	8,700,000 shares of Common Stock; and

—	warrants to purchase 4,000,000 shares of the Common Stock at exercise prices between $15.00 per share and $24.00 per share.

      If the Transaction is consummated, FIS will own approximately 29.3% of the Company’s outstanding Common Stock. If all the warrants issued pursuant to the transaction are exercised, FIS would own approximately 32.2% of the Company’s outstanding Common Stock.

      Under the terms of the Master Services Agreement, over the next five years, the Company will provide certain IT services to FIS. It is expected that the Master Services Agreement will generate approximately $150,000,000 in revenue to the Company over the term of the agreement.

     CDR Exchange

      Also, as of April 26, 2004, the Company entered into a Recapitalization Agreement, which was amended by the Amendment and Acknowledgment with CDR-Cookie Acquisition, L.L.C. (“CDR”). CDR owns 200,000 shares of our Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”), warrants to purchase 3,500,000 shares of the Company’s Common Stock at an exercise price of $25.00 and warrants to purchase 1,800,000 shares of Common Stock at an exercise price of $31.00 per share. As set forth in more detail in the Recapitalization Agreement, CDR will:

Exchange or Extinguish the Following:

—	200,000 shares of the Series A Preferred Stock;

—	warrants to purchase a total of 3,500,000 shares of Common Stock at an exercise price of $25 per share;

—	warrants to purchase a total of 1,800,000 shares of Common Stock at an exercise price of $31 per share; and

—	CDR’s governance rights other than one CDR-nominated director remaining on the Board of Directors.

For the Following:

—	$177,500,000 in cash;

—	2,000,000 shares of Common Stock;

—	unsecured subordinated notes due December 31, 2005 in the aggregate amount of $17,500,000; and

—	five-year warrants to purchase a total of 5,000,000 shares of Common Stock at an exercise price of $18 per share.

      Under the Stock Purchase Agreement and the Master Services Agreement, consummation of the transactions contemplated by the Recapitalization Agreement must occur simultaneously with the transactions contemplated by the Stock Purchase Agreement.

Related Transactions to Which the Company is Not a Party

      As of April 26, 2004, FIS, Mr. Vattikuti and the Rajendra B. Vattikuti Trust entered into a Common Stock Purchase Agreement, as amended subsequently by the Amendment and Acknowledgment (the “Common Stock Purchase Agreement”). Under the terms of the Common Stock Purchase Agreement, FIS has agreed to purchase and Mr. Vattikuti and the Rajendra B. Vattikuti Trust have agreed to sell 2,300,000 shares of Common Stock for an aggregate purchase price of $25,300,000. It is a condition of the closing of the transactions contemplated by the Common Stock Purchase Agreement that the closing of the Transaction occur not later than the time of the closing of the Common Stock Purchase Agreement.

      Also as of April 26, 2004, FIS, Mr. Vattikuti and the Rajendra B. Vattikuti Trust entered into a Shareholders’ Agreement, as amended subsequently by the Amendment and Acknowledgment. Pursuant to the Shareholders’ Agreement, (i) the Rajendra B. Vattikuti Trust granted an irrevocable proxy to certain officers of FIS to vote its shares of Common Stock in favor of approval of the Transaction and against any action or agreement that is contrary to the Stock Purchase Agreement; (ii) Mr. Vattikuti and the Rajendra B. Vattikuti Trust granted to FIS an option to purchase the shares of Common Stock then owned beneficially or of record by them, at a purchase price of $11.00 per share, if certain events occur; (iii) Mr. Vattikuti and the Rajendra B. Vattikuti Trust agreed to vote all of the shares of capital stock of the Company beneficially owned by each of them for the election of, and against the removal of, each of the FIS Directors for so long as FIS is entitled to designate persons to the Board; and (iv) FIS agreed to vote all of the shares of capital stock of Covansys beneficially owned by it in for the election of, and against the removal of, each of the nominees of Mr. Vattikuti to the Board of Directors for so long as Vattikuti is entitled to designate persons to the Board of Directors.

Amendment and Acknowledgement

      As a result of the delay in closing the Transaction caused by the late filing of our Form 10-Q for the quarter ended March 31, 2004 and other factors, the parties to the Stock Purchase Agreement, the Recapitalization Agreement, the Common Stock Purchase Agreement and the other agreements contemplated by the Transaction have amended the stock purchase prices contained in or referred to in such agreements and changed the allocation of the consideration under the Recapitalization Agreement between cash and the promissory notes.

      The purchase price of the Common Stock and Warrants to be purchased by FIS under the Stock Purchase Agreement has been reduced by $8,700,000 and the purchase price of the Common Stock to be purchased by FIS under the Common Stock Purchase Agreement has been reduced from $11.50 per share to $11.00 per share. In addition, the monetary consideration to be received by CDR under the Recapitalization Agreement has been reallocated from $180,000,000 in cash and promissory notes in the aggregate principal amount of $15,000,000 to $177,500,000 in cash and promissory notes in the aggregate principal amount of $17,500,000.

      In order to effect the foregoing amendments, the parties have entered into the Amendment and Acknowledgement, dated August 17, 2004, under which the parties have also agreed to take any further action required in order to effect or reflect the foregoing amendments in any of the documents for the Transaction. In addition, the parties have agreed that no state of facts, event, change or effect, which has occurred prior to the date of the Amendment and Acknowledgement, has caused any of the closing conditions under the Stock Purchase Agreement, the Recapitalization Agreement, the Common Stock Purchase Agreement or any other agreement contemplated by the Transaction not to be satisfied.

      The foregoing amendments have been unanimously approved by the Special Committee (as defined below) and the Board of Directors.

Board and Shareholder Approval

      The Board of Directors has unanimously approved the execution and delivery of the Stock Purchase Agreement, the Master Services Agreement, the Standstill and Shareholder Rights Agreement, the Recapitalization Agreement and the related agreements to which the Company is a party.

      The Company is seeking shareholder approval of the Transaction because, if it is approved, the Company will issue more than 20% of the currently outstanding shares of Common Stock to FIS. The National Association of Securities Dealers, Inc. (the “NASD”) requires that we obtain the approval by the holders of a majority of the votes present and voting at the meeting to issue that many shares.

      NASD Rule 4350(h) requires that all related party transactions be approved by a company’s audit committee or a comparable body of the board of directors. Given Mr. Vattikuti’s and CDR’s participation in the Transaction, together with the fact that the Transaction will result in FIS owning more than 5% of the Common Stock, the Transaction was reviewed and approved by the Special Committee (as defined below).

Persons with an Interest in the Transaction

      Various members of the Board of Directors have a financial interest in the Transaction that may be different than the interests of most of the Company’s shareholders. The following is a description of the financial interests of various members of the Board of Directors in the Transaction.

      Three members of the Board of Directors, Messrs. Ned C. Lautenbach, Kevin J. Conway and David H. Wasserman, are employees of an affiliate of CDR and have an indirect interest in the investment fund that owns CDR. CDR is exchanging 200,000 shares of Series A Preferred Stock, warrants to purchase a total of 3,500,000 shares of Common Stock at an exercise price of $25 per share and warrants to purchase a total of 1,800,000 shares of Common Stock at an exercise price of $31 per share for $177,500,000 in cash, 2,000,000 shares of Common Stock, warrants to purchase a total of 5,000,000 shares of Common Stock at an exercise price of $18.00 per share and unsecured subordinated promissory notes due December 31, 2005 in the aggregate amount of $17,500,000.

      Pursuant to the Common Stock Purchase Agreement, The Rajendra B. Vattikuti Trust will sell 2,300,000 shares of Common Stock to FIS for $25,300,000 if the Transaction is approved. In addition, Mr. Vattikuti has an employment agreement with the Company. Under the terms of Mr. Vattikuti’s employment agreement, if the Transaction is approved by shareholders and Mr. Vattikuti terminates his employment within 12 months of the closing of the Transaction, the Company would be obligated to pay him 2.99 times his current base salary of $500,000 per year plus the amount of his most recent bonus. Mr. Vattikuti did not receive a bonus in 2003. Mr. Vattikuti has agreed to vote all of his shares in favor of the Transaction. In addition, Mr. Vattikuti and The Rajendra B. Vattikuti Trust have granted FIS an irrevocable option to purchase their shares, subject to certain conditions, only if one of the following events occurs: (i) FIS terminates the Stock Purchase Agreement based on a knowing or intentional breach of the Stock Purchase Agreement by the Company and within ninety days thereafter an alternative transaction is entered into by the Company or recommended by the Board of Directors; (ii) the Board of Directors or the Special Committee recommends a change of control transaction; or (iii) the Stock Purchase Agreement is terminated because the Transaction was not approved by shareholders and within ninety days thereafter an alternative transaction is entered into by the Company or recommended by the Board of Directors.

      Mr. Douglas S. Land, a member of the Board of Directors, is the managing director of The Chesapeake Group, which will receive a $850,000 fee for providing financial advisory services to the Board of Directors relating to the Transaction.

Background and Reasons for the Transaction

      In January 2004, the Company became aware of a possible opportunity to provide extensive IT services to FIS. During January and February 2004, various discussions were held concerning the possibility of the Company providing FIS with IT services via the Company’s various delivery models, including its extensive offshore capability. During the course of these discussions, FIS expressed an interest in making an investment in the Company.

      Representatives of the Company discussed FIS’s interest with the Board of Directors on January 29, 2004, including FIS’s interest in making an investment and the need to recapitalize the Company to facilitate the potential investment.

      In January 2004, the Company’s Board of Directors appointed a special committee of disinterested directors (the “Special Committee”) comprised of Messrs. William C. Brooks, Ronald K. Machtley, John A. Stanley and Frank D. Stella to consider a possible investment by FIS and the recapitalization of the Company, including a possible transaction with CDR. The Special Committee was authorized to review, approve and make a recommendation to the Board of Directors as to the terms of a potential transaction with FIS and with regard to any proposal by the Company to CDR to acquire all or a portion of CDR’s interest in the Company.

      In January 2004, the Special Committee retained Dewey Ballantine LLP (“Dewey”) as its special counsel and retained Alvarez & Marsal, L.L.C. (“Alvarez”) as its financial advisor. The Special Committee discussed with representatives of Dewey the role of the Special Committee in the Transaction and the fiduciary obligations of the Special Committee.

      From January to April 2004, the representatives of the Company negotiated various terms and conditions, including economic and corporate governance terms, with FIS and CDR. The Special Committee held numerous meetings with representatives of Dewey and Alvarez to discuss the financial and legal aspects of the proposed Transaction. The Special Committee and its advisors also discussed certain issues currently facing the Company, including, among other things, the issues relating to the management and direction of the Company and the different perspectives among directors as to how best address those issues, and the Company’s underperformance relative to its peers in terms of stock and financial performance. The Special Committee and its advisors also considered the various alternatives available to the Company to address these issues, including, among other things, (i) taking no action, (ii) selling the Company to a strategic buyer or (iii) changing management.

      During that same period, the Special Committee and its advisors also consulted with, and utilized the services of, Butzel Long PC (“Butzel”), the Company’s regular counsel, and The Chesapeake Group, an investment banking firm. A Company director, Douglas S. Land, is the Managing Director of The Chesapeake Group. Also during this time, Alvarez received financial information from the Company, had discussions with Company management and prepared a variety of analyses of the financial aspects of the proposed Transaction for the Special Committee. In addition, representatives of the Company held discussions with FIS’s counsel, Morgan, Lewis & Bockius LLP, CDR’s counsel, Debevoise & Plimpton LLP, and Mr. Vattikuti’s counsel, Steptoe & Johnson LLP, during this period regarding the terms of the agreements relating to the Transaction (the “Transaction Agreements”) and revised drafts of those agreements were distributed on numerous occasions during this period.

      On April 25, 2004, the Special Committee held a meeting at which Alvarez made a presentation regarding the Transaction and Dewey described the other aspects of the Transaction. At the meeting, the Special Committee unanimously approved the Transaction and agreed to recommend that the Board of Directors approve the Transaction Agreements in substantially the form presented to the Special Committee. In reaching its decision to approve and recommend the proposed Transaction to the Board of Directors, in addition to the factors considered by the Board of Directors set forth below, the Special Committee also considered the following factors: (i) the Special Committee’s view that the Transaction, including the related changes in the governance of the Company, would better align the Board of Directors with respect to the management and direction of the Company; (ii) the price to be paid by FIS for the Common Stock and warrants to be acquired under the Stock Purchase Agreement; (iii) Alvarez’s financial presentations regarding the proposed financial aspects of the Transaction; (iv) the premium to be paid to CDR; and (v) the standstill provisions negotiated for the benefit of the public shareholders.

      At a meeting of the Board of Directors on April 26, 2004, the Board of Directors (i) concluded that the Transaction was fair to unaffiliated shareholders and was beneficial to the Company, (ii) approved the Transaction Agreements in substantially the form presented and (iii) resolved to recommend to the Company’s shareholders that they approve the Transaction.

      Before recommending the Transaction, the Board of Directors took into account a number of considerations, including but not limited to (i) the strategic, operational and financial advantages that could result from the Company’s association with FIS, including the provisions of the Master Services Agreement, (ii) the simplification of the Company’s capital and modification of its corporate governance structure, (iii) the extinguishment of the CDR governance rights and the new governance rights being granted to FIS, (iv) the terms and conditions of the Transaction Agreements, including a provision whereby, before shareholder approval of the Transaction and subject to FIS’ s right to match, the Special Committee could terminate the transactions with CDR and FIS to enter into a definitive agreement for a transaction to acquire more than 50%

of the Company if the Special Committee determines in good faith, after consultation with its financial and legal advisors, that such action is in the best interests of the Company and necessary to act in a manner consistent with its fiduciary duties, (v) the representations, warranties and covenants of FIS and CDR, and the terms of the Standstill and Shareholder Rights Agreement between the Company and FIS, and (vi) the recommendation by the Special Committee.

      At a meeting held on August 14, 2004, the Special Committee considered whether the Company should agree to reduce the purchase price paid by FIS under the Stock Purchase Agreement by up to $8,700,000 and to reallocate $2,500,000 of the monetary consideration received by CDR under the Recapitalization Agreement from cash to the promissory notes, while leaving the other substantive terms of the Transaction affecting the Company unchanged. After consideration of the factors considered by the Board of Directors described below, the Special Committee unanimously approved these changes in the terms of the Transaction and unanimously recommended that the Board of Directors approve them. At a subsequent meeting held the same day, the Board of Directors also considered whether the Company should agree to these changes, while leaving the other substantive terms of the Transaction affecting the Company unchanged. In unanimously approving the changes and the Transaction as amended, the Board of Directors considered the facts that the proposed change in the price paid by FIS was not significant in the context of the entire Transaction and that, in light of the reduction in cash required for the CDR stock exchange, the Company would have sufficient cash following completion of the Transaction to carry out its current business plans.

Scope of Services Pursuant to the Master Services Agreement

      Under the Master Services Agreement executed as of April 26, 2004, FIS on behalf of itself and all of its affiliates has agreed to purchase certain services to be provided by the Company over the period prior to June 30, 2009. FIS may terminate the Master Services Agreement any time after December 31, 2006 by notifying the Company of the termination and by paying certain liquidated damages. In addition, FIS may terminate the Master Services Agreement for cause or if the Transaction fails to close at the Special Meeting.

Certain Risks

      While the Board of Directors believes the Transaction is in the best interests of the Company and its shareholders, approval of the Transaction may have adverse effects which shareholders should consider. The following is not intended to be an all inclusive summary of all such effects but rather is intended to identify some of the potentially adverse effects that could result from the Transaction.

      Composition of the Company’s Board of Directors Following the Transaction. The Standstill and Shareholder Rights Agreement between the Company and FIS gives FIS the right to designate a minimum of three and a maximum of four members of the Board of Directors for five years from the date of the closing of the Transaction, except at any time when FIS owns less than 10% of the total number of votes that would be entitled to be cast in the election of directors of the Company or the occurrence of certain events related to a change of control. FIS has designated Frank Sanchez, William P. Foley, II and an unnamed independent director as its nominees to the Board of Directors. The Standstill and Shareholder Rights Agreement also requires the Company to amend its Bylaws to limit the size of the Board to 10 to 12 directors.

      The Recapitalization Agreement gives CDR the right to designate one member of the Board of Directors until CDR owns less than 1,000,000 shares of Common Stock or three years from the closing of the Transaction. For so long as CDR and its affiliates own directly or indirectly at least 1,000,000 shares of Common Stock and there is no nominee of CDR or its affiliates then serving as a director of the Company, CDR will have the right to designate one person to attend meetings of the Board of Directors as a non-voting observer.

      Pursuant to the Voting Agreement among Mr. Vattikuti, The Rajendra B. Vattikuti Trust and the Company, Mr. Vattikuti has the right to designate two nominees to the Board of Directors until the earlier to occur of (i) the date that is five years after the closing of the Transaction and (ii) the date on which Mr. Vattikuti and The Rajendra B. Vattikuti Trust own 10% or less of the Company. In addition, as a condition to the consummation of a separate transaction between Mr. Vattikuti and FIS whereby

Mr. Vattikuti has agreed to sell 2,300,000 shares of Common Stock to FIS, Mr. Vattikuti has entered into a voting agreement with FIS and agreed to vote his shares in favor of the FIS nominees and FIS has agreed to vote its shares, if acquired, in favor of two nominees selected by Mr. Vattikuti.

      As a result of the contractual agreements described above, immediately following the consummation of the Transaction, a majority of the new board will be designees of FIS, CDR or Mr. Vattikuti. Each of FIS, CDR and Mr. Vattikuti has agreed to vote in favor of the Company’s nominees to the Board of Directors for five years after the closing date. FIS’s voting obligation would not apply at any time during the five year period when FIS and its affiliates beneficially own 10% or less of the Company. CDR’s voting obligation would terminate earlier in the event that CDR owns less than one million shares of Common Stock or FIS and its affiliates beneficially own 10% or less of the Company. There is no provision for earlier termination of Mr. Vattikuti’s voting obligation.

      Diminished Ability to Sell the Company. Due to FIS’s large equity ownership, it may be difficult or even impossible for a third party to acquire the Company without the approval of FIS. Accordingly, approval of the Transaction could hinder any future sale of the Company.

      Limited Standstill Agreement. While the Standstill and Shareholder Rights Agreement provides for a limit on the amount of additional voting shares FIS and its affiliates may acquire in the future, FIS and its affiliates may still increase their beneficial ownership of voting shares to forty percent (40%) of all of the voting shares that are outstanding. In addition, the warrants to be issued to FIS in the Transaction, to the extent not exercised, will not be taken into account in computing FIS’s and its affiliates’ beneficial ownership of voting shares. FIS and its affiliates may therefore increase their equity position through the purchase of additional voting securities, magnifying the effects related to its larger equity interest as set forth in this Proxy Statement.

      Accounting Charge. As a result of the premium being paid to CDR under the Recapitalization Agreement, the Company expects to record a reduction to income available to Common Shareholders upon closing. The amount of the reduction is the difference between the value of the consideration being paid to CDR and the value of the securities being exchanged by CDR. While the amount of the reduction will depend on market conditions including the price of the Company’s stock as of the closing date, based on the closing price of the Company’s Common Stock as of Friday, July 30, 2004 which was $9.24 per share, the estimated reduction would be approximately $27 million, plus applicable expenses.

      Possible Management Entrenchment. FIS’s rights to acquire ownership through the Transaction of approximately 32.2% (including the shares of Common Stock issuable upon the exercise of the warrants to be issued to FIS in the Transaction) of the Common Stock, together with the commitments by FIS, CDR and Mr. Vattikuti to vote all of their shares of Common Stock in favor of the directors nominated by the Board of Directors in any election of directors of the Company, could make it difficult for third parties to cause a change in management of the Company, possibly leading to entrenchment of current management or other management selected by FIS, CDR and Mr. Vattikuti.

      Registration Rights. Subject to certain limitations in set forth in the Registration Rights Agreement, FIS and CDR can require the Company to register shares of Common Stock issued as part of the Transaction or issued upon the exercise of warrants issued pursuant to the Transaction on up to seven occasions. Pursuant to the Registration Rights Agreement, the Company is required to pay the costs of such registrations, excluding certain expenses. In addition, each of FIS and CDR have certain rights to include its securities in registrations initiated by the Company.

      Corporate Governance. Under the Standstill and Shareholder Rights Agreement, the affirmative vote of a majority of the FIS designated directors will be required for certain corporate action. In certain circumstances, FIS also has the right to veto the Board of Director’s selection of the Company’s Chief Executive Officer. In addition, the Transaction Agreements require the Company to use its best efforts to ensure that none of the directors designated by FIS, CDR and Mr. Vattikuti are removed from the Board without cause.

      Conditions and Termination. The consummation of the transactions contemplated by the Stock Purchase Agreement and the Recapitalization Agreement are subject to various conditions, including the approval of the Company’s shareholders. FIS is not required to consummate the transactions contemplated by the Stock Purchase Agreement if there has been a material adverse change in the Company’s business or if the representations and warranties of the Company are materially untrue as of the Closing Date. In the Amendment and Acknowledgement, the parties have confirmed that no state of facts, event, change or effect occurring on or before its date has caused any of such conditions not to be satisfied.

      Fees and Expenses. The Company is required to reimburse FIS and CDR for certain out of pocket fees and expenses incurred in connection with the Transaction up to $1,000,000 and $500,000, respectively. The Company has also agreed to reimburse Mr. Vattikuti and The Rajendra B. Vattikuti Trust for certain out of pocket fees and expenses incurred in connection with the Transaction up to $100,000. The Company estimates that the total fees and expenses that it will be required to pay in connection with the Transaction will be approximately $4,500,000. In the event shareholders fail to approve the Transaction, the Company is required to pay FIS $3,000,000 as a termination fee and to pay the fees and expenses of FIS, CDR and Mr. Vattikuti. In addition, the Company will pay a $3,000,000 termination fee if prior to the closing of the Transaction, the Stock Purchase Agreement is terminated for any reason other than: (i) a breach by FIS of the Stock Purchase Agreement or any Ancillary Agreement or (ii) the failure of the condition that there will have been no material adverse effect on the Company.

      Adoption of a Shareholder Rights Plan. A condition to closing the transactions contemplated by the Stock Purchase Agreement is the adoption of a shareholder rights plan. Such a plan could deter unsolicited offers for the Company and make it difficult or impossible for a potential acquiror to acquire the Company with the approval of the Board of Directors.

Pro Forma Ownership after Closing

      Set forth below is a table depicting the pro forma ownership of the Company’s Common Stock after the closing of the Transaction for FIS, CDR and Mr. Vattikuti. The percentages are based on the number of outstanding shares of Common Stock as of July 30, 2004. As of July 30, 2004, the Company had 26,916,753 shares of Common Stock outstanding.

			Percent of	Percent of
	Number of Shares	Number of Shares	Outstanding Shares	Outstanding Shares
	Beneficially	Assuming Exercise	Assuming No Exercise	Assuming Exercise
Name	Owned	of All Warrants	of Warrants	of All Warrants

FIS	11,000,000	15,000,000	29.25%	32.17%
CDR	2,000,000	7,000,000	5.30%	15.02%
Rajendra B. Vattikuti	6,311,759	6,311,759	16.78%	13.54%
Other Shareholders	18,304,997	18,304,997	48.67%	39.27%
Total	37,616,756	46,616,756	100%	100%

(1)	Assumes that only the warrants issued in the Transaction are exercised. It does not assume the exercise of any options outstanding under the Company’s 1996 Stock Option Plan.

Use of Proceeds

      The proceeds of the sale to FIS of 8,700,000 shares of Common Stock and warrants to purchase up to 4,000,000 shares of Common Stock are estimated to be $95,700,000 prior to deduction of applicable transaction costs. The Company will use the net proceeds along with other cash balances and the proceeds of any borrowings to complete the transactions contemplated by the Recapitalization Agreement with CDR.

Summary of the Stock Purchase Agreement

      The following summary of certain material terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement and its exhibits, which are incorporated by reference herein and attached as Appendix I (as amended by Appendix VI) to this Proxy

Statement. Capitalized terms not otherwise defined in this proxy statement have the meanings set forth in the Stock Purchase Agreement.

      The Company has agreed to sell to FIS, for the aggregate purchase price of $95,700,000, 8,700,000 shares of Common Stock and warrants to purchase 4,000,000 shares at exercise prices ranging from $15.00 per share to $24.00 per share.

      Representations and Warranties. The Stock Purchase Agreement contains certain representations and warranties of the Company and FIS. The Company has made representations and warranties regarding, among other things, its organization, capitalization, authority relative to the Stock Purchase Agreement, absence of conflicts between the Stock Purchase Agreement and the organizational documents or obligations of the Company, the absence of certain changes that could reasonably be expected to have a Material Adverse Effect and the absence of undisclosed liabilities. The Company has also made representations and warranties concerning the status of the Company’s (i) employee benefit plans, (ii) litigation, (iii) intellectual property, (iv) material contracts, (v) taxes, (vi) environmental matters, (vii) insurance, (viii) labor matters, (ix) disclosure of material facts, and (x) customer relations.

      FIS has made certain representations and warranties regarding, among other things, its organization, its authority relative to the Stock Purchase Agreement, the absence of conflicts between the Stock Purchase Agreement and its organizational documents or other obligations, the financing to effectuate the transactions contemplated by the Stock Purchase Agreement and its status regarding outstanding or threatened litigation.

      Covenants of the Company and FIS. The Company has made certain agreements concerning the conduct of the business between the signing of the Stock Purchase Agreement and the Closing, including agreements to preserve its relationships with its customers and suppliers, not to amend its Articles of Incorporation, Bylaws or other organizational documents, not to pay any dividend or make any distribution with respect to assets, not to redeem any of its capital stock or split its capital stock, not to incur any additional indebtedness other than in the ordinary course of business and not to cancel any material indebtedness, without the consent of FIS. In addition, the Company has agreed to allow FIS access to its books and records and to hold a meeting of its shareholders to vote on the Transaction. The Company has also agreed to adopt a shareholder rights plan to be effective immediately after the Closing.

      The Company and FIS have agreed to cooperate with each other in taking appropriate actions necessary to consummate the transactions contemplated by the Stock Purchase Agreement, including the issuance of any press releases and/or any filings with agencies or exchanges and the execution and delivery of any additional documents or conveyances.

      Conditions to Closing. The obligation of FIS to consummate the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction of certain conditions by the Company, including: (i) the receipt of a certificate signed by an officer of the Company certifying that the representations and warranties of the Company are true and correct in all material respects when made and as of the Closing Date, (ii) the receipt of a certificate signed by an officer of the Company certifying that the Company has complied with all of its obligations and covenants as required by the Stock Purchase Agreement, (iii) the execution of the Registration Rights Agreement, the Standstill and Shareholder Rights Agreement and each of the various agreements with Mr. Vattikuti, (iv) the adoption of a shareholder rights plan, (v) the reconstitution of the Board of Directors with three directors designated by FIS, (vi) the obtaining all of the applicable approvals and consents for the consummation of the transactions contemplated by Stock Purchase Agreement and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (vii) the approval by the shareholders of the Company of the Transaction, (viii) the consummation of the transactions contemplated by the Recapitalization Agreement, (ix) the receipt of an appropriate opinion of counsel to the Company, and (x) the payment of FIS’s transaction expenses up to approximately $1,850,000, $1,000,000 of which is to be paid by the Company and $850,000 of which is to be paid by Mr. Vattikuti, plus the fees of Michigan counsel to render a certain legal opinion. By entering into the Amendment and Acknowledgment, FIS confirmed that it cannot fail to consummate the transaction contemplated by the Stock Purchase Agreement based upon facts and events known to it as of the date of the Amendment and Acknowledgment.

      The obligation of the Company to consummate the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction of certain conditions by FIS, including: (i) the receipt of a certificate signed by an officer of FIS certifying that the representations and warranties of FIS are true and correct in all material respects when made and as of the Closing Date, (ii) the receipt of a certificate signed by an officer of FIS certifying that FIS has complied with all of its obligations and covenants as required by the Stock Purchase Agreement, (iii) the receipt of an opinion of counsel to FIS, (iv) the payment of the Purchase Price, (v) the Master Services Agreement, the Standstill and Shareholder Rights Agreement and the Voting Agreement among the Company, Mr. Vattikuti and The Rajendra B. Vattikuti Trust being in full force and effect, (vi) the obtaining all of the applicable approvals and consents for the consummation of the transactions contemplated by Stock Purchase Agreement and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (vii) the approval by the shareholders of the Company of the Transaction and (viii) consummation of the transactions contemplated by the Recapitalization Agreement.

      Termination. The Stock Purchase Agreement may be terminated at any time prior to the Closing Date by the written agreement of the Company and FIS. In addition, FIS may terminate the Stock Purchase Agreement if the Transaction fails to close by October 31, 2004 or if the Special Committee withdraws, modifies or changes its recommendation concerning the transactions contemplated by the Stock Purchase Agreement. The Company may terminate the Stock Purchase Agreement if the Transaction fails to close by October 31, 2004, or if the Special Committee has determined, after consultation with its financial and legal advisors, to terminate the transaction with FIS to enter into a definitive agreement with respect to a Company Superior Proposal concurrently with the termination of the Stock Purchase Agreement. The Company may terminate the Stock Purchase Agreement to enter into a definitive agreement with respect to a Company Superior Proposal only after (i) providing FIS with an opportunity for five business days to match such Company Superior Proposal and (ii) paying to FIS the $3,000,000 termination fee and up to $1,000,000 in expenses. The Company or FIS may terminate the Stock Purchase Agreement if the Company does not receive the requisite shareholder approval of the Transaction.

      In the event the Stock Purchase Agreement is terminated, all costs and expenses incurred in connection with the Stock Purchase Agreement and the consummation of the transactions contemplated thereby shall be paid by the party incurring such expenses except the Company shall bear and pay the costs and expenses in connection with the preparation, filing, printing and mailing of the Proxy Statement and the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If the Stock Purchase Agreement is terminated for any reason other than a breach by FIS or if there is a material adverse change in the business of the Company, the Company shall also pay FIS the $3,000,000 termination fee plus FIS’s transaction expenses up to $1,000,000.

      Indemnification. The Stock Purchase Agreement provides that the Company shall indemnify FIS against any Losses suffered by FIS resulting from the Company’s breach of any representation or warranty or failure to perform any covenant or agreement under the Stock Purchase Agreement or the Ancillary Agreements. However, the Company shall not indemnify FIS against any such losses for facts or events known to it as of the date of the Amendment and Acknowledgment. The Stock Purchase Agreement provides that FIS shall indemnify the Company against any Losses suffered by the Company resulting from FIS’s breach of any representation or warranty or failure to perform any covenant or agreement under the Stock Purchase Agreement or the Ancillary Agreements. Indemnification claims based on a breach of any representation or warranty are not available until the aggregate amount of a party’s indemnification claim exceeds $1,700,000, in which case indemnification is available for the full amount of the party’s Losses. Each party’s liability for indemnification claims is limited to the Purchase Price.

Summary of Standstill and Shareholder Rights Agreement

      The following summary of certain material terms of the Standstill and Shareholder Rights Agreement is qualified in its entirety by reference to the provisions of the Standstill and Shareholder Rights Agreement, which are incorporated by reference herein and attached as Appendix II to this Proxy Statement. Capitalized terms have the meanings set forth in the Standstill and Shareholder Rights Agreement.

      Corporate Governance. FIS is entitled to designate three directors to the Board of Directors (the “FIS Director(s)”). In addition, subject to applicable law and NASDAQ Rules or any other applicable stock exchange listing rules or requirements, FIS is entitled to have either (i) an FIS Director as a member of each committee of the Board or (ii) an FIS Director with observation rights to all meetings of such committee. FIS’s rights with respect to the committees of the Board do not apply to committees that are evaluating a transaction or relationship involving FIS or any of its affiliates.

      The Company is obligated to use its best efforts to cause the FIS Directors to be elected at each shareholder meeting at which directors are elected. If a FIS Director is not elected, the Company is obligated to take all action permitted by Law to appoint the FIS Director to the Board. The Company must use its best efforts to ensure that no FIS Director is removed without cause. The size of the Board of Directors may not be decreased to less than 10 members and may not be increased to more than 12 members without the consent of FIS.

      FIS’s rights with respect to the composition of the Board of Directors terminate (i) at any time when FIS does not own more than 10% of the Outstanding Voting Power or (ii) following the occurrence of certain events relating to a Change of Control.

      Consent Requirement. The vote of at least a majority of the FIS Directors is required (except (i) at any time when FIS does not own more than 10% of the Outstanding Voting Power, (ii) the approval or recommendation of a Change of Control Transaction or (iii) following a Change of Control Transaction) to approve the following actions:

(i) the issuance of Equity Securities, with certain exceptions;

(ii) the purchase or acquisition of stock or assets of another Person if the fair market value of the consideration to be paid by the Company would exceed $50 million in any fiscal year;

(iii) the sale, lease or other disposition of Company assets where the proceeds would exceed $25 million in any fiscal year;

(iv) a decision by the Company to enter into a new line of business;

(v) incurring indebtedness of more than $50 million or two times the Company’s earnings before interest, taxes, depreciation and amortization for the previous fiscal year;

(vi) the amendment or modification of the Company’s Articles of Incorporation or Bylaws that modifies, amends or is inconsistent with the terms of the Standstill and Shareholder Rights Agreement; or

(vii) making Capital Expenditures in any year in excess of the greater of 5% of the Company revenues for the previous year or $25 million.

      CEO Selection Veto. In the event the Board of Directors decides to appoint a new Chief Executive Officer, FIS has the right to veto up to two of the Board’s selections (except at any time when FIS does not own more than 10% of the Outstanding Voting Power or following a Change of Control Transaction).

      Subscription Rights. FIS has the right to purchase a pro rata share of the issuance of New Securities, subject to the Standstill Equity Limit (except when FIS does not own more than 10% of the Outstanding Voting Power, New Securities issued in connection with or following a Change of Control Transaction or New Securities which may be issued without the consent of FIS).

      Standstill Equity Limit. FIS and its affiliates may not directly or indirectly acquire Beneficial Ownership of more than 40% of the Company’s outstanding Voting Securities for five years from the Closing Date.

      Voting Restrictions. FIS is obligated to vote its Voting Securities in favor of the nominees designated by the Public Directors and against any proposal to amend the Company’s Articles of Incorporation or Bylaws that has not been approved by a majority of the Public Directors. For all other matters, FIS may vote its Voting Securities representing up to 28% of the Outstanding Voting Power in its sole discretion. FIS is obligated to vote its Voting Securities representing in excess of 28% of the Outstanding Voting Power in the same proportion as the Voting Securities cast by the Public Shareholders.

      All rights and obligations under the Standstill and Shareholder Rights Agreement terminate on the date that is five years from the closing date of the Transaction.

Summary of the Recapitalization Agreement

      The following summary of certain material terms of the Recapitalization Agreement is qualified in its entirety by reference to the provisions of the Recapitalization Agreement and its exhibits, which are incorporated by reference herein and attached as Appendix III (as amended by Appendix VI) to this Proxy Statement. Capitalized terms have the meanings set forth in the Recapitalization Agreement or its exhibits.

      The Company has agreed to exchange 200,000 shares of the Company’s Series A Preferred Stock, warrants to acquire 3,500,000 shares of Common Stock at an exercise price of $25 per share and warrants to acquire 1,800,000 shares of Common Stock at an exercise price of $31 per share for $177,500,000 in cash payable at Closing, 2,000,000 shares of Common Stock, warrants to purchase a total of 5,000,000 shares of Common Stock at an exercise price of $18 per share and unsecured, subordinated promissory notes in the aggregate amount of $17,500,000, due December 31, 2005.

      Representations and Warranties. The Recapitalization Agreement contains certain representations and warranties of the Company and CDR. The Company has made representations and warranties regarding, among other things, its organization, capitalization, authority relative to the Recapitalization Agreement and the absence of conflicts between the Recapitalization Agreement and the organizational documents or obligations of the Company.

      CDR has made certain representations and warranties regarding, among other things, its organization, its authority relative to the Recapitalization Agreement, the absence of conflicts between the Recapitalization Agreement and its organizational documents or other obligations and its title to the Series A Preferred Stock and the warrants being exchanged.

      Covenants of the Company and CDR. The Company and CDR have made certain covenants that neither will take any action that will make the representations and warranties untrue as of the Closing Date. The Company has agreed to reserve a sufficient amount of Common Stock for issuance in connection with the exercise of the warrants. The Company has also agreed to use its reasonable best efforts to cause the Common Stock issuable upon the exercise of the warrants to be listed with the NASDAQ National Market System or another national securities exchange.

      In accordance with the terms of the Recapitalization Agreement, CDR will have the right to designate one director to serve as a Class II director with a three year term from the date of the Company’s most recent annual meeting of shareholders. The Company is obligated to use its best efforts to ensure that CDR’s nominee is not removed without cause. For so long as CDR and its affiliates own directly or indirectly at least 1,000,000 shares of Common Stock and there is no nominee of CDR or its affiliates then serving as a director of the Company, CDR will have the right to designate one person to attend meetings of the Board of Directors as a non-voting observer.

      Under the Recapitalization Agreement, the Company has agreed, subject to certain limitations, for a period of three years after any director or officer of the Company nominated by CDR has ceased to serve in such capacity, to maintain in effect (either through the Company’s on-going policy of directors’ and officers’ insurance or through the purchase of one or more tail policies for covering each such former director) for the benefit of such individual the then current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to claims arising from or related to facts or events that occurred at or before the time such individual ceased or ceases to serve in such capacity.

      Under the Recapitalization Agreement, CDR has agreed that it and its affiliates, among other things, (i) will vote all their Common Stock in favor of the nominees designated by the Company’s directors other than the directors designated by FIS and its affiliates, Mr. Vattikuti and his affiliates, and CDR and its affiliates (the “Public Directors”), (ii) with respect to any proposal to amend the Company’s Articles of Incorporation or Bylaws, will vote all their Common Stock against any such proposal that has not been approved by a majority of the Public Directors, (iii) will not call, or support any person in seeking to call, any special meeting of the Company’s shareholders, (iv) will not seek or vote to remove, without cause, any member or members of the Board of Directors of the Company and (v) will not solicit, obtain, hold or vote the written proxies of any other shareholders of the Company. The foregoing CDR obligations will remain in effect commencing from the closing of the Transaction until the earliest of (a) the date that is five years after such closing, (b) the date FIS and its affiliates no longer beneficially own more than 10% of the outstanding shares of any class of capital stock of the Company which are entitled to vote generally in the election of directors and (c) CDR and its affiliates do not own at least one million shares of Common Stock.

      The Company and CDR have agreed to use their reasonable best efforts, in full cooperation and good faith, to take all action and to do all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by the Recapitalization Agreement.

      Conditions to Closing. The obligation of CDR to consummate the transactions contemplated by the Recapitalization Agreement are subject to the satisfaction of certain conditions by the Company, including: (i) that the representations and warranties of the Company are true and correct in all material respects, (ii) that the Company has complied with all of its obligations and covenants as required by the Recapitalization Agreement, (iii) there is no injunction or law which would prohibit consummation of the transactions contemplated by the Recapitalization Agreement, (iv) the consummation of the transactions contemplated by the Stock Purchase Agreement, (v) approval of the Transaction by the shareholders of the Company, (vi) the receipt of appropriate opinions of counsel to the Company and (vii) the payment of CDR’s transaction expenses up to a maximum of $500,000.

      The obligation of the Company to consummate the transactions contemplated by the Recapitalization Agreement is subject to the satisfaction of certain conditions by CDR, including: (i) that the representations and warranties of CDR are true and correct in all material respects, (ii) that CDR has complied with all of its obligations and covenants as required by the Recapitalization Agreement, (iii) that there is no injunction or law which would prohibit consummation of the transactions contemplated by the Recapitalization Agreement, (iv) the approval of the shareholders of the Company of the Transaction, (v) the consummation of the transactions contemplated by the Stock Purchase Agreement and (vi) the resignation of the members of the Board of Directors nominated by CDR, other than the one director designated by CDR who will remain on the Board of Directors.

      In addition, at the closing of the Transaction, the following agreements will terminate and all rights and obligations thereunder will be of no further force or effect: (i) the Stock Purchase Agreement, dated as of March 17, 2000, among the Company, CDR and CDR-Cookie Acquisition VI-A, L.L.C., (ii) the Voting Agreement, dated as of March 17, 2000, among Mr. Vattikuti, The Rajendra B. Vattikuti Trust, CDR and CDR-Cookie Acquisition VI-A, L.L.C., (iii) the Consulting Agreement, dated as of March 17, 2000, by and between the Company and Clayton, Dubilier & Rice, Inc., and (iv) the Registration Rights Agreement, dated as of April 20, 2000, among the Company, CDR and CDR-Cookie Acquisition VI-A, L.L.C. At the closing of the Transaction, the Indemnification Agreement, dated as of April 20, 2000, by and between the Company, CDR, CDR-Cookie VI-A, L.L.C. and Clayton, Dubilier & Rice, Inc., will be amended to limit certain of the Company’s indemnification obligations thereunder to obligations relating to events or service, action or failures to act by the indemnitees prior to the closing of the Transaction.

      Termination. The Recapitalization Agreement may be terminated at any time prior to the closing of the Transaction by the written consent of the Company, CDR and FIS. In addition, CDR or the Company may terminate the Recapitalization Agreement if the transactions contemplated have not closed on or before October 31, 2004. The Recapitalization Agreement terminates automatically if the Stock Purchase Agreement is terminated.

      Indemnification. The Company and CDR will each indemnify and hold the other harmless from and against any and all losses as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the other in the Recapitalization Agreement.

Summary of Registration Rights Agreement

      Pursuant to the Registration Rights Agreement, which is incorporated by reference and attached as Appendix IV, FIS and CDR may demand that the Company use its best efforts to register for sale in a public offering the shares of Common Stock issued pursuant to the Stock Purchase Agreement, the Recapitalization Agreement or upon the exercise of any warrants issued in the Transaction or additional Common Stock acquired in the future by FIS, CDR or their respective affiliates; provided, that the Company is not required to effect such a demand under certain circumstances. FIS may demand four such registrations and CDR may demand two such registrations (or three such registrations if CDR has exercised warrants to purchase at least 2,000,000 shares of Common Stock).

      In addition, if at any time the Company proposes to register any of its securities, with certain exceptions, under the Securities Act of 1933, either for its own account or the account of any other shareholder, and the registration form to be used may be used for the registration of secondary sales, the Company must use its best efforts to include, at FIS’s or CDR’s request, any shares that FIS or CDR want to sell.

      The expenses of selling shareholders in connection with any registration of securities under the Registration Rights Agreement (other than any underwriting discounts) will be paid by the Company.

Summary of Voting Agreement

      The following summary of certain material terms of the Voting Agreement is qualified in its entirety by reference to the provisions of the Voting Agreement, which are incorporated by reference herein and attached as Appendix V (as amended by Appendix VI) to this Proxy Statement. Capitalized terms have the meanings set forth in the Voting Agreement.

      Covenants. Mr. Vattikuti and The Rajendra B. Vattikuti Trust have each agreed, that for five years from the Closing, to vote in favor of the nominees for the Board of Directors selected by the Board of Directors. For all other matters, Mr. Vattikuti and The Rajendra B. Vattikuti Trust will vote his or its shares of Common Stock in the same proportion as the shares of Common Stock are voted by the Company’s other shareholders excluding CDR and FIS.

      Mr. Vattikuti and The Rajendra B. Vattikuti Trust may not enter into any agreement or other arrangement with FIS to transfer any of their shares of Common Stock to any other purchaser. Further, Mr. Vattikuti and The Rajendra B. Vattikuti Trust may not enter into any binding agreement or arrangement to join in or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with any other purchaser including FIS for the purpose of acquiring, holding, voting or disposing of their shares of Common Stock.

      The Company has agreed to cause the Board of Directors to nominate two persons designated by Mr. Vattikuti for the election to the Board of Directors, one of whom shall be Mr. Vattikuti. If the nominees designated by Mr. Vattikuti are not elected to the Board of Directors, the Company is obligated to take all actions permitted by law to cause them to be appointed to the Board of Directors. Further, the Company has agreed to use its best efforts to ensure that no designee of Mr. Vattikuti is removed from the Board of Directors without cause. The Company’s obligations with respect to Mr. Vattikuti’s nominees terminate when Mr. Vattikuti and The Rajendra B. Vattikuti Trust collectively own 10% or less of the Company’s outstanding voting capital stock or the date that is five years from the closing date of the Transaction.

      Subscription Rights. Mr. Vattikuti and The Rajendra B. Vattikuti Trust each has the right to purchase a pro rata share of the issuance of New Securities until either the date on which they cease to own any shares of Common Stock or the date five years from the closing date of the Transaction.

      Fees and Expenses. The Company has agreed to pay up to $100,000 of the expenses of Mr. Vattikuti and The Rajendra B. Vattikuti Trust.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors has reviewed and considered the terms and conditions of the Transaction and believes that the Transaction is fair to, and advisable and in the best interests of, the Company and its unaffiliated shareholders and has unanimously approved the Transaction and unanimously recommends that shareholders vote “for” approval of the Transaction.

      The Board of Directors, in recommending shareholder approval of the Transaction, considered a number of factors. Although no particular factor was deemed to be more highly weighted than any other factor, the following factors were considered:

a) the issues raised by the CDR governance and related rights;

b) the issues relating to the management and direction of the Company and the different perspectives among directors how to best address those issues;

c) value to be unlocked by the new relationship with FIS;

d) the termination of the CDR’s governance and related rights other than its rights to designate one director following closing, and the grant of new governance rights to FIS;

e) the premium being paid to CDR and the fact that the benefits to be gained from the Transaction justified the payment of such a premium;

f) the terms of the Master Services Agreement and the potential opportunity to obtain substantial future business from FIS;

g) the financial, strategic and operational advantages that could result from the Company’s association with FIS;

h) the terms of the Stock Purchase Agreement;

i) the terms of the Recapitalization Agreement and the opportunity to simplify the Company’s capital structure;

j) the terms of the Standstill and Shareholder Rights Agreement; and

k) the Special Committee’s unanimous recommendation to the Board of Directors.

      Shareholders should consider, in conjunction with this recommendation, that there may be certain anti-takeover and management entrenchment effects of the Transaction as well as certain other consequences that could adversely affect the interests of shareholders other than FIS, CDR or Mr. Vattikuti.

      THE BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS UNAFFILIATED SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” APPROVAL OF THE TRANSACTION.

DESCRIPTION OF THE COMMON STOCK

      The Company is authorized to issue up to 200,000,000 shares of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends that may be declared by the Company’s Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription or redemption rights and there are no conversion or similar rights with respect to such shares. The outstanding shares of Common Stock are fully paid and nonassessable.

DESCRIPTION OF THE WARRANTS TO BE ISSUED TO FIS

      If the Transaction is approved, a total of four warrants will be issued each covering 1,000,000 shares of Common Stock. The exercise prices and terms are as follows:

(i) $15.00 per share with a term of 5 1/2 years from closing

(ii) $17.50 per share with a term of 5 1/2 years from closing

(iii) $20.50 per share with a term of 6 years from closing

(iv) $24.00 per share with a term of 6 years from closing

      Each warrant may be exercised by FIS in whole or in part by payment of the appropriate Exercise Price or in the alternative, FIS may elect to perform a cashless exercise. The warrant exercise price will be adjusted for common stock dividends, stock splits and the issuance of additional shares of Common Stock at less than the then current market price.

DESCRIPTION OF THE WARRANTS TO BE ISSUED TO CDR

      If the Transaction is approved, the Company will issue a warrant to CDR to purchase 5,000,000 shares of Common Stock at an exercise price of $18.00 per share. The warrant expires five years from closing.

      Each warrant may be exercised by CDR in whole or in part by payment of the appropriate Exercise Price or in the alternative, CDR may elect to perform a cashless exercise. The warrant exercise price will be adjusted for common stock dividends, stock splits and the issuance of additional shares of Common Stock at less than the then current market price.

DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP

OF COVANSYS COMMON STOCK

      This table indicates how much Common Stock the executive officers and directors beneficially owned as of July 30, 2004. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by him.

	Shares of	Options
	Common Stock	Exercisable		Percent of
Name	Beneficially Owned	Within 60 Days		Outstanding Voting Shares(1)

Ned C. Lautenbach	0	5,000	(2)	*
Rajendra B. Vattikuti	8,611,759	0		24.2%
Martin C. Clague	12,000	162,500		*
William C. Brooks	0	24,700		*
Kevin J. Conway	0	5,000	(2)	*
Douglas S. Land	235,382	80,250		*
Ronald K. Machtley	0	32,500		*
John A. Stanley	10,000	52,900		*
Frank D. Stella	67,915	30,500		*
David H. Wasserman	0	5,000	(2)	*
James S. Trouba	0	0		*
Sivaprakasam Velu	61,922	33,225		*
Stephen B. Nicholas	9,694	6,775		*
Directors and Executive Officers as a group (13 persons)	9,008,672	438,350		25.3%

*	Less than 1% of the outstanding voting shares of Common Stock.

(1)	Percentages are based on a total of 35,612,405 shares comprised of 26,916,753 shares of Common Stock and 8,695,652 shares of Series A Voting Convertible Preferred Stock on an as-converted basis, outstanding as of July 30, 2004.

(2)	These options are held by Clayton, Dubilier & Rice, Inc., a company that employs and is partially owned by the named persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      Set forth below are the name, address, stock ownership and voting power of each person, or group of persons, other than those listed in the preceding section relating to director and officer ownership, known by us as of July 30, 2004, to own beneficially more than five percent of our outstanding Common Stock or any series of voting preferred stock as derived from Schedules 13G filed by such persons or groups in 2004.

	Number of Shares	Percent of
	Beneficially	Outstanding Shares	Percent of
Name and Address	Owned	by Class	Voting Power(1)

Common Stock
Mack-Per-Wolf Company(2)	2,496,820	9.3%	7.0%
310 S. Michigan Ave., Suite 2600 Chicago, IL 60604

Series A Voting Convertible Preferred Stock
CDR-Cookie Acquisition, L.L.C.(3)	200,000	100.0%	24.5%
375 Park Avenue New York, NY 10152

(1)	Based on a total of 35,612,405 shares comprised of 26,916,753 shares of Common Stock and 8,695,652 shares of Series A Voting Convertible Preferred Stock on an as-converted basis, outstanding as of July 30, 2004.

(2)	Beneficial ownership as of December 31, 2003. Mac-Per-Wolf Company is a parent holding company filing on behalf of its subsidiaries PWMCO, LLC, a registered broker dealer and investment adviser and Perkins, Wolf, McDonnell and Company, LLC, a registered investment adviser.

(3)	CDR-Cookie Acquisition, L.L.C. (“CDR”) shares voting and dispositive power over the shares with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI”) and CD&R Investment Associates VI, Inc. (“Associates VI Inc.”). As the sole member of the CDR, Fund VI may be deemed to be the beneficial owner of the shares. By virtue of its position as general partner of Fund VI, Associates VI may be deemed to be the beneficial owner of the shares. By virtue of its position as general partner of Associates VI, Associates VI Inc. may be deemed to be the beneficial owner of the shares. Each of Fund VI, Associates VI and Associates VI Inc. disclaim beneficial ownership of the shares.

Voting Agreements

      Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust and FIS have entered into a Shareholders’ Agreement pursuant to which, and subject to the consummation of the Transaction, Mr. Vattikuti and The Rajendra B. Vattikuti Trust agreed to vote their shares in favor of the election of the three directors designated by FIS to the Company’s Board of Directors in accordance with the Stock Purchase Agreement. FIS has agreed to vote its shares in favor of the election of Mr. Vattikuti and his nominee to the Board of Directors. The voting agreement will terminate when a party is no longer entitled to designate a nominee(s) to the Board of Directors.

      Under a separate voting agreement dated as of March 17, 2000, that will terminate upon the consummation of the Transaction, Mr. Vattikuti has agreed to vote his shares in favor of three directors nominated by CDR to the Company’s Board of Directors and CDR has agreed to vote its shares in favor of the election of Mr. Vattikuti to the Board of Directors.

SHAREHOLDER PROPOSALS

      Shareholders that want to present a proposal to be considered at the 2005 annual meeting should send the proposal to Brett Pynnonen, Secretary of Covansys Corporation at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 2004.

DIRECTIONS TO BUTZEL LONG P.C.

Appendix I

STOCK PURCHASE AGREEMENT
by and between
COVANSYS CORPORATION
and
FIDELITY INFORMATION SERVICES, INC.
as Purchaser
Dated as of April 26, 2004

APPENDIX I

STOCK PURCHASE AGREEMENT

ARTICLE 1 STOCK PURCHASE		I-5
1.1	Sale and Purchase of the Shares	I-5
1.2	Closing	I-5
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		I-5
2.1	Organization	I-5
2.2	Capitalization	I-6
2.3	Authorization and Validity of Agreement	I-6
2.4	No Violations; Consents and Approvals	I-7
2.5	SEC Reports and Financial Statements	I-7
2.6	Absence of Certain Changes	I-8
2.7	Absence of Undisclosed Liabilities	I-8
2.8	Information in Proxy Statement	I-8
2.9	Employee Benefit Plans; ERISA	I-8
2.10	Litigation; Compliance with Law	I-9
2.11	Intellectual Property	I-9
2.12	Material Contracts; Registration Rights Agreements	I-10
2.13	Taxes	I-10
2.14	Environmental Matters	I-11
2.15	Shareholder Approval	I-11
2.16	Brokers	I-11
2.17	Insurance	I-11
2.18	Labor Matters, etc.	I-12
2.19	Disclosure	I-12
2.20	Takeover Statutes	I-12
2.21	Customers; Liability for Defective Services	I-12
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER		I-12
3.1	Organization	I-12
3.2	Authorization; Validity of Agreement	I-13
3.3	Consents and Approvals; No Violations	I-13
3.4	Information in Proxy Statement	I-13
3.5	Financing	I-13
3.6	Brokers	I-13
3.7	Litigation; Compliance with Law	I-13
3.8	Knowledge	I-14
ARTICLE 4 COVENANTS OF THE COMPANY		I-14
4.1	Covenants of the Company	I-14
4.2	Access and Information	I-15
4.3	Shareholders’ Meeting; Proxy Statement	I-15
4.4	Notification of Certain Matters	I-16
4.5	Press Releases; Interim Public Filings	I-16
4.6	Listing	I-16

4.7	Periodic Information	I-16
4.8	New Shareholders	I-16
4.9	Shareholder Rights	I-16
4.10	No Solicitation by the Company	I-17
ARTICLE 5 COVENANTS OF THE COMPANY AND THE PURCHASER		I-18
5.1	Public Announcements	I-18
5.2	Further Actions	I-18
5.3	Further Assurances	I-18
ARTICLE 6 CONDITIONS PRECEDENT		I-18
6.1	Condition to Obligations of Each Party	I-18
6.2	Conditions to Obligations of the Purchaser	I-19
6.3	Conditions to Obligations of the Company	I-20
ARTICLE 7 TERMINATION		I-20
7.1	Termination	I-20
7.2	Effect of Termination	I-21
ARTICLE 8 INDEMNIFICATION		I-21
8.1	Indemnification by the Company	I-21
8.2	Indemnification by the Purchaser	I-22
8.3	Indemnification Procedures	I-22
8.4	Remedies	I-22
8.5	Tax Treatment of Adjustments	I-23
8.6	Survival	I-23
ARTICLE 9 INTERPRETATION; DEFINITIONS		I-23
9.1	Definitions	I-23
ARTICLE 10 MISCELLANEOUS		I-28
10.1	Fees and Expenses	I-28
10.2	Severability	I-28
10.3	Specific Enforcement	I-29
10.4	Entire Agreement	I-29
10.5	Counterparts	I-29
10.6	Notices	I-29
10.7	Amendments; Waivers, etc.	I-30
10.8	Cooperation	I-30
10.9	Successors and Assigns	I-30
10.10	Transfer of Shares; Legend on Shares, etc.	I-30
10.11	Governing Law, etc.	I-31
10.12	No Inconsistent Agreements	I-32
10.13	No Third Party Beneficiaries	I-32
10.14	Replacement of Share Certificates	I-32

Exhibit 1.1(b)	Form of Warrants
Exhibits 6.2(c)(i)	Registration Rights Agreement
Exhibits 6.2(c)(ii)	Standstill Agreement
Exhibits 6.2(c)(iii)	Vattikuti Purchase Agreement
Exhibits 6.2(c)(iv)	Vattikuti Voting Agreement
Exhibits 6.2(c)(v)	Vattikuti Standstill Agreement
Exhibit 6.2(d)	Matters to be Addressed in Legal Opinion of Butzel Long, P.C.
Exhibit 6.3(c)(i)	Matters to be Addressed in Legal Opinion of Morgan, Lewis & Bockius LLP
Exhibit 6.3(c)(ii)	Matters to be Addressed in Legal Opinion of the Purchaser’s Michigan Counsel

STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 26, 2004, is entered into by and among Fidelity Information Services, Inc., an Arkansas corporation, as purchaser (the “Purchaser”), and Covansys Corporation, a Michigan corporation (the “Company”).

RECITALS:

      A. Subject to the approval of the Transactions by the holders of a majority of the shares of the Company’s common stock, without par value (the “Common Stock”), present at an annual or special meeting of the Company’s shareholders at which approval of the Transactions is discussed (the “Shareholder Meeting”) duly convened by the Board of Directors of the Company (the “Board” and such approval, the “Shareholder Approval”) and pursuant to the terms and conditions hereof, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company at the Closing an aggregate of 8,700,000 shares, as adjusted for any combinations, splits or adjustments thereto between the date of this Agreement and the Closing (the “Shares”) of Common Stock and warrants (the “Warrants”) to purchase an additional 4,000,000 shares of Common Stock (the “Warrant Shares”) of the Company.

      B. The Board, based on the unanimous recommendation of the Special Committee, has approved, and deems it advisable and in the best interests of the shareholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; and

      C. The Company has, as of the date hereof, entered into an agreement (the “Master Services Agreement”) with the Purchaser, pursuant to which the Company has agreed to provide to the Purchaser and its Affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement;

      D. The Company has entered into a Recapitalization Agreement (the “Recapitalization Agreement”), dated as of April 26, 2004, by and between CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (“CDR”) and the Company, pursuant to which CDR has agreed to exchange 200,000 shares of the Company’s Series A Voting Convertible Preferred Shares and warrants to acquire 3,500,000 million shares of Common Stock at an exercise price of $25 per share and 1,800,000 million shares of Common Stock at an exercise price of $31 per share, for receipt from the Company of $180 million in cash, a promissory note in the amount of $15,000,000, 2,000,000 shares of the Company’s Common Stock, and warrants to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $18 per share;

      E. At the Closing (defined below), the Company, CDR and the Purchaser will into a Registration Rights Agreement, by and among CDR, the Purchaser and the Company, conferring certain rights upon the Purchaser and CDR to have shares of the Company’s securities registered under the Securities Act of 1933;

      F. The Purchaser, Mr. Rajendra B. Vattikuti (“RBV”) and the Rajendra B. Vattikuti Trust dated October 19, 1990, as amended and restated on February 1, 1995 (the “RBV Trust”), have entered into a Common Stock Purchase Agreement dated as of April 26, 2004 (the “Vattikuti Stock Purchase Agreement”), pursuant to which the Purchaser has agreed to purchase from RBV and the RBV Trust, and RBV and the RBV Trust have agreed to sell to the Purchaser, an aggregate of 2,300,000 shares of Common Stock;

      G. The Purchaser, RBV and the RBV Trust have entered into a Shareholder’s Agreement dated April 26, 2004 by and among the Purchaser, RBV, and the RBV Trust (the “Vattikuti Shareholder’s Agreement”);

      H. The Company, RBV and the RBV Trust have entered into a Voting Agreement dated April 26, 2004 by and among the Company, RBV and the RBV Trust (the “Vattikuti Voting Agreement”); and

      I. The Company and the Purchaser have entered into a Standstill and Shareholder Rights Agreement dated April 26, 2004 between the Company and the Purchaser (the “Standstill Agreement”).

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

ARTICLE 1

STOCK PURCHASE

      1.1     Sale and Purchase of the Shares. Subject to the terms and conditions hereof, at the Closing, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, for an aggregate purchase price of $104,400,000.00 (the “Purchase Price”), the Shares and the Warrants.

      1.2     Closing.

      (a) Time and Place of Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 7 hereof, the closing of the purchase and sale of the Shares and Warrants (the “Closing”) shall take place at the offices of Butzel Long, P.C., at 10:00 A.M., Eastern Standard Time, on the second Business Day after the satisfaction or waiver of all of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The “Closing Date” shall be the date the Closing occurs.

      (b) Transactions at the Closing. At the Closing, subject to the terms and conditions of this Agreement:

(i) The Company will deliver to the Purchaser one or more certificates registered in the name of the Purchaser representing the Shares;

(ii) The Company will deliver to the Purchaser the Warrants in substantially the form of Exhibit 1.1(b); and

(iii) The Purchaser will pay to the Company the Purchase Price, by wire transfer of immediately available funds to an account or accounts which have been designated by the Company to the Purchaser at least five Business Days prior to the Closing Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in (i) the Company disclosure schedule (which shall set forth with reasonable specificity by reference to Sections of this Agreement the disclosure matters contained therein) delivered on or prior to the date hereof (the “Company Disclosure Schedule”) or (ii) the Company SEC Documents filed with the SEC and publicly available prior to the date hereof and in any amendments filed with respect thereto prior to the date hereof (the “Filed Company SEC Documents”), the Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

      2.1     Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted, except where the failure of any Subsidiary to be in good standing would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed in the aggregate would not have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is in breach or violation of any of its articles or certificate of incorporation, bylaws or other organizational documents. The Company has previously delivered to the Purchaser a complete and correct copy of each of its restated articles of incorporation, as amended (the “Articles of Incorporation”)

and Bylaws, as currently in effect. Schedule 2.1 of the Company Disclosure Schedule sets forth a complete and correct list of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization.

      2.2     Capitalization.

      (a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 Shares of Preferred Stock. At the close of business on March 31, 2004: (i) 26,852,244 shares of Common Stock were issued and outstanding; (ii) 13,247,454 shares of Common Stock were reserved for issuance pursuant to the 1996 Stock Option Plan and the Employee Stock Purchase Plan, of which 2,926,752 shares are subject to outstanding options to purchase Common Stock (the “Company Stock Options”); (iii) 200,000 Shares of Series A Preferred Stock, the only series of Preferred Stock that has been designated, were issued and outstanding; and (iv) warrants to purchase 5,300,000 shares of Common Stock (the “CD&R Warrants”) were issued and outstanding. As of the Closing, there are no outstanding shares of Series A Preferred Stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Common Stock which may be issued upon exercise of the Company Stock Options, conversion of the Preferred Stock, exercise of the CD&R Warrants or exercise of the Warrants will be, when issued in accordance with their terms and their respective governing documents, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as expressly provided in this Agreement and except for changes since March 31, 2004 resulting from the issuance of shares of Common Stock upon exercise of Company Stock Options granted prior to the date hereof pursuant to the Plans, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other Voting Securities of the Company, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or Voting Securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries or any obligation of the Company or any of its Subsidiaries to issue, or cause to be issued, any capital stock, Voting Securities or securities or options convertible into or exchangeable or exercisable for capital stock or Voting Securities of the Company, (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or options other than those described in the second sentence of this Section 2.2(a) and (z) there are no voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

      (b) The Shares to be issued at the Closing and the Warrants have been duly authorized by all necessary corporate action on the part of the Company, and at the Closing the Shares to be issued at Closing will have been validly issued and, assuming payment therefor has been made in accordance with this Agreement, will be fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive or subscription rights of any other shareholder or other holder of securities convertible into capital stock of the Company. At the Closing, the Warrant Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and the Company shall have validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the Warrants. Assuming payment therefor has been made, upon exercise of the Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, and will not be subject to preemptive or subscription rights of any other shareholder of the Company.

      (c) All of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company’s Subsidiaries are beneficially owned, directly or indirectly, by the Company and neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person (other than any Subsidiaries of the Company), or is obligated to make any capital contribution to or other investment in any such Person.

      2.3     Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate, subject to the Shareholder Approval as contemplated by Section 6.3 hereof, the transactions contemplated for the Closing and the transactions contemplated by the Ancillary Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly recommended by the Special Committee and duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company and, except for the Shareholder Approval, the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, is a valid and binding obligation of the Company in accordance with its terms. Each Ancillary Agreement to which the Company is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the counterparties thereto, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      2.4     No Violations; Consents and Approvals.

      (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or to the imposition of any Lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, or any lease, license, contract, agreement, plan or other instrument or obligation, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any Laws applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clause (ii) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect on the Company.

      (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a “Governmental Authority”) or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) the Shareholder Approval, (ii) pursuant to applicable requirements under the Exchange Act, Nasdaq listing requirements and the HSR Act, and (iii) such other consents, approvals, authorizations, and notifications, of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made in the aggregate would not have a Material Adverse Effect on the Company.

      2.5     SEC Reports and Financial Statements.

      (a) Since December 31, 2001, the Company has timely filed with the SEC all forms and documents required to be filed by it under the Securities Act and the Exchange Act (collectively, the “Company SEC Documents”). As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the applicable rules and regulations of the SEC thereunder.

      (b) The consolidated financial statements included in the Company SEC Documents (such financial statements, including the notes thereto, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The Filed Company SEC Documents contain the consolidated balance sheet of the Company dated as of and as at December 31, 2003 (the “Balance Sheet”)

and the consolidated statements of income, consolidated statements of cash flow and consolidated statements of stockholders’ equity for the year ended December 31, 2003.

      2.6     Absence of Certain Changes. Since the date of the Balance Sheet, (i) no event, occurrence, fact, condition, change, development or effect exists or has occurred or is threatened that, individually or in the aggregate, has had or would have a Material Adverse Effect on the Company (other than a Material Adverse Effect resulting primarily and directly from the announcement of the transactions contemplated hereby and compliance by the Company with the terms of this Agreement, or solely from the failure by the Company to meet internal projections or forecasts due to causes that would not otherwise constitute a Material Adverse Effect); (ii) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practices and (iii) the Company and its Subsidiaries have not taken any action that if, taken after the date hereof would constitute a breach of any of the provisions of Article 6.

      2.7     Absence of Undisclosed Liabilities. Except for liabilities that would not in the aggregate have a Material Adverse Effect on the Company, the Company and its Subsidiaries do not have any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company (or reflected on the notes thereto) prepared in accordance with GAAP consistently applied with the financial statements and balance sheets contained in the Filed Company SEC Documents.

      2.8     Information in Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to Company shareholders and at the time of the Shareholder Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Purchaser specifically for inclusion in the Proxy Statement.

      2.9     Employee Benefit Plans; ERISA.

      (a) Each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each employment agreement, collective bargaining agreement, consulting agreement, severance agreement, bonus, incentive or deferred compensation, stock option or other equity based, severance, termination, change in control, retention, employment, vacation, medical, dental, life, disability, death benefit, other welfare, profit-sharing, retirement, pension, post-retirement benefits, or other compensation or benefit plan, agreement, policy or arrangement in respect of which the Company or any of its Subsidiaries has any material liability (collectively, the “Plans”) has been filed with the Filed Company SEC Documents. Except as disclosed in the Filed Company SEC Documents, the Company has not incurred or become subject to any material liability under Title I or IV of ERISA, the penalty or excise tax provisions of the Code relating to employee plans or any similar Laws of a foreign jurisdiction. To the knowledge of the Company, no condition exists or event has occurred that presents a risk to the Company of incurring or becoming subject to any such material liability.

      (b) All amounts payable under the Plans are deductible for federal income tax purposes and none of the Company and its Subsidiaries will, as a result of the transactions contemplated by this Agreement (either alone or together with other events), make or become obligated to make any “excess parachute payment” as defined in Section 280G of the Code. No current or former employee, director, agent, independent contractor or officer of the Company or any Subsidiary is or will become entitled to any severance pay or unemployment compensation, or any additional or new compensation, benefits or other compensatory payment or an increase in the amount of any compensation, benefits or other compensatory payment in connection with or as a result of the consummation of the transactions contemplated by this Agreement. The preceding sentence shall not apply to agents or independent contractors of the Company or any Subsidiary who do not perform services for customers of the Company or such Subsidiary in the ordinary course of the Company’s or such Subsidiary’s business. Neither the vesting nor the timing of the payment of any such compensation, benefit or other compensatory payment in respect of any such employee or director has been or will be accelerated in connection with or as a result of the consummation of the transactions contemplated by this Agreement.

      2.10     Litigation; Compliance with Law.

      (a) There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation (as defined below) pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Company or any such Subsidiary, would have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect on the Company. “Litigation” means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

      (b) The Company and each of its Subsidiaries are in compliance with all material Laws applicable to them, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance with such Laws. The Company and each of its Subsidiaries has all material licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons (collectively, “Permits”) that are required in order to permit each to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect on the Company; provided that “Permits” shall not include any consents, authorizations, waivers, orders, approvals or other actions by any Government Authorities to which the Company provides services under Contracts in the ordinary course of its business. All such Permits are in full force and effect and the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c) There is no Litigation pending or, to the knowledge of the Company, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect on the Company.

      2.11     Intellectual Property.

      (a) The Company and its Subsidiaries own (beneficially and as of record), or possess valid and legally enforceable licenses to use all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to, their business and operations as currently conducted (the “Company Intellectual Property”).

      (b) The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe any Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has actual knowledge of, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of, any such current infringement, except, in each case, for such infringements as in the aggregate would not have a Material Adverse Effect on the Company. To the knowledge of the Company, no Person is infringing or allegedly infringing any Intellectual Property of the Company or its Subsidiaries. As of the date hereof, no claim or demand of any Person has been made or, to the knowledge of the Company or any Subsidiary, threatened, nor is there any Litigation that is pending or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or any Subsidiary in respect of any Company Intellectual Property, or (ii) asserts that the Company or any Subsidiary is infringing any Intellectual Property, except in each case for such challenges, assertions or claims that in the aggregate would not have a Material Adverse Effect on the Company. None of the Company Intellectual Property is or has been the subject of any Litigation within the last five years, whether or not resolved in favor of the Company or any Subsidiary.

      (c) Except as would not in the aggregate have a Material Adverse Effect on the Company, all Owned Software, when delivered or made available to customers does not contain any viruses or defects that would prevent it from performing in all respects the tasks and functions that it was intended to perform.

      (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or creation of any Lien on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such losses and such Liens in the aggregate would not have a Material Adverse Effect on the Company.

      2.12     Material Contracts; Registration Rights Agreements.

      (a) Schedule 2.12(a) of the Disclosure Schedule sets forth a complete and accurate list of Contracts that would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, if such Annual Report were required to be filed on the date hereof, a copy of each of which Contract has been made available to the Purchaser (the “Material Contracts”).

      (b) Each of the Material Contracts is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person, except for such failures to be in full force and effect and such conflicts, violations, breaches or defaults as in the aggregate would not have a Material Adverse Effect on the Company.

      (c) Schedule 2.12(c) of the Company Disclosure Schedule sets forth a complete and accurate list of each Contract the Company has entered into with any Person, pursuant to which Contract such Person has the right to request or to cause the Company to effect registrations under the Securities Act of Equity Securities held by such Person (each, a “Registration Rights Agreement”) and the number of demand registration rights outstanding thereunder on the date hereof. On or prior to the date hereof the Company has provided the Purchaser a complete and accurate copy of each such Registration Rights Agreement. There are no agreements between Rajendra B. Vattikuti and the Company with respect to employment, share ownership, indemnification, standstill, equity or voting matters other than the Employment Agreement dated March 17, 2000, the Subscription Agreement dated April 20, 2000, the Indemnification Agreement dated April 20, 2000.

      2.13     Taxes.

      (a) Each of the Company, its Subsidiaries, and any Consolidated Group (as defined below) has timely filed all material Tax Returns (as defined below) required to be filed by it and has timely paid all Taxes shown on such Tax Returns, and all such Tax Returns are correct and complete in all material respects. All material Taxes required to be withheld by the Company or any of its Subsidiaries have been timely withheld and so paid to the proper taxing authority or properly set aside in accounts for such purpose.

      (b) No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Return of any of the Company, its Subsidiaries or any Consolidated Group. Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment from any taxing authority with respect to any material liabilities for income or other Taxes which has not been fully paid or finally settled.

      (c) There is no liability for Taxes for which the Company or any of its Subsidiaries would be held liable solely by reason of Section 1.1502-6 of the Treasury Regulations or any comparable provisions of any other Tax law or as a successor or transferee. Neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing, allocation, indemnity or other similar agreement or arrangement entered into with any person (other than the Company and its Subsidiaries).

      (d) “Consolidated Group” shall mean any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is a member. “Tax Returns” shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns, and any amendments to any of the foregoing, relating to Taxes.

      2.14     Environmental Matters.

      (a) Except as would not have a Material Adverse Effect on the Company:

(i) each of the Company and its Subsidiaries is in compliance in all respects with all applicable Environmental Laws pertaining to any of the properties and assets of the Company or any of its Subsidiaries and, to the knowledge of the Company, no violation by the Company or any of its Subsidiaries is being alleged of any applicable Environmental Law relating to any of their respective properties and assets or the use or ownership thereof, or to their respective businesses and operations;

(ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or taken any action that will result in, and neither the Company nor any of its Subsidiaries is subject to, any liability or obligation on the part of the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under, or about the properties or assets currently owned, leased, operated or used by the Company or any of its Subsidiaries, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, leak, emission, or other manner of release of any Hazardous Materials; and

(iii) the Company has disclosed and made available to the Purchaser all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under or about properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, leaked, emitted, or otherwise released by the Company or any of its Subsidiaries or any other Person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of the Company or any of its Subsidiaries, or their respective businesses and operations.

      (b) “Environmental Law” means any foreign, federal, state or local law, regulation, rule, ordinance or case law relating to pollution or protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment and including laws pertaining to the protection of the health and safety of employees. “Hazardous Materials” means any substance or material that is classified or regulated as “hazardous” or “toxic” pursuant to any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls and petroleum.

      2.15     Shareholder Approval. Except for the Shareholder Approval, no vote of or approval by the Company’s shareholders or the Board is required under the rules of NASDAQ, the MBCA, the Articles of Incorporation or the Bylaws of the Company to approve this Agreement, the issuance to the Purchaser of the Shares or the consummation of any of the other transactions contemplated hereby or in any of the Ancillary Agreements.

      2.16     Brokers. Except for Alvarez & Marsal LLC and The Chesapeake Group, Inc., a complete and accurate copy of each engagement letter, or a complete and accurate description of the understanding between the Company and each entity if an engagement letter is unavailable, of which has been provided to the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, that is or will be payable by the Company or any of its Subsidiaries.

      2.17     Insurance. The Company and its Subsidiaries maintain insurance policies with reputable carriers with such coverages as are reasonable and customary for companies engaged in business of the type engaged in by the Company. Such policies are in full force and effect, and all premiums due thereon have been paid. The

Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies.

      2.18     Labor Matters, etc. Neither the Company nor any of its Subsidiaries is a party to or bound by and none of their respective employees is subject to any collective bargaining agreement, memorandum of understanding or other written document relating to the terms and conditions of employment for any group of employees, and there are no labor unions or other organizations representing or purporting or attempting to represent any employees employed by any of the Company and its Subsidiaries. Since December 31, 2002, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation with respect to any employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failures so to comply that individually or in the aggregate would not have a Material Adverse Effect on the Company.

      2.19     Disclosure. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no material information relating to the Company and its Subsidiaries, taken as a whole, that has not been disclosed to the Purchaser prior to the date hereof (or after the date hereof, as to any fact arising or that becomes known after the date hereof).

      2.20     Takeover Statutes. Prior to the date hereof, each of the Board and the Company have taken all necessary action such that no “business combination,” “Fair price,” “Moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each, a “Takeover Statute”) applicable to the Company or any of its Subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the MBCA, is applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2.21     Customers; Liability for Defective Services. Since December 31, 2003, other than in the ordinary course of business, the Company (a) to its knowledge has not received any notice, and has no reason to believe, that any material customer of the Company (i) has ceased to purchase, will cease to purchase, or has terminated or will terminate any contract in respect of the purchase of, services provided by the Company, or (ii) has materially reduced or will materially reduce the purchase of services provided by the Company, or (b) has not adopted any plan or policy or agreed or otherwise made any commitment (regardless of whether such agreement or commitment would constitute an enforceable obligation or contract under applicable law) to permit or suffer any material customer of the Company to materially reduce the price it will pay for any services of the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as disclosed in the Purchaser disclosure schedule (which shall set forth with reasonable specificity by reference to the Sections of this Agreement the disclosure matters therein) delivered on or prior to the date hereof (the “Purchaser Disclosure Schedule”), Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

      3.1     Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Arkansas, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Purchaser is not in breach or violation of any of its articles of incorporation, Bylaws or other organizational documents.

      3.2     Authorization; Validity of Agreement. Purchaser and each of its Affiliates has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and by the Ancillary Agreements to which it is a party. The execution, delivery and performance by Purchaser and each of its Affiliates of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by Purchaser or such Affiliate and no other proceedings on the part of the Purchaser or such Affiliate are necessary to authorize the execution and delivery of this Agreement by Purchaser or any Ancillary Agreement by Purchaser or any of its Affiliates, and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Purchaser and is Purchaser’s valid and binding obligation enforceable against it in accordance with its terms. Each Ancillary Agreement to which Purchaser or any of its Affiliates is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the Affiliate of Purchaser and the counterparties thereto, will constitute a valid and binding obligation of such Affiliate of Purchaser enforceable against such Affiliate of Purchaser in accordance with its terms.

      3.3     Consents and Approvals; No Violations.

      (a) Neither the execution and delivery by the Purchaser of this Agreement or the Ancillary Agreements to which the Purchaser or its Affiliates is a party, nor the consummation by the Purchaser or its Affiliates of the transactions contemplated hereby or thereby, will (i) violate any provision of Purchaser’s or such Affiliates’ articles of incorporation or Bylaws, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Purchaser or such Affiliates is a party or by which any of Purchaser’s or such Affiliates’ assets may be bound or (iii) conflict with or violate any Laws applicable to either Purchaser or such Affiliates or any of such Purchaser’s or such Affiliates’ properties or assets; except in the case of clause (ii) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect on the Purchaser or such Affiliates.

      (b) Assuming that the representation and warranty of the Company set forth in Section 2.4(b) is true and correct, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except (i) pursuant to the applicable requirements under the HSR Act, (ii) applicable requirements under the Exchange Act, and (iii) such other consents, approvals, authorizations and notifications of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made would not have a Material Adverse Effect on the Purchaser.

      3.4     Information in Proxy Statement. None of the information supplied in writing by the Purchaser specifically for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.5     Financing. Purchaser currently has and will have on the Closing Date, sufficient immediately available funds to pay (through existing credit facilities or otherwise) the Purchase Price.

      3.6     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser, that is or will be payable by the Company or any of its Subsidiaries.

      3.7     Litigation; Compliance with Law.

      (a) There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation pending or, to the knowledge of the Purchaser or any of its Affiliates, threatened, against the Purchaser any of its

Affiliates, any of their Subsidiaries or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Purchaser or any of its Affiliates, would reasonably have a Material Adverse Effect on the Purchaser or any of its Affiliates. Neither the Purchaser, nor any of its Subsidiaries nor any of its Affiliates is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect on the Purchaser or any of its Affiliates.

      (b) The Purchaser is in compliance in all material respects with all Laws applicable to it, and the Purchaser has not received any notice alleging noncompliance. The Purchaser has all Permits that are required in order to permit it to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect on the Purchaser. All such Permits are in full force and effect and the Purchaser is in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c) There is no Litigation pending or, to the knowledge of the Purchaser, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Purchaser, it has not received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have or result in a Material Adverse Effect on the Purchaser. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect on the Purchaser.

      (d) The Purchaser is purchasing the Shares, the Warrants and the Warrant Shares solely for investment, with no intention to resell such securities in contravention of the Securities Act.

      3.8     Knowledge. Neither the Purchaser nor, to the knowledge of the Purchaser, any party acting on its behalf has any information or knowledge that makes them believe that the Company’s representations and warranties set forth in Article 2 of this Agreement are not true and correct in all material respects as of the date hereof.

ARTICLE 4

COVENANTS OF THE COMPANY

      4.1     Covenants of the Company. During the period from the date of this Agreement and continuing until the Closing, the Company agrees as to itself and its Subsidiaries that, except as (i) set forth in Schedule 4.1, (ii) to the extent that the Purchaser otherwise consents in writing, (iii) required by Law, (iv) mandatorily required by any Plan, or (v) specifically required by this Agreement, the Ancillary Agreements or the Transactions:

(a) Reasonable Efforts. The Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to preserve the relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries.

(b) Other Transactions. The Company will not, nor will it permit any of its Subsidiaries to, do any of the following (except as otherwise expressly provided herein):

(i) amend its Articles of Incorporation, Bylaws or other organizational documents (except to comply with the terms of this Agreement and consummate the transactions contemplated herein and for immaterial amendments to the certificate of incorporation or bylaws of any of the Company’s Subsidiaries, provided such amendments in no way adversely affect the Purchaser or the rights granted to the Purchaser hereunder);

(ii) declare or pay any dividend or make any distribution with respect to the assets of the Company and its Subsidiaries;

(iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon exercise of options issued prior to the date hereof under a Company Stock Option Plan), or any option or warrant or right relating thereto;

(iv) split, combine or reclassify any shares of its capital stock;

(v) incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice (except as incurred in connection with acquisitions to the extent permitted hereby) and in an aggregate amount that would not be material to the Company and its Subsidiaries, taken as a whole;

(vi) take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Article 2;

(vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

(viii) enter into any agreement or take any action in violation of the terms of this Agreement or any Contract that would be required to be set forth on Schedule 2.12 if in effect on the date hereof;

(ix) agree, whether in writing or otherwise, to do any of the foregoing.

      4.2     Access and Information. So long as this Agreement remains in effect, prior to the Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives to) give the Purchaser and its representatives, reasonable access during reasonable business hours to all of the respective properties, assets, books, contracts, commitments, reports and records relating to the Company and its Subsidiaries, and furnish to the Purchaser all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as the Purchaser shall from time to time reasonably request. The Company will use reasonable efforts to keep the Purchaser generally informed as to the affairs of the business of the Company and its Subsidiaries and shall consult with the representatives of the Purchaser on material matters pertaining to the Business.

      4.3     Shareholders’ Meeting; Proxy Statement.

      (a) As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC, and the Purchaser shall cooperate with the Company in such preparation and filing, the Schedule 14A in which the Proxy Statement shall be included. The Company will use its reasonable best efforts, after consultation with the Purchaser, to respond promptly to any comments made by the SEC with respect to the Schedule 14A or the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC, as promptly as practicable following such filing. The Company will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be mailed to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall include in the Proxy Statement the recommendation of the Board (acting upon the recommendation of the Special Committee) that shareholders of the Company approve the Transactions, unless such recommendation has been withdrawn or modified as permitted by Section 4.10.

      (b) The Company shall, as soon as practicable, in accordance with applicable law and the Articles of Incorporation and the Bylaws of the Company, duly call, set a record date for, give notice of, convene and hold the Shareholder Meeting for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Shareholder Meeting. The Company shall, through its Board (acting upon the recommendation of the Special Committee), recommend that its shareholders approve the Transactions and shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval thereof, unless such recommendation has been withdrawn or modified as permitted by Section 4.10.

      (c) If at any time prior to the Closing Date any event relating to the Company or any of its Affiliates, or its, or its Affiliates’, respective officers, directors or shareholders, is discovered which should be set forth in an amendment of, or a supplement to such Schedule 14A or the Proxy Statement, the Company shall promptly so inform the Purchaser and will furnish all necessary information to the Purchaser relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      (d) The Company will immediately notify the Purchaser of the receipt of any comments from the SEC concerning any of the filings described in this Section 4.3. All filings with the SEC and all mailings to the Company’s shareholders in connection with the Purchaser, including the Proxy Statement, shall be subject to the prior review and comment by the Purchaser, and with respect to matters pertaining to the Purchaser, the approval of the Purchaser. No such filing or mailing shall be made without the prior consent of the Purchaser.

      (e) If at any time prior to the Closing Date any event relating to the Purchaser or any of its Affiliates, or its, or its Affiliates’, respective officers, directors or shareholders is discovered which should be set forth in an amendment of, or a supplement to, such Schedule 14A or the Proxy Statement, the Purchaser shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      4.4     Notification of Certain Matters. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of the Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at the Closing, (ii) any material failure of the Company, or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would have a Material Adverse Effect on the Company or Purchaser or any of its Affiliates, or cause a breach of Section 4.1; provided, however, that any failure to provide such notice pursuant to this Section 4.4 shall not constitute a separate breach of the terms of this Agreement.

      4.5     Press Releases; Interim Public Filings. The Company shall deliver to the Purchaser complete and correct copies of all press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press release and public filings refer in any way to the Purchaser or its Affiliates, they shall be subject to the prior review and comment of the Purchaser.

      4.6     Listing. The Company shall use its reasonable best efforts to cause the Shares to be listed or otherwise eligible for trading on the Nasdaq National Market System or another national securities exchange.

      4.7     Periodic Information. For so long as the Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Shares with the information specified in Rule 144A(d) under the Securities Act.

      4.8     New Shareholders. The Company agrees to use commercially reasonable efforts to cause any Person or “group” (as defined in the Exchange Act) that acquires ten percent or more of the Company’s Voting Securities from the Company or an Affiliate in a merger, stock purchase (other than in an underwritten public offering) or other business combination to, enter into an agreement to vote their shares of capital stock so as to effectuate the Purchaser’s rights under the Standstill and Shareholder Rights Agreement between the Company and the Purchaser (the “Purchaser Standstill Agreement”).

      4.9     Shareholder Rights. The Board shall take all reasonably necessary action such that, effective immediately after the Closing, the Company shall have adopted a shareholder rights plan (or “poison pill”) in compliance with the provisions of Section 6.2(g).

      4.10     No Solicitation by the Company.

      (a) From the date of this Agreement until the Closing Date, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit or initiate (including by way of furnishing non-public information), or take any other action designed to solicit or initiate, any inquiries or the making of any proposal which constitutes either a Company Takeover Proposal or an Alternative Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or Alternative Proposal. Notwithstanding the foregoing, however, if the Special Committee determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable Law, the Company may, in response to any Company Takeover Proposal that the Special Committee in good faith believes is reasonably likely to lead to delivery of a Company Superior Proposal, which Company Superior Proposal was not solicited by it and does not otherwise result from a breach of this Section 4.10 and, subject to providing prior notice of any such proposal or any such request for non-public information and of its decision to take such action to the Purchaser, (x) furnish information with respect to the Company and its Subsidiaries to any person inquiring about or making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal, as the case may be.

      (b) Except as expressly permitted by this Section 4.10, neither the Board, the Special Committee nor any other committee shall (i) withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board or such committee of the Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or Alternative Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal or Alternative Proposal, unless, in the case of clauses (i) and (ii), the Special Committee determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable Law. Notwithstanding the foregoing provisions of this Section 4.10(b), prior to the approval of the Transactions by the Company’s shareholders at the Shareholder Meeting, the Special Committee, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable Law, may terminate this Agreement solely to enter into a definitive agreement with respect to any Company Superior Proposal, but only at a time that is after the fifth Business Day following the Purchaser’s receipt of written notice advising them that the Special Committee is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal (all of which information will be kept confidential by the Purchaser in accordance with the provisions of Section 4.12 of the Standstill Agreement), and only if the Company has not received, prior to the end of the fifth Business Day after the Company has provided such notice, the Purchaser’s written undertaking to consummate a transaction on terms and conditions that are at least as favorable to the Company as those that are applicable to the Company Superior Proposal.

      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.10, the Company shall advise the Purchaser of any request for information or of any Company Takeover Proposal or Alternative Proposal, within one Business Day after the Company’s receipt of such request or such Company Takeover Proposal or Alternative Proposal, as the case may be, and the material terms and conditions of such request or such Company Takeover Proposal or Alternative Proposal.

      (d) Nothing contained in this Section 4.10 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders if, in the good faith judgment of the Special Committee or the Board (acting upon the recommendation of the Special Committee), after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

ARTICLE 5

COVENANTS OF THE COMPANY AND THE PURCHASER

      5.1 Public Announcements.

      (a) On the date hereof, the Company and the Purchaser shall jointly prepare a press release by the Company, satisfactory in form and substance to each of them, announcing (i) the general terms of the transactions contemplated hereby and (ii) the general reasons for the transactions contemplated hereby.

      (b) Prior to the Closing, except as required by applicable Law or by the rule and regulation of any applicable stock market or stock exchange, no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of the other parties.

      5.2     Further Actions. From the date hereof to the Closing, each party agrees to use its reasonable best efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation: (i) filing or supplying all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law, (ii) obtaining all Consents and Governmental Approvals necessary or appropriate to be obtained by it in order to consummate transactions contemplated hereby and thereby, (iii) obtaining the Shareholder Approval of the Transactions and (iv) coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

      5.3     Further Assurances. Following the Closing, each party shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by another party hereto, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby. Neither party will alter, revise or amend any of the Ancillary Agreements to which either of them is a party from the date of this Agreement through the Closing Date without the express written consent of the other party.

ARTICLE 6

CONDITIONS PRECEDENT

      6.1 Condition to Obligations of Each Party. The obligation of the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements to which each is a party shall be subject to the fulfillment of the following conditions on or prior to the Closing Date (any or all of which may be waived, in whole or in part, in writing to the extent permitted by applicable Law):

(a) No Injunction, etc. Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law. No Governmental Authority shall have enacted any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and no proceeding with respect to the application of any such applicable Law to such effect shall be pending.

(b) Consents. Any applicable waiting period under the HSR Act with respect to the purchase of the Shares shall have expired or been terminated, and all Governmental Approvals and all Consents required to be obtained for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and remain in full force and effect.

(c) CD&R Transaction. Each of the CD&R Agreements shall remain in full force and effect and the CD&R Transaction shall have been consummated not later than the time of the Closing hereunder.

(d) Approval of Shareholders. The Transactions shall have been approved by the requisite vote of the shareholders of the Company in accordance with the rules of NASDAQ and the applicable provisions of the MBCA.

      6.2     Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment on or prior to the Closing Date (or waiver by the Purchaser) of the following additional conditions, which the Company agrees to use its reasonable best efforts to cause to be fulfilled:

(a) Representations, Performance, etc. The representations and warranties of the Company contained herein and in the Ancillary Agreements to which the Company is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and at and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with prior to the Closing by the Company under this Agreement and the Purchaser shall have received a certificate signed by an officer of the Company to such effect.

(c) Ancillary Agreements. Each of the Registration Rights Agreement, the Standstill Agreement and each of the RBV Agreements shall be in full force and effect, in substantially the forms attached as Exhibits 6.2(c)(i)-(v) respectively, except as modified pursuant to Section 5.3 of this Agreement.

(d) Opinions of Counsel. On or prior to the Closing Date, the Purchaser shall have received an opinion of counsel, dated the Closing Date, from Butzel Long, counsel to the Company in form and substance reasonably satisfactory to the Purchaser and its counsel and addressing the items set forth on Exhibit 6.2(d).

(e) Corporate Proceedings. The Purchaser shall have received a certificate, dated the Closing Date, executed by the Secretary of the Company certifying as of the Closing Date (i) that attached thereto is (x) a true and correct copy of the Articles of Incorporation, as amended to that date, (y) a true and correct copy of the Bylaws of the Company, as amended to that date, (z) a true and correct copy of resolutions of the Board or a duly authorized committee thereof authorizing the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) that the documents described in clauses (x), (y) and (z) are in full force and effect and have not been amended, modified or supplemented, and (iii) as to the incumbency of the officers of the Company executing this Agreement, any Ancillary Agreement or any documents or instruments executed in connection herewith.

(f) Other Parties. (i) No Person or “group” (as defined in the Exchange Act) other than (A) Rajendra Vattikuti, (B) CD&R-Cookie Acquisition, L.L.C., with respect to the items that will be exchanged in the CD&R Transaction, and (C) the Purchaser, shall have acquired beneficial ownership (as defined in Rule 13d-3 and 13d-5 of the Exchange Act) of more than 15% of the outstanding Voting Securities, and (ii) no Person shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination involving the Company.

(g) Shareholders’ Rights Plan. The Company shall have adopted a Shareholders’ Rights Plan, in form and substance that is customary and reasonable, after consultation in good faith and mutual agreement with the Purchaser (such agreement not to be unreasonably withheld by the Purchaser) and taking into account the rights and obligations of the Purchaser under the Standstill Agreement.

(h) Board of Directors. The Board of Directors shall consist of ten persons and shall include three designees of the Purchaser.

(i) Transaction Expenses. The Purchaser’s reasonable transaction expenses shall have been paid to the Purchaser in an amount not to exceed $1,850,000 plus the fees of Michigan counsel to render the legal opinion contemplated by Section 6.3(c)(ii).

(j) Absence of Material Adverse Effect. There shall have been no Material Adverse Effect on the Company, which, for purposes of this Section 6.2(j), shall not include any changes in general economic conditions or changes in the industry in which the Company operates.

      6.3     Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment (or waiver by the Company), on or prior to the Closing Date, of the following additional conditions, which the Purchaser agrees to use its reasonable best efforts to cause to be fulfilled:

(a) Representations, Performance, etc. The representations and warranties of the Purchaser contained herein and in the Ancillary Agreements to which it is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Company shall have received a certificate of the Purchaser to such effect.

(b) Performance of Obligations of the Purchaser. The Purchaser shall have performed or complied with all obligations and covenants required to be performed or complied with prior to the Closing by the Purchaser under this Agreement and the Company shall have received a certificate of the Purchaser to such effect.

(c) Opinions of Counsel. On or prior to the Closing Date, the Company shall have received an opinion of counsel, dated the Closing Date, from Morgan, Lewis & Bockius LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Company and its counsel and addressing the items set forth on Exhibit 6.3(c)(i). On or prior to the Closing Date, the Company shall also have received an opinion of counsel, dated the Closing Date, from Michigan counsel selected by the Purchaser and reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company and its counsel and addressing the items set forth on Exhibit 6.3(c)(ii).

(d) Funding of Purchase Price. The Purchaser shall have delivered to the Company the amount of the Purchase Price to be paid at the Closing.

(e) Vattikuti Voting Agreement. The Vattikuti Voting Agreement shall remain in full force and effect, except as modified pursuant to Section 5.3 of this Agreement.

(f) Ancillary Agreements. Each of the Standstill Agreement and the Master Services Agreement shall remain in full force and effect, except as modified pursuant to Section 5.3 of this Agreement.

ARTICLE 7

TERMINATION

      7.1     Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the written agreement of the parties hereto;

(b) by the Purchaser by written notice to the Company if (i) any of the conditions set forth in Section 6.1 or 6.2 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Eastern Standard Time on October 31, 2004 (“Termination Date”), unless such failure shall be due to the failure of the Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing or, (ii) the Special Committee, at any time prior to the consummation of the Closing, withdraws, modifies or changes its recommendation of the Transaction or this Agreement and the transactions contemplated hereby in a manner adverse to the Purchaser, or shall have resolved to do any of the foregoing;

(c) by the Special Committee by written notice to the Purchaser if (i) any of the conditions set forth in Section 6.1 or 6.3 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. Eastern Standard Time on the Termination Date, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing, or (ii) the Special Committee, in accordance with the terms of Section 4.10(b), has determined to enter into a definitive agreement with respect to a Company Superior Proposal concurrently with the termination of this Agreement pursuant to this Section 7.1(c)(ii); provided, however that the Company may not terminate this agreement pursuant to this Section 7.1(c)(ii) unless it has paid to the Purchaser the Termination Fee or the Expenses pursuant to Section 10.1.

(d) by either Purchaser or the Special Committee, if the Transactions shall not have received Shareholder Approval as required by applicable Laws at the Shareholder Meeting.

      7.2     Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, written notice thereof shall forthwith be given by the terminating party or parties, specifying the provisions hereof pursuant to which such termination is effected, and this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in Section 10.1 and except for any liability resulting from such party’s breach of this Agreement.

ARTICLE 8

INDEMNIFICATION

      8.1     Indemnification by the Company.

      (a) The Company covenants and agrees to defend, indemnify and hold the Purchaser and its Affiliates (the “Purchaser Indemnitees”) harmless from and against, and pay or reimburse Purchaser Indemnitees for, any and all Losses (whether attributable in whole or in part to the acts or omissions of a Purchaser Indemnitee, except to the extent resulting from a Purchaser Indemnitee’s willful conduct or gross negligence) incurred by such Purchaser Indemnitee resulting from or arising out of either:

(i) any breach of any representation or warranty made by the Company in any provision of this Agreement or under any Ancillary Agreement or in connection herewith or therewith; or

(ii) any failure of the Company to perform any covenant or agreement hereunder or under any Ancillary Agreement or to fulfill any other obligation in respect hereof or thereof.

      (b) (i) Except with respect to Losses described by Section 8.1(a)(ii), the Company shall not be required to indemnify Purchaser Indemnitees unless the aggregate amount of all claims against the Company under this Section 8.1 exceeds $1.7 million, in which event the Purchaser Indemnitees shall be entitled to make a claim against the Company for the full amount of any Losses, and (ii) the liability of the Company under this Section 8.1 shall not exceed the Purchase Price.

      8.2     Indemnification by the Purchaser.

      (a) The Purchaser covenants and agrees to defend, indemnify and hold the Company harmless from and against, and pay or reimburse the Company for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Company, except to the extent resulting from the willful conduct or gross negligence of the Company) incurred by the Company resulting from or arising out of:

(i) any breach in any representation or warranty made by the Purchaser herein or under any Ancillary Agreement, or in connection herewith or therewith; or

(ii) any failure of the Purchaser to perform any covenant or agreement hereunder or under any Ancillary Agreement, or fulfill any other obligation in respect hereof or thereof.

      (b) (i) Except with respect to Losses described by Section 8.2(a)(ii), the Purchaser shall not be required to indemnify the Company unless the aggregate amount of all claims against the Purchaser under this Section 8.2 exceeds $1.7 million, in which event the Company shall be entitled to make a claim against the Purchaser for the full amount of any Losses, and (ii) the liability of the Purchaser under this Section 10.2 shall not exceed the Purchase Price.

      8.3     Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall (at the expense of such Indemnifying Party) assume the defense of any claim or any litigation resulting therefrom, provided, that, (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party’s Tax liability or its ability to conduct its businesses, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand, at the sole expense of the Indemnifying Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Article 8 and the records of each shall be available to the other with respect to such defense.

      8.4     Remedies. Except in the case of fraud, the remedies provided in this Article 8 constitute the exclusive remedy of each party indemnified under this Article 8 for any and all Losses alleged to have been incurred in connection with this Agreement or any Ancillary Agreement.

      8.5     Tax Treatment of Adjustments. The Purchaser and the Company agree to treat any indemnity payment made pursuant to Section 8.1 or 8.2 as an adjustment to the Purchase Price for all Tax purposes.

      8.6     Survival. The representations and warranties and all indemnification obligations contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

(a) except as set forth in subsections (b) and (c) below, the representations and warranties contained in Articles 2 and 3 (and the indemnification obligations in respect thereof under clauses (i) of Section 8.1(a) and 8.2(a)), shall survive for twelve months following the Closing Date (except with respect to claims for Losses incurred within such period that have been filed within 30 days of the termination of such period);

(b) the representations and warranties contained in Sections 2.5 shall continue until the expiration of the statute of limitations applicable to the matters covered thereby;

(c) the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.20, 3.1, 3.2, 3.3 and 3.6 shall survive without limitation; and

(d) the indemnification obligations under clauses (ii) of Section 8.1(a) and 8.2(a) shall survive with respect to any covenant covered thereby for the period such covenant is in force and effect.

ARTICLE 9

INTERPRETATION; DEFINITIONS

      9.1     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement); provided, that for purposes of this Agreement only, the Company and its directors and executive officers shall not be deemed to be Affiliates of the Purchaser, Rajendra Vattikuti or any third party conducting a proxy solicitation with respect to the Company.

Agreement: is defined in the introductory paragraph to this Agreement.

Alternative Proposal: any bona fide third party proposal with respect to a direct or indirect acquisition or purchase of a business that constitutes 20% of net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 20% of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

Ancillary Agreement: any of the Registration Rights Agreement, the Master Services Agreement, the RBV Agreements, or the Standstill Agreement.

Articles of Incorporation: is defined in Section 2.1.

Balance Sheet: is defined in Section 2.5(b).

Board: is defined in the recitals to this Agreement.

Business: the business of the Company and its Subsidiaries.

Business Day: any day on which banking institutions are open in the City of New York.

CD&R Agreements: the Recapitalization Agreement dated as of April 26, 2004 between the Company and CDR, the Consent and Termination Agreement dated as of April 26, 2004 by and among RBV, the RBV Trust and CDR-Cookie Acquisition L.L.C.

CD&R Transaction: the transactions contemplated by the CD&R Agreements.

Change of Control Transaction: (i) any direct or indirect acquisition or purchase by any Person of (A) a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of any class of securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

Closing: is defined in Section 1.2(a).

Closing Date: is defined in Section 1.2(a).

Code: the Internal Revenue Code of 1986, as amended.

Common Stock: is defined in the recitals to this Agreement.

Company: is defined in the introductory paragraph to this Agreement.

Company Disclosure Schedule: is defined in the introductory paragraph to Article 2.

Company Intellectual Property: is defined in Section 2.11(a).

Company SEC Documents: is defined in Section 2.5(a).

Company Stock Options: is defined in Section 2.2(a).

Company Superior Proposal: any Company Takeover Proposal otherwise on terms that the Special Committee determines in its good faith judgment after consultation with an investment banking firm of national reputation and outside counsel, is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement, considering all factors including, without limitation, (i) the overall significance and amount of the Company Takeover Proposal in absolute terms to the Company, (ii) the services that otherwise would be rendered by the Company pursuant to the Master Services Agreement and by the Purchaser Directors, and (iii) the financing, to the extent required, for the Company Takeover Proposal is then committed or which, in the good faith judgment of the Special Committee, is reasonably capable of being obtained by such third party.

Company Takeover Proposal: any bona fide third party proposal that would result in a Change of Control Transaction.

Consent: any consent, approval, waiver, agreement, license, or report or notice to, any Person.

Consolidated Group: is defined in Section 2.13(d).

Contract: any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement.

Environmental Law: is defined in Section 2.14(b).

Equity Security: (i) any Common Stock or other capital stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other capital stock of the Company, or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other capital stock of the Company.

ERISA: the Employee Retirement Income Security Act, as amended.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Expenses: is defined in Section 10.1(b).

Filed Company SEC Documents: is defined in the first paragraph of Article 2.

Financial Statements: is defined in Section 2.5(b).

GAAP: United States generally accepted accounting principles.

Governmental Approval: any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

Governmental Authority: is defined in Section 2.4(b).

Hazardous Materials: is defined in Section 2.14(b).

HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indebtedness: of any Person at any date, (a) all indebtedness of the Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of the Person which is evidenced by a note, bond, debenture or similar instrument, (c) all leases resulting in obligations of the Person that are required to be capitalized in accordance with GAAP, (d) all obligations of the Person in respect of acceptances issued or created for the account of the Person, and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) secured by any Lien on any property owned by the Person even though the Person has not assumed or otherwise become liable for the payment thereof.

Indemnified Party: is defined in Section 8.3.

Indemnifying Party: is defined in Section 8.3.

Intellectual Property: any and all mask works, software, data and documentation, trademarks, trade names, copyrights and service marks, including applications to register and registrations for any of the foregoing, United States and foreign patents, patent applications and patent disclosures, inventions, processes, designs, formulae, trade secrets, know-how and other proprietary rights and information, and all similar intellectual property rights (including moral rights).

Knowledge: qualifications as to the knowledge of any Person with respect to any matter shall mean the actual knowledge of such Person or senior management of such Person.

Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Litigation: is defined in Section 2.10(a).

Losses: any and all liabilities, obligations, commitments, losses, judgments, fines, penalties, sanctions, costs (including court costs), expenses, interest, royalties, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses incurred in the investigation or defense of any of the same, or in asserting any of the respective rights of the Purchaser or the Company under Article 10 or under any Ancillary Agreement.

Master Services Agreement: is defined in the recitals to this Agreement.

Material Adverse Effect: means:

(a) on or with respect to the Company (including all Affiliates of the Company, taken as a whole with the Company), any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or condition (whether financial or other) of such entity (or, if with respect thereto, of Affiliates of the Company, taken as a whole with the Company), or would materially impair or delay the ability of such entity (and/or Affiliates) to consummate the transactions contemplated hereby or to perform its obligations hereunder; and

(b) on or with respect to the Purchaser (including all Affiliates of the Purchaser, taken as a whole with the Purchaser), any state of facts, event, change or effect that has materially impaired or delayed, or would reasonably be expected to materially impair or delay, the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements to which the Purchaser (or any of its Affiliates) is a party.

Material Contracts: is defined in Section 2.12(a).

MBCA: the Michigan Business Corporation Act, as amended.

New Security: any Equity Security issued by the Company after the Closing; provided that “New Security” shall not include (i) any securities issuable upon conversion of any convertible Equity Security, (ii) any securities issuable upon exercise of any option, warrant or other similar Equity Security or (iii) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a pro rata basis.

Non-Purchaser Director: any director of the Company not designated by the Purchaser.

Outstanding Voting Power: at any date, the total number of votes that would be entitled to be cast on that date in the election of directors of the Company.

Owned Software: all computer software developed by or for the Company or any of its Subsidiaries or in connection with the business of the foregoing by any employee of the Company or any of its Subsidiaries or by an independent contractor.

Permit: is defined in Section 2.10(b).

Person: any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

Plans: is defined in Section 2.9(a).

Pro Rata Share: the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by Purchaser and its Affiliates immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

Proxy Statement: is defined in Section 4.3(a).

Purchase Price: is defined in Section 1.1.

Purchaser: is defined in the introductory paragraph to this Agreement.

Purchaser Disclosure Schedule: is defined in the introductory paragraph to Article 3.

Purchaser Indemnitees: is defined in Section 8.1(a).

RBV Agreements: means the Vattikuti Purchase Agreement, the Vattikuti Voting Agreement and the Vattikuti Standstill Agreement.

Registration Rights Agreement: is defined in Section 2.12(c).

SEC: the Securities and Exchange Commission.

Securities Act: the Securities Act of 1933, as amended.

Security: at any time, Equity Securities and any shares of any other class of capital stock of the Company.

Shareholder Approval: is defined in the recitals to this Agreement.

Shareholder Meeting: is defined in the recitals to this Agreement.

Shares: is defined in the recitals to this Agreement.

Special Committee: from the date of this Agreement to the Closing Date, the Special Committee of the independent directors of the Company and, from and after the Closing Date, the members of the Board who are “independent” within the meaning of Nasdaq Rule 4200 and are not designated by any of the Purchaser, Rajendra Vattikuti or CD&R-Cookie Acquisition, L.L.C., and CDR-Cookie Acquisition VI-A, L.L.C.

Subsidiary: as to any Person, any corporation or other entity at least a majority of the shares of stock or interest of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation or others performing similar functions with respect to such entity is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, other than any such corporation or other entity that conducts no business and holds no more than de minimis assets.

Takeover Statute: is defined in Section 2.20.

Tax: any federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

Tax Returns: is defined in Section 2.13(d).

Termination Fee: an amount equal to $3,000,000.

Transactions: the sale of the Shares to the Purchaser and the issuance of the Warrants to the Purchaser hereunder, the CD&R Transaction and the transactions contemplated by the RBV Agreements.

Vattikuti Purchase Agreement: the Common Stock Purchase Agreement dated April 26, 2004, by and among the Purchaser, RBV and the RBV Trust.

Vattikuti Shareholders’ Agreement: the Shareholders’ Agreement dated April 26, 2004, by and among the Purchaser, RBV and the RBV Trust.

Vattikuti Voting Agreement: the Voting Agreement dated April 26, 2004 between the Company, RBV and the TBV Trust.

Voting Securities: at any time, shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

Warrants: collectively, the following: a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $15.00 per share and having a term that expires 5 years and 6 months after the Closing Date; a warrant to purchase 1,000,000 shares of Common Stock of the

Company, at an exercise price of $17.50 per share and having a term that expires 5 years and 6 months after the Closing Date; a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $20.50 per share and having a term that expires 6 years after the Closing Date; and a warrant to purchase 1,000,000 shares of Common Stock of the Company, at an exercise price of $24.00 per share and having a term that expires 6 years after the Closing Date, each in the form attached hereto as Exhibit 1.1, to be issued by the Company to the Purchaser at the Closing.

ARTICLE 10

MISCELLANEOUS

      10.1 Fees and Expenses.

      (a) Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses except that the Company shall bear and pay the costs and expenses incurred in connection with (i) the preparation, filing, printing and mailing of the Proxy Statement (including SEC filing fees) and (ii) the filings of the notification and report forms under the HSR Act (including filings fees).

      (b) The Company shall promptly pay the Purchaser an amount equal to all Expenses (as defined below) if this Agreement is terminated for any reason other than a breach by the Purchaser of this Agreement or an Ancillary Agreement, or a failure of the condition set forth in Section 6.2(j) to be satisfied on or before the Closing Date (or waived by the Purchaser). The Company shall promptly pay to the Purchaser the Termination Fee if prior to the Closing this Agreement is terminated for any reason other than a breach by the Purchaser of this Agreement or an Ancillary Agreement, the failure of the applicable waiting period under the HSR Act to expire or terminate, or a failure of the condition set forth in Section 6.2(j) to be satisfied on or before the Closing Date (or waived by the Purchaser). All such payments shall be in immediately available funds. In the event that the Company pays the Purchaser an amount in respect of Expenses and such amount subsequently proves to exceed the amount of Expenses actually incurred, the Purchaser will refund the excess to the Company. The term “Expenses” means all out-of-pocket fees, costs and other expenses incurred or assumed by the Purchaser or incurred on its behalf in connection with this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby and thereby, including the preparation, execution and delivery of this Agreement and the Ancillary Agreements, compliance herewith and therewith and any amendments to or waivers of this Agreement or the Ancillary Agreements in an amount not to exceed $1,000,000 plus the fees of Michigan counsel to render the legal opinion contemplated by Section 6.3(c)(ii).

      (c) The Company acknowledges that the agreements contained in this Section 10.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 10.1, and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company for any of the Termination Fee or Expenses set forth in this Section 10.1, the Company shall pay to the Purchaser its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of such Termination Fee and Expenses at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

      (d) This Section 10.1 shall survive any termination of this Agreement.

      10.2     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      10.3     Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

      10.4     Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the Ancillary Agreements, contains the entire understanding of the parties with respect to the transactions contemplated hereby.

      10.5     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      10.6     Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

the Company:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334-3339
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: 248-848-9741
Telephone: 248-848-2211

with a copy to:

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226-4450
Attention: Arthur Dudley II, Esq.
Facsimile: (313) 225-7080
Telephone: (313) 225-7000

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
Facsimile: (212) 259-6333
Telephone: (212) 259-8000

the Purchaser:

Fidelity National Financial, Inc.
601 Riverside Drive, 12th Floor
Jacksonville, FL 32204
Attention: Christopher A. Rose, Esq.
Facsimile: (904) 357-1026
Telephone: (904) 854-8544

with a copy to:

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401
Attention: Kimberly A. Taylor, Esq.
Facsimile: (412) 560-3399
Telephone: (412) 560-3322

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

      10.7     Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchaser (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Purchaser or any of its advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees that any amendment, waiver or consent taken, given or made by the Company (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Special Committee. The Company will provide the Purchaser with written evidence of the approval of the majority of the Special Committee in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Agreement.

      10.8     Cooperation. The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement, including without limitation compliance with Section 5.3 of this Agreement.

      10.9     Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.10     Transfer of Shares; Legend on Shares, etc. The Purchaser understands and hereby acknowledges that the Shares, the Warrants and the Warrant Shares have not been and (except under the Registration Rights Agreement) will not be registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Purchase understands and hereby acknowledges that except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Shares, the Warrants or the Warrant Shares. The Purchaser understands and agrees that each certificate representing Shares and Warrant Shares (other than Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

and the Purchaser agrees to transfer Shares or Warrant Shares only in accordance with the provisions of such legend. At the holder’s request, the Company shall exchange any such legended securities for unlegended securities at any time after (i) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to have been held for a period of two years by the holder thereof and (ii) such holder is not and has not been an affiliate (within the meaning of Rule 144) of the Company for three months.

      10.11     Governing Law, etc.

      (a) EXCEPT TO THE EXTENT THAT THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE COMPANY AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11(b).

      10.12     No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchaser by this Agreement or the Ancillary Agreements.

      10.13     No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge and agree that the Purchaser Indemnitees (other than the Purchaser) are third party beneficiaries of Article 8 of this Agreement.

      10.14     Replacement of Share Certificates. Upon receipt of an affidavit of loss with respect to any certificate representing Shares or, in the case of any mutilation of a certificate, upon surrender of the certificate, the Company at its expense shall execute and deliver a replacement certificate representing the Shares.

      IN WITNESS WHEREOF, each of the Purchaser and the Company have caused this Agreement to be duly executed as of the day and year first above written.

COVANSYS CORPORATION

By:

Title:

FIDELITY INFORMATION SERVICES, INC.

By:

Title:

[Signature Page for Stock Purchase Agreement between

Covansys Corporation and Fidelity Information Services, Inc.]

Appendix II

STANDSTILL AND SHAREHOLDER RIGHTS AGREEMENT

APPENDIX II

STANDSTILL AND SHAREHOLDER RIGHTS AGREEMENT

1.	Corporate Governance	II-3
	1.1 Composition of the Board of Directors, etc.	II-3
	1.2 Directors’ Expenses; Fees	II-4
	1.3 Consent Requirement	II-5
	1.4 CEO and CFO	II-6
	1.5 Articles of Incorporation and By-Laws	II-6
2.	Certain Equity Matters	II-6
	2.1 Subscription Rights	II-6
	2.2 Issuance and Delivery of New Securities	II-7
	2.3 Limitation on Purchases of Equity Securities	II-7
	2.4 Voting Restrictions	II-8
	2.5 Other Restrictions	II-9
	2.6 Additional Provisions	II-9
3.	Definitions	II-10
4.	Miscellaneous	II-12
	4.1 Specific Enforcement	II-12
	4.2 Entire Agreement	II-12
	4.3 Counterparts	II-12
	4.4 Notices	II-13
	4.5 Amendments; Waivers, etc.	II-13
	4.6 Successors and Assigns	II-13
	4.7 Governing Law, etc.	II-13
	4.8 No Inconsistent Agreements	II-14
	4.9 Termination	II-14
	4.10 No Third Party Beneficiaries	II-14
	4.11 Affiliates of the Purchaser	II-14
	4.12 Confidentiality	II-14

      This Standstill and Shareholder Rights Agreement (this “Agreement”), dated as of April 26, 2004, is entered into by and among Fidelity Information Services, Inc., an Arkansas corporation, as purchaser (the “Purchaser”) and Covansys Corporation, a Michigan corporation (the “Company”).

RECITALS:

      This Agreement is executed and delivered in connection with the following agreements and transactions:

      A. A Stock Purchase Agreement, dated as of April 26, 2004, by and between the Purchaser and the Company (the “Stock Purchase Agreement”), pursuant to which the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchaser (i) certain shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and (ii) a warrant to purchase certain shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the “Warrants”).

      B. A Master Services Agreement dated as of April 26, 2004 by and between the Company and the Purchaser, pursuant to which the Company has agreed to provide to the Purchaser and its Affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement.

      C. A Recapitalization Agreement (the “Recapitalization Agreement”), dated as of April 26, 2004, by and between CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (“CDR”) and the Company, pursuant to which CDR has agreed to exchange 200,000 shares of the Company’s Series A Voting Convertible Preferred Shares and warrants to acquire 3,500,000 million shares of Common Stock at an exercise price of $25 per share and 1,800,000 million shares of Common Stock at an exercise price of $31 per share, for receipt from the Company of $180 million in cash, a promissory note in the amount of $15,000,000, 2,000,000 shares of the Company’s Common Stock, and warrants to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $18 per share.

      D. A Registration Rights Agreement, to be entered at the date of Closing, by and among CDR, the Purchaser and the Company, conferring certain rights upon the Purchaser and CDR to have shares of the Company’s securities registered under the Securities Act of 1933.

      E. A Common Stock Purchase Agreement (the “Vattikuti Stock Purchase Agreement”), dated as of April 26, 2004, by and among the Purchaser, Mr. Rajendra B. Vattikuti (“Mr. Vattikuti”) and the Rajendra B. Vattikuti Trust, dated October 19, 1990, as amended and restated on February 1, 1995 (the “Trust”), pursuant to which the Purchaser has agreed to purchase from Mr. Vattikuti and the Trust, and Mr. Vattikuti and the Trust have agreed to sell to the Purchaser, an aggregate of 2,300,000 shares of Common Stock.

      F. A Shareholder’s Agreement dated April 26, 2004 by and among the Purchaser, Mr. Vattikuti, and the Trust (the “Vattikuti Shareholder’s Agreement”).

      The parties wish to set forth certain agreements regarding respective rights and limitations applicable to the Purchaser and its Affiliates.

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1.     Corporate Governance

      1.1.     Composition of the Board of Directors, etc.

      (a) Initial Composition. At and immediately after the Closing, the Board shall have ten directors, divided into three classes. Frank Sanchez (as a Class I Director), William P. Foley, II (as a Class II Director) and a third director who shall qualify as Independent, to be designated prior to the Closing, (as a Class III Director) are hereby designated by the Purchaser and shall be elected by the Board to serve effective at and immediately after the Closing. Members of the Board which the Purchaser designates under any section of this Agreement are referred to as the “Purchaser Directors.”

      (b) Committee Participation. Subject to applicable Law and Nasdaq or any applicable stock exchange listing requirements, each committee of the Board (other than any committee evaluating a transaction or relationship involving the Purchaser or any of its Affiliates) will either (i) provide a Purchaser Director with observation rights to all meetings and acts of such committee or (ii) include a Purchaser Director as a member of such Committee.

      (c) Other Parties’ Designees. The parties acknowledge that pursuant to a separate agreement between the Company and Mr. Vattikuti, two directors will be designated by Mr. Vattikuti (one of whom will be Mr. Vattikuti), and that pursuant to a separate agreement between the Company and CD&R-Cookie Acquisition, L.L.C. initially, one director will be designated by CDR-Cookie Acquisition, L.L.C. The parties further acknowledge that the four remaining directors on the Board (who will be the initial Public Directors) will be William C. Brooks, Ronald K. Machtley, John A. Stanley and Frank D. Stella.

      (d) Purchaser’s Right to Designate. Following the Closing Date:

(i) The Purchaser will be entitled to designate, for election to the Board, a number of Purchaser Directors (rounded down to the nearest whole number), not exceeding four, in proportion to the Purchaser’s and its Affiliates’ percentage ownership of the Company’s Outstanding Voting Power. The Company shall use its best efforts to cause the Purchaser Directors to be elected at each shareholder meeting at which directors are elected (and if such Purchaser Directors are not elected, the Company shall take all action permitted by Law to appoint such Purchaser Directors to the Board).

(ii) If a vacancy exists in the office of a Purchaser Director, including upon the death, resignation, retirement, disqualification or removal (with or without cause) of any Purchaser Director, the Purchaser will be entitled to designate a successor who shall be appointed by the Board to fill the vacancy. In connection with the next meeting of the Company’s shareholders following creation of the vacancy, the Purchaser will be entitled to designate a successor for election as director by the shareholders. The Company will use its best efforts to cause the successor to be elected.

(iii) Without the express written consent of the Purchaser, the size of the Board may not be decreased to less than 10 members and may not be increased to more than 12 members. If the size of the Board is increased to more than 10 directors, the number of Purchaser Directors will be proportionately increased (rounded to the nearest whole number) to reflect the Purchaser’s proportionate percentage ownership of the Company’s Outstanding Voting Power.

(iv) Unless the Purchaser expressly agrees in writing, the Company shall use its best efforts to ensure that no Purchaser Director is removed without cause.

      (e) Independence. At least one of the members initially designated by Purchaser shall be Independent. At any time, not more than two Purchaser Directors may fail to qualify as Independent.

      (f) Cessation of Rights.

(i) Purchaser’s rights under this Section 1.1 will cease:

(A) at any time when the Purchaser and its Affiliates do not own more than 10% of the Outstanding Voting Power; or

(B) following the occurrence of a Termination Event (but will resume if this Agreement is reinstated as contemplated herein).

(ii) Upon cessation of the Purchaser’s right to designate Purchaser Directors pursuant to Section 1.1(f)(i)(A), the Purchaser shall use its best efforts to cause the Purchaser Directors immediately to resign.

      1.2.     Directors’ Expenses; Fees. The Company shall promptly reimburse the Purchaser Directors for all reasonable expenses incurred by them in connection with their attendance at meetings and any other activities undertaken in their capacity as directors. The Purchaser Directors who are not employees of the Purchaser or its Affiliates shall receive standard board fees, perquisites and option grants, in accordance with the Company’s policy of paying directors, as such policy may be in effect from time to time.

      1.3.     Consent Requirement.

      (a) Following the Closing Date, neither the Company nor the Board shall cause or permit to occur any of the following events without the affirmative vote of at least a majority of the Purchaser Directors:

(i) any issuance of Equity Securities, other than (A) options to acquire Common Stock pursuant to Company stock option plans or shares of Common Stock under the Company’s stock purchase plan, up to a combined aggregate limit of 10% of the Fully Diluted common stock then outstanding, (B) Common Stock pursuant to acquisitions not exceeding 10% of the Fully Diluted common stock then outstanding in a single instance or 25% of the Fully Diluted common stock then outstanding in the aggregate, (C) Common Stock issuable pursuant to the Warrants to Purchaser under the Stock Purchase Agreement or to CDR pursuant to the Recapitalization Agreement, (D) securities in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a pro rata basis, (E) Common Stock pursuant to public offerings not exceeding 10% of the Fully Diluted common stock then outstanding in a single instance or 25% of the Fully Diluted common stock then outstanding in the aggregate or (F) Common Stock on exercise of any of the foregoing or on exercise of options to acquire Common Stock outstanding on the date hereof (as reflected in the Stock Purchase Agreement).

(ii) any purchases or other acquisitions of the stock or assets of another Person (whether through merger, consolidation, other business combination, lease or otherwise, and whether in one or a series of related transactions) if the fair market value of the consideration paid by the Company in all such transactions in any fiscal year of the Company would exceed $50 million;

(iii) any sale, lease, transfer or other disposition in one transaction or a series of related transactions, of subsidiaries, divisions or assets of the Company, if the fair market value of the consideration received in all such transactions in any fiscal year of the Company would exceed $25 million;

(iv) the entering by the Company into any new line of business (the parties agree and acknowledge that providing technology solutions and consulting to both the public and private sector and any form of offshore outsourcing are included in the Company’s existing business);

(v) incurring Net Indebtedness (excluding Indebtedness to CDR incurred pursuant to the promissory note issued in connection with the Recapitalization Agreement) in excess at any time of the lesser of (A) $50 million or (B) two times the Company’s earnings before interest, taxes, depreciation and amortization for the previous fiscal year (determined based on the Company’s audited financial statements for such fiscal year);

(vi) making Capital Expenditures for the Company in any year in excess of the greater of (x) 5% of the Company’s revenues for the previous fiscal year or (y) $25 million (the “Capital Expenditure Cap”); provided, that no approval under this Section 1.3(a)(vi) shall be required for Capital Expenditures of up to $5 million in excess of the Capital Expenditure Cap in any given year if such excess relates to Covansys India Private Limited; and

(vii) any amendment or modification of the Articles of Incorporation or the By-Laws of the Company that modifies, amends or is inconsistent with the terms of this Agreement.

      (b) Section 1.3(a) will not apply:

(i) at any time when the Purchaser and its Affiliates do not own more than 10% of the Outstanding Voting Power;

(ii) to the approval or recommendation of a Change of Control Transaction and, to the extent necessary to consummate a Change of Control Transaction, to the actions enumerated in Section 1.3(a); or

(iii) following consummation of a Change in Control Transaction.

      1.4. CEO and CFO.

      (a) Selection Criteria. In the event that the Board determines to appoint a new Chief Executive Officer or Chief Financial Officer at any time or times, the Company shall select persons for such positions who meet criteria agreed to in advance by the Board in consultation with the Purchaser.

      (b) Purchaser Veto.

(i) For bona fide, good faith reasons, communicated in writing in reasonable detail by the Purchaser to the Company within a reasonable time after the Company notifies the Purchaser of the identity of a proposed candidate, the Purchaser shall have the right to veto the selection of two proposed candidates for Chief Executive Officer of the Company (such candidate, a “CEO Candidate”).

(ii) In the event the Purchaser has already vetoed two CEO Candidates, the Purchaser will have the right to veto a third CEO Candidate so long as the Purchaser withdraws its veto and waives its veto right with respect to both of the previously vetoed CEO Candidates, and the Company will have the right to appoint as Chief Executive Officer either of the first two CEO Candidates.

(iii) Notwithstanding anything in this Section 1.4 to the contrary,

(A) a simple majority of the Board may appoint an interim Chief Executive Officer to serve for a term not to exceed (unless otherwise agreed in writing by the Purchaser) 120 calendar days (the “Interim Term”); and

(B) a simple majority of the Board may extend the Interim Term by successive increments of 60 calendar days until a Chief Executive Officer is appointed, so long as the Company is proceeding in good faith with the process set forth in this Section 1.4.

      (c) Section Inapplicable. This Section 1.4 shall not apply:

(i) at any time when the Purchaser and its Affiliates do not own more than 10% of the Outstanding Voting Power; or

(ii) following consummation of a Change in Control Transaction.

      1.5.     Articles of Incorporation and By-Laws. Subject to any required shareholder approvals, the Company and the Purchaser shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Closing Date that the Articles of Incorporation and the Company By-Laws are not inconsistent with the provisions of this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby. Effective as of the Closing (as defined in the Stock Purchase Agreement), the Company By-Laws shall be amended to the extent necessary to give full force and effect to the provisions of this Agreement to the fullest extent permitted under the Michigan Business Corporation Act.

      2.     Certain Equity Matters

      2.1.     Subscription Rights.

      (a) Basic Rule. If the Board authorizes the issuance of New Securities for cash, then, prior to each such issuance of New Securities, the Company shall offer to the Purchaser a Pro Rata Share of such New Securities.

      (b) Exceptions. The Company’s obligation to offer the Purchaser a Pro Rata Share under subsection 2.1(a) will not apply:

(i) at any time when the Purchaser and its Affiliates do not own more than 10% of the Outstanding Voting Power;

(ii) to New Securities issued in connection with, or following consummation of, a Change in Control Transaction; or

(iii) with respect to any New Securities permitted to be issued without the consent of the Purchaser pursuant to Sections 1.3(a)(i)(A)-(D) and (F).

      (c) Delivery of Notice. Any offer of New Securities made to the Purchaser under this Section 2.1 shall be made by notice in writing (the “Subscription Notice”) at least 20 Business Days prior to the issuance of such New Securities. The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to the Purchaser in compliance with the provisions of this Section 2.1 and (iv) the proposed date of issuance of such New Securities. Not later than 5 Business Days after the Purchaser is notified in writing of the price of the securities subject to a Subscription Notice, the Purchaser shall notify the Company in writing whether it elects to purchase all or any portion of the New Securities offered to the Purchaser pursuant to the Subscription Notice.

      (d) Consummation of Sale. If the Purchaser elects to purchase any such New Securities, the New Securities which it elects to purchase will be issued and sold to the Purchaser by the Company at the same time and on the same terms and conditions as the New Securities are issued and sold to other Persons (provided that such terms and conditions will not limit or enlarge the rights and obligations of the Purchaser and its Affiliates under this Agreement).

      (e) Lapse of Right. If, for any reason, the issuance of New Securities is not consummated, the Purchaser’s right to its Pro Rata Share of such issuance shall lapse, subject to the Purchaser’s ongoing subscription right with respect to issuances of New Securities at later dates or times. The Purchaser agrees that the Company may grant rights to Rajendra Vattikuti equivalent (but not superior) to those set forth in this Section 2.1.

      (f) Subject to Standstill Equity Limit. Notwithstanding anything herein to the contrary, the Purchaser’s right under this Section 2.1 to a Pro Rata Share of issuances of New Securities is subject to the Standstill Equity Limit. The Purchaser will not be entitled to its Pro Rata Share of any issuances of New Securities if, at the time of such issuance, the Purchaser and its Affiliates beneficially own Voting Securities in excess of the Standstill Equity Limit, or if such issuance would result in the Standstill Equity Limit being exceeded after giving effect to the issuance of all New Securities proposed to be issued.

      2.2.     Issuance and Delivery of New Securities. The Company represents and covenants to the Purchaser that (i) upon issuance against payment therefor, all the shares of New Securities sold to the Purchaser pursuant to this Section 2 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for listing on the Nasdaq National Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all Liens and shall not be subject to any preemptive right of any stockholder of the Company, (iii) in connection with any such issuance, the Company shall have taken all necessary actions such that no Takeover Statute shall be applicable to any such issuance and (iv) upon issuance all the shares of New Securities shall have the voting and other rights attributable to the Common Stock or Preferred Stock under the Articles of Incorporation, as the case may be. Each share certificate representing New Securities issued or delivered by the Company hereunder shall bear the legend set forth in Section 10.10 of the Stock Purchase Agreement.

      2.3.     Limitation on Purchases of Equity Securities.

      (a) Standstill Equity Limit. During the period commencing on the date hereof, the Purchaser and its Affiliates shall not, directly or indirectly acquire, or offer or agree to acquire, Beneficial Ownership of Voting Securities in excess of 40% of the outstanding Voting Securities (the “Standstill Equity Limit”).

      (b) Exceptions. The following rules apply to the limitation contained in Section 2.3(a):

(i) The warrants (for up to 4,000,000 shares of Common Stock) issued to the Purchaser pursuant to the Stock Purchase Agreement (the “Warrants”), to the extent not exercised, will not be taken into account in computing the Purchaser’s and its Affiliates’ Beneficial Ownership of Voting Securities.

Shares acquired on any exercise of the Warrants as well as all other Equity Securities will be taken into account.

(ii) The Standstill Equity Limit will not apply at any time when the Purchaser and its Affiliates do not beneficially own more than 10% of the outstanding Voting Securities.

(iii) The Purchaser and its Affiliates will not be in violation of the Standstill Equity Limit if (A) they hold in excess of the Standstill Equity Limit solely as a result of any transaction initiated by the Company or its Affiliates in which any Voting Securities are repurchased, redeemed or otherwise retired (a “Share Reduction Transaction”) and (B) they did not acquire any additional Voting Securities (by exercise of the Warrants or the subscription rights under Sections 2.1 and 2.2 or otherwise) after the earlier of the date on which the Company delivered notice of the Share Reduction Transaction to the Purchaser or the date on which the Purchaser obtained actual knowledge that a proposed Share Reduction Transaction was probable. However, following any Share Reduction Transaction, the Purchaser and its Affiliates still may not acquire any additional Voting Securities in excess of the Standstill Equity Limit, whether by exercise of the Warrants or the subscription rights under Sections 2.1 and 2.2 or otherwise.

(iv) The Purchaser and its Affiliates may exercise the Warrants immediately prior to and in connection with the consummation of any Change in Control Transaction for the purpose of enabling the Purchaser to receive, with respect to the shares covered by the Warrants, the economic consideration payable to the Company’s shareholders in the Change of Control transaction.

(v) The Purchaser and its Affiliates will not be deemed to be in violation of the Standstill Equity Limit by virtue of the voting agreements contained in the Vattikuti Shareholder’s Agreement or their exercise of any proxy granted thereunder to implement those voting agreements.

      (c) Interpretation. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 2.3 will prevent the Purchaser from acquiring any of the Shares pursuant to the terms of the Stock Purchase Agreement and the Vattikuti Stock Purchase Agreement (and the Purchaser and its Affiliates shall not be deemed to have breached any covenant in this Agreement solely as a result of such acquisition by the Purchaser). This Section 2.3(c), however, shall not entitle the Purchaser or its Affiliates to maintain Beneficial Ownership of other securities of the Company that would cause them to exceed the Standstill Equity Limit.

      2.4.     Voting Restrictions. The Purchaser and its Affiliates agree to be bound by and to observe the following restrictions:

(a) First Voting Restriction. With respect to any proposal submitted to the Company’s shareholders regarding the election of directors, the Purchaser and its Affiliates will vote all Purchaser Voting Securities in favor of the nominees designated by the Public Directors.

(b) Second Voting Restriction. With respect to any proposal to amend the Company’s Articles of Incorporation or Bylaws, the Purchaser and its Affiliates will vote all Purchaser Voting Securities against any such proposal that has not been approved by a majority of the Public Directors.

(c) Third Voting Restriction. For all matters other than those set forth in Sections 2.4(a) and 2.4(b), the Purchaser and its Affiliates will vote all Purchaser Voting Securities as follows: (1) shares representing up to 28% of the Outstanding Voting Power may be voted in the discretion of the Purchaser and its Affiliates; and (2) shares representing in excess of 28% of the Outstanding Voting Power will be voted in the same proportion that the Public Shareholders of the Company vote their shares.

(d) Special Rules and Exceptions. The following special rules and exceptions apply:

(i) The foregoing Voting Restrictions do not apply at any time when the Purchaser and its Affiliates do not beneficially own more than 10% of the outstanding Voting Securities.

(ii) The Third Voting Restriction (Section 2.4(c)) does not apply following a Termination Event (but will resume if this Agreement is reinstated as contemplated herein).

(iii) At any time the Purchaser has the right to designate Purchaser Directors pursuant to Section 1.1, the Purchaser and its Affiliates may vote all Purchaser Voting Securities in their discretion with regard to the election or removal of Purchaser Directors.

(e) Definition. The “Public Shareholders” are defined as all of the shareholders who have the right to vote Voting Securities other than (A) the Purchaser and its Affiliates, (B) Mr. Vattikuti and his Affiliates, (C) CDR-Cookie Acquisition, L.L.C. and its Affiliates and (D) to the extent applicable, any Person conducting a “solicitation” of “proxies” to vote, as those terms are used in the Exchange Act.

      2.5.     Other Restrictions. The Purchaser and its Affiliates agree to be bound by and to observe, the following further restrictions:

(a) Won’t Call Special Meeting. Neither the Purchaser nor its Affiliates will call, or support (by way of giving a proxy or written consent) any Person in seeking to call, any special meeting of the Company’s shareholders.

(b) Won’t Seek Removal. Neither the Purchaser nor its Affiliates will seek or vote to remove, or support (by way of giving a proxy or written consent) any Person (subject to its rights under Section 2.4(d)(iii)) in seeking to remove, without cause, any member or members of the Board.

(c) Won’t Transfer. Neither the Purchaser nor its Affiliates will transfer any Equity Securities to a transferee if, after the consummation of such transfer, such transferee would beneficially own 15% or more of the outstanding Voting Securities.

(d) Won’t Solicit or Hold Proxies. Neither the Purchaser nor its Affiliates will solicit, obtain, hold or vote the written proxies of any other shareholders of the Company (except for the proxy contemplated under the Vattikuti Shareholder’s Agreement).

(e) Won’t Enter Agreement. Neither the Purchaser nor its Affiliates will enter into any binding agreement, arrangement or understanding with any other Person jointly to take or cause such other person to take any action which would, if done by the Purchaser or its Affiliates, result in a violation of Sections 2.5(a), 2.5(b) or 2.5(d) or result in any amendment described in Section 2.4(b).

(f) Inapplicability. Subject to the obligations of the Purchaser and its Affiliates under Sections 2.4(a) and (b), Sections 2.5(a) through (e) do not apply (i) at any time when the Purchaser and its Affiliates do not beneficially own more than 10% of the outstanding Voting Securities or (ii) following a Termination Event (but will resume if this Agreement is reinstated as contemplated herein).

      2.6.     Additional Provisions.

      (a) No Waiver. Neither the Purchaser nor its Affiliates will publicly announce that it is seeking a waiver of any of the provisions of this Section 2.

      (b) Acknowledgment. The Company and the Purchaser agree and acknowledge that nothing in this Agreement will prohibit or restrict:

(i) the Purchaser from submitting to the Board any non-public proposal for a Change of Control Transaction which would not reasonably be expected to require the Company to make public disclosure of such offer; or

(ii) the manner in which the Purchaser Directors participate in deliberations or discussions of the Board in compliance with their fiduciary duties.

      (c) Further Assurances. Following the Closing, each party shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by another party hereto, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated hereby. Once each fiscal year, at the request of Purchaser, the Chief Financial Officer and the principal legal officer of the Company will prepare and deliver to the Purchaser or its Affiliates a complete and accurate capitalization report for the Company setting forth in reasonable detail the Fully Diluted capitalization of the Company.

      (d) Compliance. Nothing contained in this Agreement will prevent the Closing under, and as defined in, each of the Stock Purchase Agreement, the Vattikuti Stock Purchase Agreement or the Vattikuti Shareholder’s Agreement (and the Purchaser and its Affiliates shall not be deemed to have breached any covenant in this Agreement solely as a result of such Closings).

      3.     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement); provided, that for purposes of this Agreement only, the Company and its directors and executive officers shall not be deemed to be Affiliates of the Purchaser, Mr. Vattikuti, CD&R-Cookie Acquisition, L.L.C., or any third party conducting a proxy solicitation with respect to the Company.

Articles of Incorporation: The Company’s restated articles of incorporation, as amended from time to time.

Beneficial Ownership: As defined in Rule 13d-3 and 13d-5 under the Exchange Act.

Board: the Board of Directors of the Company.

Business Day: any day on which banking institutions are open in the New York, New York, Detroit, Michigan and Jacksonville, Florida.

Capital Expenditures: net additions to property, plant and equipment as defined by GAAP and used for purposes of the Company’s Statement of Cash Flows, but excluding any such property, plant or equipment acquired by the Company which is required by the terms of a customer contract entered into in the ordinary course of business consistent with past practice.

CDR: is defined in the recitals to this Agreement.

Change of Control Transaction: (i) any direct or indirect acquisition or purchase by any Person of (A) a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (B) 50% or more of any class of securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole).

Closing: the closing of the sale of the Shares contemplated by the Stock Purchase Agreement and the Vattikuti Purchase Agreement.

Common Stock: is defined in the recitals to this Agreement.

Company: is defined in the introductory paragraph to this Agreement.

Equity Security: (i) any Common Stock or other capital stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other capital stock of the Company, or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other capital stock of the Company.

Exchange Act: the Securities Exchange Act of 1934, as amended.

Fully Diluted: the calculation of the fully diluted securities of the Company for any purpose under this Agreement shall be performed under the Treasury Stock Method (which assumes that the Company will use the proceeds received from the exercise of options, warrants and other rights to acquire securities, for the purpose of repurchasing and retiring outstanding shares at the market price then prevailing), taking into account only options and other rights to acquire securities that have vested as of the date of the calculation.

Governmental Authority: any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

Indebtedness: of any Person at any date, (a) all indebtedness of the Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of the Person which is evidenced by a note, bond, debenture or similar instrument, (c) all leases resulting in obligations of the Person that are required to be capitalized in accordance with GAAP, (d) all obligations of the Person in respect of acceptances issued or created for the account of the Person, and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) secured by any Lien on any property owned by the Person even though the Person has not assumed or otherwise become liable for the payment thereof.

Independent: independent as determined by the Board in accordance with Nasdaq Rule 4200 (as amended from time to time), any rule replacing it or any similar applicable stock exchange rule.

Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) approvals of Governmental Authorities and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Net Indebtedness: (i) Indebtedness of the Company or any of its subsidiaries except any letters of credit or any other obligations used either to secure surety bonds or otherwise guarantee the Company’s performance under customer contracts where such guarantee is a condition to entering into a customer contract, minus (ii) all cash, cash equivalents and marketable securities.

New Security: any Equity Security issued by the Company after the Closing.

Outstanding Voting Power: at any date, the total number of votes that would be entitled to be cast on that date in the election of directors of the Company.

Person: any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity,

Pro Rata Share: the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by Purchaser and its Affiliates immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

Public Directors: the Company’s Directors other than the Purchaser Directors and directors designated by Rajendra Vattikuti and his Affiliates and CDR-Cookie Acquisition, L.L.C. and its Affiliates.

Public Shareholders: is defined in Section 2.4(d).

Purchaser: is defined in the introductory paragraph to this Agreement.

Purchaser Directors: is defined in Section 1.1.

Purchaser Voting Securities: all Voting Securities that the Purchaser or its Affiliates have the right to vote.

Recapitalization Agreement: is defined in the recitals to this Agreement.

Shares: is defined in the recitals to this agreement.

Stock Purchase Agreement: is defined in the recitals to this Agreement.

Subscription Notice: is defined in Section 2.1.

Takeover Statute: Any “Fair price,” “Moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company or any of its Subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the Michigan Business Corporation Act.

Termination Date: The date that is five years from the Closing Date.

Termination Event: The following provisions apply:

(a) A Termination Event shall occur on the first to occur of the following: (i) the date on which the Company publicly announces its approval or recommendation of a transaction that would constitute a Change of Control Transaction; and (ii) the date on which a third party shall have publicly commenced an unsolicited, bona fide tender or exchange offer or proxy solicitation that, if consummated, would result in a Change of Control Transaction.

(b) Notwithstanding subsection (a) but subject to subsection (c), a Termination Event will not occur, and the rights or obligations terminated hereunder by virtue a Termination Event will be immediately reinstated (the “Reinstatement Event”) and will continue until they subsequently terminate under the terms of this Agreement, if (i) in the case of clause (a)(i) above, the proposed transaction is terminated or (ii) in the case of clause (a)(ii) above, the unsolicited offer is withdrawn or terminated or the proxy solicitation is unsuccessful.

(c) Any actions taken by the Purchaser or its Affiliates following the occurrence of a Termination Event but prior to the occurrence of a Reinstatement Event, that did not violate this Agreement at the time taken, shall not be deemed a breach or violation of this Agreement following the Reinstatement Event and shall be deemed exempted from the provisions hereof provided that the Purchaser and its Affiliates cease all actions proscribed by, and commence compliance with, this Agreement immediately upon the occurrence of a Reinstatement Event.

Trust: is defined in the recitals to this Agreement.

Vattikuti Shareholder’s Agreement: is defined in the recitals to this Agreement.

Vattikuti Stock Purchase Agreement: is defined in the recitals to this Agreement.

Voting Securities: at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

Warrants: is defined in the recitals to this Agreement.

      4.     Miscellaneous.

      4.1.     Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

      4.2.     Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the Stock Purchase Agreement and the Ancillary Agreements (as defined in the Stock Purchase Agreement), contains the entire understanding of the parties with respect to the transactions contemplated hereby.

      4.3.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      4.4.     Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered in the manner specified in Section 10.6 of the Stock Purchase Agreement.

      4.5.     Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees that any amendment, waiver or consent taken, given or made by the Company (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Public Directors. The Company will provide the Purchaser with written evidence of the approval of the majority of the Public Directors in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Agreement.

      4.6.     Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. In no event shall the rights and obligations set forth in this Agreement shall be binding on, or inure to the benefit of, any transferee of the Shares.

      4.7.     Governing Law, etc.

      (a) EXCEPT TO THE EXTENT THAT THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE COMPANY AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

      (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7(b).

      4.8.     No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchaser by this Agreement.

      4.9.     Termination. This Agreement shall automatically terminate (i) on the date that the Stock Purchase Agreement is terminated in accordance with its terms prior to the consummation of the transactions contemplated thereby or (ii) on the Termination Date.

      4.10.     No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

      4.11.     Affiliates of the Purchaser. The Purchaser hereby acknowledges that this Agreement imposes obligations and restrictions on its Affiliates. The Purchaser hereby agrees to cause its Affiliates to comply with the Sections of this Agreement that impose obligations and restrictions on its Affiliates.

      4.12.     Confidentiality. Reference is made to the undated Mutual Confidentiality Agreement between the Company and Fidelity National Financial, Inc., the parent company of the Purchaser. The parties agree that the Company and the Purchaser shall be bound by the terms and conditions, and subject to the rights and obligations, thereof (but not those of the document entitled “Amendment 1 to Confidentiality Agreement” dated as of February 25, 2004) as though original mutual signatories thereto and the provisions thereof as they affect the Company and the Purchaser are incorporated by reference into this Agreement as though fully set forth herein.

      IN WITNESS WHEREOF, each of the Purchaser and the Company has caused this Standstill and Shareholder Rights Agreement to be duly executed as of the day and year first above written.

COVANSYS CORPORATION

By:

Title:

FIDELITY INFORMATION SERVICES, INC.

By:

William P. Foley, II,
Chairman and Chief Executive Officer

Appendix III

RECAPITALIZATION AGREEMENT
between
COVANSYS CORPORATION
and
CDR-COOKIE ACQUISITION, L.L.C.
Dated as of April 26, 2004

APPENDIX III

RECAPITALIZATION AGREEMENT

Page

1. Exchange of Preferred Shares and Old Warrants	III-3
(a) Exchange for Preferred Shares	III-3
(b) Exchange for Old $25 Warrants	III-3
(c) Exchange for Old $31 Warrants	III-3
(d) Tax Treatment of Recapitalization	III-4
2. Closing	III-5
(a) Closing	III-5
(b) Company Deliveries	III-5
(c) Shareholder Deliveries	III-5
(d) Registration Rights Agreement	III-5
(e) Termination of Other Agreements	III-5
(f) Indemnification Agreement Amendment	III-6
3. Representations and Warranties of the Company	III-6
(a) Corporate Organization; Authorization; Enforceable Obligations	III-6
(b) No Violation	III-6
(c) New Shares and New Warrants Authorization, etc.	III-6
(d) Information in Proxy Statement	III-7
(e) Registration Rights Agreements	III-7
(f) Other Agreements	III-7
(g) Takeover Statutes	III-7
4. Representations and Warranties of the Shareholder	III-7
(a) Organization; Authorization; Enforceable Obligations	III-7
(b) No Violation	III-8
(c) Title to Preferred Shares and the Old Warrants	III-8
(d) Information in Proxy Statement	III-8
(e) Investment Intent	III-8
(f) Knowledge	III-8
(g) Independent Investigation	III-8
(h) No Other Agreement to Transfer the Preferred Shares or the Old Warrants	III-9
5. Covenants	III-9
(a) No Violation of Representations	III-9
(b) Shareholders’ Meeting; Proxy Statement	III-9
(c) Notification of Certain Matters	III-10
(d) Press Releases; Interim Public Filings	III-10
(e) Reservation of Common Stock for Exercise	III-10
(f) Listing	III-10
(g) Periodic Information	III-10
(h) Further Action	III-10
(i) Board Representation	III-11
(j) D&O Insurance	III-12

Page

(k) Information, VCOC	III-12
(l) Affiliate Transactions	III-12
(m) Closing Deliveries	III-13
(n) No Liens	III-13
(o) Certain Tax Matters	III-13
6. Expenses	III-16
7. Shareholder Rights Plan	III-16
8. Conditions to Closing	III-16
(a) Conditions to the Obligations of the Company and the Shareholder	III-16
(b) Conditions to the Obligations of the Shareholder	III-17
(c) Conditions to the Obligations of the Company	III-17
9. Indemnification	III-17
(a) Indemnification	III-17
(b) Indemnification Procedures	III-17
(c) Exclusivity of Indemnification Provision	III-18
10. Brokers	III-18
11. Survival; Termination	III-18
(a) Survival of Representations and Warranties	III-18
(b) Survival of Covenants	III-18
(c) Termination	III-18
12. Notices	III-19
13. No Third Party Beneficiaries	III-20
14. Entire Agreement; Amendment; Waiver	III-20
15. Counterparts	III-20
16. Successors and Assigns	III-20
17. Choice of Law; Jurisdiction	III-20
18. Waiver of Jury Trial	III-21
19. Specific Enforcement	III-21
20. Transfer of New Shares, etc.	III-21
21. Severability	III-21
22. Cooperation	III-22
23. Replacement of Share Certificates	III-22

Schedules and Exhibits

Schedule 1	Index of Defined Terms
Schedule 3(e)	Registration Rights Agreements
Schedule 3(f)	Agreements with FIS or Rajendra B. Vattikuti
Schedule 8(c)	Consents
Exhibit A	Form of Warrant
Exhibit B	Form of Note
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Indemnification Agreement Amendment
Exhibit E	Form of Opinion of Butzel Long

III-2

RECAPITALIZATION AGREEMENT

      This RECAPITALIZATION AGREEMENT (the “Agreement”) is made and entered into as of April 26, 2004, by and between Covansys Corporation, a Michigan corporation (the “Company”), and CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (the “Shareholder”).

RECITALS

      A. The Shareholder owns 200,000 shares of the Company’s Series A Voting Convertible Preferred Stock, without par value (the “Preferred Shares”), and warrants to acquire 3.5 million shares of the Company’s common stock (“Common Stock”) at an exercise price of $25 per share (the “Old $25 Warrants”) and 1.8 million shares of Common Stock at an exercise price of $31 per share (the “Old $31 Warrants”, and together with the Old $25 Warrants, the “Old Warrants”).

      B. The Shareholder and the Company desire that in exchange for the Preferred Shares and the Old Warrants the Company will, in the aggregate, (i) pay the Shareholder $180 million, (ii) issue to the Shareholder an aggregate of 2 million shares of the Common Stock, (iii) issue to the Shareholder warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share and (iv) issue to the Shareholder promissory notes in the amount of $15 million, each on the terms and subject to the conditions set forth in this Agreement.

      C. Concurrently with the execution hereof, (i) the Company and Fidelity Information Services, Inc., an Arkansas corporation (“FIS”), are entering into a Stock Purchase Agreement (the “FIS Stock Purchase Agreement”), pursuant to which the Company has agreed to sell, and FIS has agreed to purchase certain shares of Common Stock and warrants for shares of Common Stock, and (ii) the Company and FIS are entering into an agreement (the “Master Services Agreement”), pursuant to which the Company has agreed to provide to FIS and its affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement. (Schedule 1 identifies where capitalized terms used in this Agreement are defined.)

AGREEMENTS

      1.     Exchange of Preferred Shares and Old Warrants.

      (a) Exchange for Preferred Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Preferred Shares, the Company will (i) pay the Shareholder $174,553,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 1,939,480 shares of the Common Stock (the “New Shares A”), (iii) issue to the Shareholder warrants to purchase an aggregate of 4,848,700 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants A”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $14,546,000, substantially in the form attached hereto as Exhibit B (“Note A”).

      (b) Exchange for Old $25 Warrants. Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Old $25 Warrants, the Company will (i) pay the Shareholder $2,654,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 29,484 shares of the Common Stock (the “New Shares B”), (iii) issue to the Shareholder warrants to purchase an aggregate of 73,710 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants B”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $221,000, substantially in the form attached hereto as Exhibit B (“Note B”).

      (c) Exchange for Old $31 Warrants. Upon the terms and subject to the conditions of this Agreement, at the Closing, in exchange for and upon delivery of the Old $31 Warrants, the Company will (i) pay the Shareholder $2,793,000 in immediately available funds, (ii) issue to the Shareholder an aggregate of 31,036 shares of the Common Stock (the “New Shares C”, and together with the New Shares A and the New

III-3

Shares B, the “New Shares”), (iii) issue to the Shareholder warrants to purchase an aggregate of 77,590 shares of Common Stock at an exercise price of $18 per share, substantially in the form attached hereto as Exhibit A (the “New Warrants C”, and together with the New Warrants A and the New Warrants B, the “New Warrants”), and (iv) deliver to the Shareholder a duly executed promissory note in the initial principal amount of $233,000, substantially in the form attached hereto as Exhibit B (“Note C”, and together with Note A and Note B, the “Notes”).

      (d) Tax Treatment of Recapitalization. The Company and the Shareholder agree to report the following on tax returns filed for the tax year in which the Closing occurs: (i) the exchanges described in clauses (a), (b) and (c) of this Section 1 qualify as a recapitalization under § 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the value of the Preferred Shares is $224,970,000, (iii) the value of the Old $25 Warrants is $3,420,000, (iv) the value of the Old $31 Warrants is $3,600,000, (v) the aggregate value of the New Shares is $21,870,000, (vi) the aggregate of value of the Notes is the aggregate principal amount thereof and (vii) the aggregate value of the New Warrants is $15,120,000 (the reporting position contained in the foregoing clauses (i) through (vii), as adjusted hereunder, is hereinafter referred to as the “Reporting Position”). The Company and the Shareholder also agree that the values set forth in this Section 1 will be adjusted as of the Closing to take into account the fluctuation of the market price of the Company’s publicly traded Common Stock prior to the Closing in accordance with the following principles: (A) the value of the Old $25 Warrants, the Old $31 Warrants and the New Warrants shall be determined based on 90% of the Black Scholes valuation model applying a volatility factor of 40% and using the mean of the high and the low of the price of the Company’s publicly traded Common Stock two business days preceding the Closing Date as the value of the Company’s Common Stock, (B) the value of the New Shares shall be 90% of the mean of the high and the low of the price of the Company’s publicly traded Common Stock two business days preceding the Closing Date, (C) the value of the Notes shall remain the same as the value stated in clause (vi) above, (D) the value of the Preferred Shares shall be the excess of (x) the sum of $180 million, the value of the Notes, the value of the New Shares and the value of the New Warrants over (y) the sum of the value of the Old $25 Warrants and the value of the Old $31 Warrants and (E) the allocations for purposes of Sections 1(a), (b) and (c) shall be based upon the relative fair market values as determined in accordance with this sentence.

      Consistent with the Reporting Position, except as provided in Section 5(o), the Company shall not report or treat any payment made (or deemed made) pursuant to this Agreement at Closing as a dividend within the meaning of Section 316 of the Code and no withholding shall be made by the Company with respect to any such payment if (1) the Shareholder has complied with the first sentence of Section 5(o)(vii) below and (2) the sum of (x) the total percentage of such payment allocated to persons treated for U.S. tax purposes as non-U.S. persons but excluding those non-U.S. persons with respect to whom no withholding is required, provided that for these purposes, a look-through approach shall be used in respect of payments allocated to a non-U.S. partnership which is not a withholding foreign partnership (the “Non-U.S. Person Percentage”) and (y) the total percentage of such payment allocated to persons who are U.S. persons for U.S. tax purposes but for whom the Shareholder has not furnished to the Company a copy of a valid IRS Form W-9 (a “Undocumented U.S. Person”) shall be no more than 30%. If both conditions contained in the preceding sentence are not satisfied, the Company shall withhold tax from any such payment in an amount not to exceed the sum of (X)the product of (i) 30% (or such lesser percentage based upon any applicable reduced rates of withholding, pursuant to U.S. tax treaties, for eligible persons who have properly claimed such benefit and who are treated for U.S. tax purposes as non-U.S. persons), (ii) the Non-U.S. Person Percentage and (iii) the accumulated, and reasonably estimated current, earnings and profits of the Company and (Y) 28% of the amount of total payments attributable to Undocumented U.S. Persons, in each case, as reasonably determined by the Company’s independent auditors. If the Non-U.S. Person Percentage does not exceed 30%, the Company shall only withhold the amount set forth in clause (Y) of the immediately preceding sentence. Within three business days after the date of this Agreement, the Company shall deliver to the Shareholder a copy of a report from its independent auditors indicating the results of their review of the documentation thus far submitted to the Company in order to comply with the first sentence of Section 5(o)(vii) below. Such report shall indicate in reasonable detail the extent to which any of such documentation is invalid and the reasons for such invalidity, as determined by such independent auditors in accordance with applicable law and

III-4

regulations. At least 15 days prior to the Closing Date, the Shareholder shall furnish to the Company any additional documentation it wishes to provide to the Company. Within five days of receipt of such documentation, the Company shall deliver to the Shareholder a copy of a report from its independent auditors indicating the results of their review of the additional documentation submitted to the Company, which report shall indicate in reasonable detail the extent to which any of such documentation is invalid, the reasons for such invalidity, the Non-U.S. Person Percentage and a list of the amount of total payments attributable to Undocumented U.S. Persons, all as determined by such independent auditors in accordance with applicable law and regulations. After the execution of this Agreement, the Company shall not consult with the IRS concerning the tax characterization of the transactions provided for in Section 1 of this Agreement without the prior written consent of the Shareholder unless the IRS shall first contact the Company concerning such characterization.

      2. Closing.

      (a) Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement will be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the second business day after the latest of (i) the satisfaction or waiver of the conditions set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and (ii) such other business day as may be agreed upon by the Company and the Shareholder (the “Closing Date”); provided that the Closing hereunder shall be consummated concurrently with the closing under the FIS Stock Purchase Agreement.

      (b) Company Deliveries. At the Closing, the Company will (i) pay the Shareholder $180 million, representing the aggregate of the amounts payable pursuant to Sections 1(a)(i), 1(b)(i) and 1(c)(i), by wire transfer of immediately available funds to an account or accounts designated by the Shareholder in writing at least three business days prior to the Closing Date, (ii) deliver to the Shareholder, free and clear of any lien, restriction, charge, claim, pledge or encumbrance of any kind (collectively, “Liens”), three share certificates, each with an identifiable number, representing respectively the New Shares A, the New Shares B and the New Shares C, (iii) deliver to the Shareholder, with respect to each of the New Warrants A, the New Warrants B and the New Warrants C, a duly executed warrant, each with an identifiable number and (iv) deliver to the Shareholder the duly executed Notes.

      (c) Shareholder Deliveries. At the Closing and against the transfer to the Shareholder of $180 million, the New Shares, the New Warrants and the Notes pursuant to Section 2(b), the Shareholder will deliver to the Company the certificates and other instruments (if any) representing the Preferred Shares and the Old Warrants.

      (d) Registration Rights Agreement. At the Closing, the Company and the Shareholder will enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (such Registration Rights Agreement, together with the warrants evidencing the New Warrants and the Notes, the “Ancillary Agreements”).

      (e) Termination of Other Agreements. At the Closing, (i) the Stock Purchase Agreement, dated as of March 17, 2000 (the “Stock Purchase Agreement”), among the Company, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., (ii) the Voting Agreement, dated as of March 17, 2000 (the “Voting Agreement”), among Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., (iii) the Consulting Agreement, dated as of March 17, 2000, by and between the Company and Clayton, Dubilier & Rice, Inc. (“CD&R”) (the “Consulting Agreement”), and (iv) the Registration Rights Agreement, dated as of April 20, 2000 (the “Existing Registration Rights Agreement”), among the Company, the Shareholder and CDR-Cookie Acquisition VI-A L.L.C., in each case will terminate and all rights and obligations thereunder will be of no further force or effect (collectively, the “Required Terminations”). At or before the Closing, the parties to the Stock Purchase Agreement, the Voting Agreement, the Consulting Agreement and the Existing Registration Rights Agreement will execute and deliver one or more termination agreements in order to effect the Required Terminations.

III-5

      (f) Indemnification Agreement Amendment. At the Closing, each of the parties to the Indemnification Agreement, dated as of April 20, 2000 (the “Indemnification Agreement”), by and between the Company, the Shareholder, CDR-Cookie VI-A L.L.C. and CD&R, will deliver an amendment to the Indemnification Agreement substantially in the form attached hereto as Exhibit D (the “Indemnification Agreement Amendment”), limiting the Obligations indemnified thereunder (as defined and provided for in the Indemnification Agreement) to Obligations relating to events or service, action or failures to act by the indemnities prior to the Closing.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholder as of the date hereof and as of the Closing Date as follows:

(a) Corporate Organization; Authorization; Enforceable Obligations. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. Subject to receipt of the Requisite Approval (as such term is defined in Section 8(a)(iv)), the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no other proceedings on the part of the Company or its shareholders are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement has been, and at Closing the Ancillary Agreements will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and at Closing the Ancillary Agreement will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

(b) No Violation. Subject to receipt of the Requisite Approval, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with, violate or result in a breach of the articles of incorporation or by-laws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company pursuant to, any of the terms or conditions of any contract, agreement, note or other instrument or obligation (each, a “Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any nation or government, state or other political subdivision thereof or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Entity”), applicable to the Company or any of its subsidiaries, except in the case of the foregoing clause (ii) for such violations, breaches, defaults, rights or Liens which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby or thereby.

(c) New Shares and New Warrants Authorization, etc. The New Shares being issued at the Closing have been duly authorized by all necessary corporate action on the part of the Company (subject to the receipt of the Requisite Approval), and at the Closing the New Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such New Shares will not be subject to preemptive or subscription rights of any other shareholder of the Company. The shares of Common Stock issuable upon exercise of the New Warrants (the “Warrant Shares”) have been duly authorized by all necessary corporation action on the part of the Company, and the Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the New Warrants. Except for the Requisite Approval,

III-6

no vote of or approval by the Company’s shareholders or the Board of Directors of the Company (the “Board”) is required under the Michigan Business Corporation Act (“MBCA”), as amended, the articles of incorporation or the by-laws of the Company to approve this Agreement, the issuance to the Shareholder of the New Shares, the Note, the New Warrants or the Warrant Shares or the consummation of any of the other transactions contemplated hereby. Assuming payment therefor has been made, upon issuance and exercise of the New Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable. The issuance of the Warrant Shares upon the exercise of the New Warrants will not be subject to preemptive or subscription rights of any other shareholder of the Company. The Warrant Shares will have the voting and other rights attributable to Common Stock.

(d) Information in Proxy Statement. The Proxy Statement (as defined in Section 5(b)), including any amendment thereof or supplement thereto, at the date mailed to Company shareholders and at the time of the Stockholders Meeting (as defined in Section 5(b)), (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Shareholder specifically for inclusion in the Proxy Statement.

(e) Registration Rights Agreements. Schedule 3(e) hereto sets forth a complete and accurate list of each Contract the Company has entered into with any third party, pursuant to which such third party has the right to request or to cause the Company to effect registrations under the Securities Act of 1933, as amended (the “Securities Act”), of equity securities (including any Common Stock, securities of the Company convertible or exchangeable for Common Stock or other capital stock of the Company, or any options, rights or warrants, or any similar securities, issued by the Company to acquire Common Stock or other capital stock of the Company) held by such third party. On or prior to the date hereof the Company has provided the Shareholder a complete and accurate copy of each such Contract.

(f) Other Agreements. Schedule 3(f) hereto sets forth a complete and accurate list of all Contracts entered into by the Company or any of its affiliates, on the one hand, and either FIS, or any of its affiliates, or Rajendra B. Vattikuti, or any of his affiliates, on the other hand. On or prior to the date hereof the Company has provided the Shareholder a complete and accurate copy of each such Contract.

(g) Takeover Statutes. Prior to the date hereof, each of the Board and the Company have taken all necessary action such that no “Fair price,” “Moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company or any of its subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the MBCA, is applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a) Organization; Authorization; Enforceable Obligations. The Shareholder is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been, or as of the Closing Date will have been, duly authorized by or on behalf of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to approve and authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement has been, and at Closing the Ancillary Agreements will be, duly and validly executed and delivered by the Shareholder. This Agreement constitutes, and at

III-7

Closing the Ancillary Agreements will constitute, the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

(b) No Violation. Subject to the execution of the Termination Agreements, the execution, delivery and performance by the Shareholder of this Agreement and the Ancillary Agreements, and the consummation by the Shareholder of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, violate or result in a breach of the limited liability company agreement of the Shareholder, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Shareholder pursuant to, any of the terms or conditions of any Contract to which the Shareholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Shareholder or any of its properties or assets, except in the case of the foregoing clause (ii) for such violations, breaches, defaults, rights or Liens which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Shareholder to consummate the transactions contemplated hereby or thereby.

(c) Title to Preferred Shares and the Old Warrants. The Preferred Shares and the Old Warrants are owned by the Shareholder, free and clear of any Liens (other than Liens represented by the voting and transfer restrictions of the Voting Agreement and the Existing Registration Rights Agreement), and upon delivery and payment in the manner contemplated by this Agreement, the Company will acquire good and valid title to such Preferred Shares and Old Warrants free and clear of any Liens. The Shareholder represents that none of the Shareholder, CD&R nor any investment fund controlled by CD&R beneficially owns (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) any other shares of capital stock of the Company (or securities convertible into or exchangeable for such securities) other than the Preferred Shares and the Old Warrants.

(d) Information in Proxy Statement. None of the information supplied by the Shareholder specifically for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) Investment Intent. The Shareholder is acquiring the New Shares, the New Warrants and the Warrant Shares solely for investment, with no intention to resell such securities in contravention of the Securities Act.

(f) Knowledge. Neither the Shareholder nor, to the knowledge of the Shareholder, any party acting on their behalf has any information or knowledge that makes them believe that the Company’s representations and warranties set forth in Section 3 of this Agreement are not true and correct in all material respects as o f the date hereof.

(g) Independent Investigation. The Shareholder (i) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Preferred Shares and the Old Warrants from a financial perspective, including the risks associated therewith, and (ii) has made its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the properties, business and financial condition of the Company to make an informed decision regarding the sale of the Preferred Shares and the Old Warrants pursuant to this Agreement; provided that any such investigation or evaluation shall in no way limit or impair the Shareholder’s rights or recovery in the event of any breach of any representation, warranty or covenant by the Company pursuant to Section 9 of this Agreement.

III-8

(h) No Other Agreement to Transfer the Preferred Shares or the Old Warrants. The Shareholder does not have any binding obligation, absolute or contingent, oral or written, to any other person to transfer any of the Preferred Shares or the Old Warrants (or the securities into which such securities are convertible into or exchangeable for) (other than the transactions contemplated hereby). Other than pursuant to the Voting Agreement, the Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Preferred Shares or the Old Warrants (or the securities into which such securities are convertible into or exchangeable for).

      5. Covenants.

      (a) No Violation of Representations. From the date hereof until the Closing Date, neither party will take any action that would be reasonably likely to have the effect of making any of the representations and warranties of such party set forth herein untrue as of the Closing Date.

      (b) Shareholders’ Meeting; Proxy Statement.

(i) As promptly as practicable after the date hereof, the Company will prepare a proxy statement, and the Company will prepare and file with the Securities and Exchange Commission (the “SEC”), the SEC Schedule 14A in which such proxy statement will be included. The Company will use its reasonable best efforts, in consultation with the Shareholder, to respond promptly to any comments made by the SEC with respect to the Schedule 14A or such proxy statement and use its reasonable best efforts to cause such proxy statement to be cleared by the SEC, as promptly as practicable following such filing. The Company will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be mailed to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company will include in the Proxy Statement the recommendation of the Board (acting upon the recommendation of the Special Committee (as defined below)) that shareholders of the Company (A) approve the transactions provided for hereunder, (B) the sale to FIS of shares of Common Stock and warrants for shares of Common Stock under the FIS Stock Purchase Agreement, and (C)the purchase by FIS of shares of Common Stock under the Common Stock Purchase Agreement, dated as of the date hereof, between Rajendra B. Vattikuti and FIS (collectively, the “Transactions”), unless such recommendation has been withdrawn or modified as permitted by Section 4.10 of the FIS Stock Purchase Agreement. References in this Agreement to the “Special Committee” mean, from the date of this Agreement to the Closing Date, the Special Committee of the independent directors of the Company existing on the date hereof and, from and after the Closing Date, the members of the Board who are “independent” within the meaning of Nasdaq Rule 4200 and are not designated by any of the Shareholder, Rajendra B. Vattikuti or FIS.

(ii) The Company will, as soon as practicable, in accordance with applicable law and the articles of incorporation and the by-laws of the Company, duly call, set a record date for, give notice of, convene and hold a special meeting of the Company’s stockholders (the “Stockholders Meeting”) for the purpose of considering and taking action upon the Transactions, which, to the extent practicable, shall coincide with the Company’s annual meeting for the election of directors. The Company will, through the Board (acting upon the recommendation of the Special Committee), recommend that its shareholders approve the Transactions and will use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval thereof, unless such recommendation has been withdrawn or modified as permitted by Section 4.10 of the FIS Stock Purchase Agreement.

(iii) If at any time prior to the Closing Date any event relating to the Company or any of its affiliates, or its, or its affiliates’, respective officers, directors or shareholders, should be discovered which should be set forth in an amendment of, or a supplement to such Schedule 14A or the Proxy Statement, the Company will promptly so inform the Shareholder and will furnish all necessary information to the Shareholder relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

III-9

(iv) The Company will immediately notify the Shareholder of the receipt of any comments from the SEC concerning any of the filings described in this Section 5(b). All filings with the SEC and all mailings to the Company’s shareholders in connection with the Transactions, including the Proxy Statement, will be subject to the prior review and comment and, with respect to matters pertaining to the Shareholder, the approval of the Shareholder. No such filing or mailing will be made without prior consultation with the Shareholder.

(v) If at any time prior to the Closing Date any event relating to the Shareholder or any of its affiliates, or its affiliates’ respective officers, directors or shareholders should be discovered which should be set forth in an amendment of, or a supplement to, such Schedule 14A or the Proxy Statement, the Shareholder will promptly so inform the Company and will furnish all necessary information to the Company relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company.

      (c) Notification of Certain Matters. The Company will give prompt notice to the Shareholder, and the Shareholder will give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of the Shareholder, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any Closing and (ii) any material failure of the Company, or the Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that any failure to provide such notice pursuant to this Section 5(c) will not constitute a separate breach of the terms of this Agreement.

      (d) Press Releases; Interim Public Filings. On the date hereof, the Company, FIS and the Shareholder shall jointly prepare a press release by the Company, satisfactory in form and substance to each of them, announcing the general terms of the Transactions and the general reasons therefor. The Company will deliver to the Shareholder complete and correct copies of all other press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press release and public filings refer in any way to the Shareholder or its affiliates, they will be subject to the prior review and consultation with the Shareholder.

      (e) Reservation of Common Stock for Exercise. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the New Warrants, such number of shares of Common Stock as may be issued upon the exercise of all outstanding New Warrants not previously exercised.

      (f) Listing. The Company will use its reasonable best efforts to cause the shares of Common Stock issuable upon the exercise of the New Warrants to be listed or otherwise eligible for trading on the NASDAQ National Market System or another national securities exchange.

      (g) Periodic Information. For so long as the New Shares or any Warrant Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the New Shares and the Warrant Shares with the information specified in Rule 144A(d) under the Securities Act.

      (h) Further Action. Upon the terms and subject to the conditions herein provided, the Company and the Shareholder agree to use their respective reasonable best efforts, in full cooperation and in good faith, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby, (ii) to satisfy the conditions precedent to the obligations of such party hereto, and (iii) to obtain any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made

III-10

by the Company or the Shareholder, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

      (i) Board Representation.

(i) At and immediately after the Closing, the Board shall have ten directors, divided into three classes. One member of the Board shall initially be designated by the Shareholder to be a Class II director with a three year term from the date of the Company’s most recent annual meeting of stockholders (the “Shareholder Nominee”). Unless the Shareholder expressly agrees in writing, the Company shall use its best efforts to ensure that the Shareholder Nominee is not removed without cause.

(ii) The Shareholder acknowledges that pursuant to a separate agreement between the Company and FIS, up to four directors shall be designated by FIS and that pursuant to a separate agreement between the Company and Rajendra B. Vattikuti, two directors shall be designated by Rajendra B. Vattikuti.

(iii) If, at any time following the election of the Shareholder Nominee and prior to the third anniversary of the Closing Date, a vacancy exists in the office of the Shareholder Nominee, the Shareholder will be entitled to designate a successor and, in connection with any subsequent meeting of the shareholders of the Company or the Board at which such vacancy is to be filled, the Company will use its best efforts to cause the successor to be so elected. Notwithstanding anything to the contrary contained herein, upon the earlier to occur of the following: (x) the date on which the Shareholder and its affiliates own less than one million shares of Common Stock; and (y) the date that is three years from the anniversary of the Closing Date, the Shareholder’s right to designate the Shareholder Nominee shall cease and, upon notice from the Company to the Shareholder, the Shareholder shall cause the Shareholder Nominee to immediately resign. The Shareholder Nominee, upon election as a director, will receive standard board fees, perquisites, expense reimbursements and option grants, in accordance with the Company’s policy of paying directors, as such policy may be in effect from time to time.

(iv) For so long as Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, and there is no nominee of the Shareholder or its affiliates then serving as a director of the Company, the Shareholder will have the right to designate one person to attend meetings of the Board as a non-voting observer (the “Shareholder Observer”). Such Shareholder Observer will have the right to receive notice of and attend and participate in discussions at each regular and special meeting of the Board and will be entitled to receive at the same time they are provided to the Board copies of any information concerning the Company that is provided to the Company’s directors. Such Shareholder Observer will be bound by the same duties and obligations of loyalty and confidentiality with respect to such information as the directors of the Company.

(v) From the Closing and continuing until the earliest of (x) the date that is five years after the Closing Date, (y) the date FIS and its affiliates no longer beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) more than 10% of the outstanding shares of any class of capital stock of the Company which are entitled to vote generally in the election of directors, and (z) the Shareholder and its affiliates do not own at least one million shares of Common Stock, the Shareholder agrees that it and its affiliates:

(a) with respect to any proposal submitted to the Company’s shareholders regarding the election of directors, will vote all Common Stock which they have the right to vote in favor of the nominees designated by the Company’s directors other than the directors designated by FIS and its affiliates, Rajendra B. Vattikuti and his affiliates, and the Shareholder and its affiliates (the “Public Directors”);

(b) with respect to any proposal to amend the Company’s Articles of Incorporation or Bylaws, will vote all Common Stock which they have the right to vote against any such proposal that has not been approved by a majority of the Public Directors;

III-11

(c) will not, and will cause its affiliates not to, call, or support (by way of giving a proxy or written consent) any person in seeking to call, any special meeting of the Company’s shareholders;

(d) will not, and will cause its affiliates not to, seek or vote to remove or support (by way of giving a proxy or written consent) any person in seeking to remove, without cause, any member or members of the Board;

(e) will not solicit, obtain, hold or vote the written proxies of any other shareholders of the Company;

(f) will not enter into any binding agreement, arrangement or understanding with any other person jointly to take or cause such other person to take any action which would, if done by the Shareholder or its affiliates, result in a violation of clauses (c), (d) or (e) of this Section 5(i)(v); and

(g) will not publicly announce that it is seeking a waiver of any of the provisions of this Section 5(i)(v).

      (j) D&O Insurance. For a period of three years after any director or officer of the Company nominated by the Shareholder has ceased to serve in such capacity, the Company will maintain in effect (either through the Company’s on-going policy of directors’ and officers’ insurance or through the purchase of one or more tail policies for covering each such former director) for the benefit of such individual (each of whom will be an express third party beneficiary of this Section 5(j)) the then current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to claims arising from or related to facts or events that occurred at or before the time such individual ceased or ceases to serve in such capacity; provided that the Company will not be obligated to make aggregate annual premium payments for such insurance to the extent such premiums exceed the current annual premiums paid as of the date hereof by the Company for directors’ and officers’ insurance (such amount, the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Company will maintain the most advantageous policies of former directors’ and officers’ insurance obtainable for an annual premium at least equal to the Maximum Premium; provided, further, if such insurance coverage cannot be obtained at all, the Company will purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 5(j), does not exceed the Maximum Premium. The Company represents to the Shareholder that the current annual premiums paid as of the date hereof for directors’ and officers’ insurance are $1,075,795.

      (k) Information, VCOC. For so long as Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, and there is no nominee of the Shareholder or its affiliates then serving as a director of the Company: (x) the Company will furnish the Shareholder with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course; and (y) the Company will permit the Shareholder to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company. In addition, for so long as the Shareholder and its affiliates own directly or indirectly at least one million shares of Common Stock, the Shareholder shall be entitled to receive upon request made to the chief executive officer of the Company, with notice to the Company’s Chairman, periodic briefings from the chief executive officer and the chief financial officer of the Company with respect to the business and affairs of the Company, so as to assist the Shareholder in monitoring its investment in the Company, provided that the Shareholder shall not be entitled to request more than one such briefing during any calendar quarter. The rights set forth in this Section 5 are intended, in part, to satisfy the requirement of contractual management rights for purposes of qualifying the Shareholder’s continuing ownership interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations.

      (l) Affiliate Transactions. Following the Closing and for so long as any Note remains outstanding, any transaction between the Company and any Permitted Investor (including any amendment, waiver or

III-12

termination of any agreement between the Company and any Permitted Investor existing as of the Closing), other than work orders or supplements made in the ordinary course of business to any arrangements in effect as of the Closing and not inconsistent therewith, will be subject to the approval of a majority of disinterested directors of the Board. For purposes of this Section 5(l), “Permitted Investor” means each of FIS, Rajendra B. Vattikuti, the Shareholder and their respective affiliates.

      (m) Closing Deliveries.

(i) The Shareholder will take all reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of the Company contained in this Agreement.

(ii) The Company will take all reasonable steps necessary and proceed diligently and in good faith to satisfy each condition to the obligations of the Shareholder contained in this Agreement.

      (n) No Liens. During the period prior to the Closing Date or the earlier termination of this Agreement pursuant to Section 11(c), Shareholder will not sell, encumber, transfer or otherwise dispose of the Preferred Shares or the Old Warrants.

      (o) Certain Tax Matters.

(i) If the IRS or the United States Department of Justice takes a reasonable position that the Company has a withholding obligation with respect to transactions provided for in Section 1 of this Agreement (a “Company Withholding Tax Obligation”), the Company shall consult in good faith with the Shareholder concerning (1) the tax treatment of such transactions and (2) any available alternative for minimizing any Company Withholding Tax Obligation, which alternative has a reasonable likelihood of success, under the procedures contained in Section 5(o)(ii) below.

(ii) Within 10 days after the IRS or the United States Department of Justice takes a reasonable position that a Company Withholding Tax Obligation exists, the Company shall (1) provide a written notice to the Shareholder (which notice shall set forth an estimate of the amount of the anticipated withholding tax payment), (2) consult in good faith with the Shareholder concerning whether all or a portion of such Company Withholding Tax Obligation is required under applicable law and concerning any available alternative which has a reasonable likelihood of success that could reduce or eliminate the amount of withholding tax required to be paid (in each case, a “Reasonable Contest Position”) and (3) afford the Shareholder the opportunity to fund any withholding tax that the Company determines (after consulting with the Shareholder as provided herein) is required to be paid; provided that:

(A) to the extent a Reasonable Contest Position exists, the Company shall not pay such Company Withholding Tax Obligation, and shall not issue any Shareholder Payment Notice (as defined in Section 5(o)(iii) below) with respect to such Company Withholding Tax Obligation, without first giving the Shareholder the opportunity to participate fully in the dispute of the Company Withholding Tax Obligation in the manner and to the extent set forth herein;

(B) if, within 10 days after the Company shall have given the Shareholder written notice as provided in Section 5(o)(ii), the Company shall have received from the Shareholder notice of its intent to so participate, the Company shall request the IRS or the United States Department of Justice to resolve any issue with respect to the Company Withholding Tax Obligation (a “Company Withholding Tax Issue”) separately from any other then pending tax issue relating to the Company;

(C) subject to Section 5(o)(iv) and the compliance by the Company with the other provisions set forth in this Section 5(o) in all material respects, the Shareholder shall indemnify and hold the Company harmless against any Company Withholding Tax Obligation (together with any interest, penalties and additions thereto);

(D) (1) if the IRS, the United States Department of Justice or an applicable judicial body has permitted a Company Withholding Tax Issue to be resolved separately from any other then pending tax issue or if the IRS, the United States Department of Justice or applicable judicial body raises only a Company Withholding Tax Issue, the Shareholder shall have full control rights (to be

III-13

reasonably exercised), at its own expense, in any audit, examination, investigation or administrative or judicial proceeding relating to such Company Withholding Tax Issue (a “Withholding Tax Proceeding”) and (2) if the IRS, United States Department of Justice or applicable judicial body has not permitted a Company Withholding Tax Issue be resolved separately from any other then pending tax issue, the Shareholder shall have full participation rights (to be reasonably exercised) subject to full control (to be reasonably exercised) by the Company with respect to such Company Withholding Tax Issue; provided that,

(x) in any case subject to clause (2) of this paragraph (D), the Company and the Shareholder shall consult in good faith with each other concerning any Withholding Tax Proceeding, the Company shall not appeal, fail to appeal, settle, compromise or concede any Company Withholding Tax Issue without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld, any settlement, compromise or concession of any such Company Withholding Tax Issue shall be subject to Section 5(o)(iv), and upon compliance by the parties with Section 5(o)(iv) no further consent of the Shareholder shall be required with respect to such Company Withholding Tax Issue; and further provided that,

(y) if issues are added to or dropped from any Withholding Tax Proceeding or the IRS, the United States Department of Justice or applicable judicial body changes its position regarding separate resolution of the Company Withholding Tax Issue, the provisions of clauses (1) and (2) of this paragraph (D) shall apply to the facts at the relevant time, provided that, if issues are added, the Company shall request the IRS, the United States Department of Justice or applicable judicial body to resolve any Company Withholding Tax Issue separately from other then pending issues; and further provided that,

(z) in any case subject to clause (1) of this paragraph (D), any resolution of a Company Withholding Tax Issue by the Shareholder shall not adversely affect the Company in any material respect or, without the consent of the Company, become binding precedent on the Company with respect to any future tax matters; and

(E) the Company and the Shareholder shall reasonably cooperate with, and provide reasonable assistance to, each other (including, without limitation, access to the records and making personnel available) concerning any matter described in Section 5(o)(ii)(A) through (D).

(iii) If the Company receives a Company Deficiency Notice (as defined below), the Company shall send a Shareholder Payment Notice (as defined below). Within seven days of receipt of a Shareholder Payment Notice, the Shareholder shall pay, by wire transfer of immediately available funds, the amount of the Company Deficiency (as defined below); provided that the Company has complied with the provisions of Section 5(o)(ii) and (iv) in all material respects.

For purposes of this Agreement: (A) a “Company Deficiency Notice” means any notice of the Company’s liability for a Company Withholding Tax Obligation which is either nonappealable or for which appeal rights have expired; (B) a “Shareholder Payment Notice” shall mean a notice to the Shareholder of receipt by the Company of a Company Deficiency Notice, which notice to the Shareholder shall include a copy of the Company Deficiency Notice; and (C) “Company Deficiency” means the liability for a Company Withholding Tax Obligation (including all interest, penalties and additions thereto) contained in the Company Deficiency Notice, provided that in no event shall a Company Deficiency exceed the amount allocated to such Company Withholding Tax Obligation by the Tax Dispute Arbitrator pursuant to Section 5(o)(iv) below, and provided further that such liability shall be reduced by any amounts that the Shareholder shall have previously paid to the Company whether through setoff or otherwise or paid to any applicable withholding agent or to any applicable taxing authority, solely with respect to such Company Withholding Tax Obligation.

(iv) If the Company or the Shareholder proposes to settle, compromise or concede any Company Withholding Tax Issue governed by Section 5(o)(ii)(D)(2) (a “Settlement”), the Shareholder and the Company shall negotiate in good faith to determine the fair amount payable with respect to such

III-14

Company Withholding Tax Issue. If the Shareholder and the Company are unable to agree upon what portion of the Settlement should fairly be attributed to such Company Withholding Tax Issue within 15 days, the dispute shall be referred to KPMG (the “Tax Dispute Arbitrator”), unless such firm shall at such time have a significant relationship with either the Company or the Shareholder or any of their respective Affiliates, in which case the Company and the Shareholder shall mutually agree on another independent accounting firm or law firm of nationally recognized standing to act as the Tax Dispute Arbitrator. The Company and the Shareholder shall present their positions to the Tax Dispute Arbitrator within 15 days after submission of the dispute to the Tax Dispute Arbitrator and, within 15 days thereafter, the Tax Dispute Arbitrator shall resolve the dispute based upon all the facts and circumstances. In no event shall the Tax Dispute Arbitrator allocate liability to the Shareholder in excess of the lesser of (x) the amount of the deficiency asserted by the IRS or the United States Department of Justice in respect of the Company Withholding Tax Obligation and (y) the maximum amount that would have been withheld if the entire consideration received by the Shareholder in the transactions provided for in Section 1 of this Agreement were subject to withholding. Any payment to be made as a result of the resolution of the dispute shall be made on or before the seventh day following the date on which the dispute is resolved (in the case of a dispute resolved by the Tax Dispute Arbitrator, such date being the date on which the parties receive written notice from the Tax Dispute Arbitrator of its resolution). The fees and expenses of the Tax Dispute Arbitrator in resolving a dispute shall be borne equally by the Company and the Shareholder.

(v) The Company shall pay, by wire transfer of immediately available funds, to the Shareholder any refund received by the Company of a Company Withholding Tax Obligation previously paid by the Company from a Required Tax Payment or by the Shareholder to the proper taxing authority.

(vi) Any amount that has been previously paid to the Company with respect to a Company Withholding Tax Obligation (including, without limitation, any tax withheld by the Company pursuant to Section 1(d) above), whether through withholding or deduction, setoff or any direct payment to the Company, shall constitute a “Required Tax Payment”. The Company shall (x) timely and duly deposit with the applicable taxing authority any Required Tax Payment and (y) promptly deliver to the Shareholder a copy of the original receipt evidencing that such deposit has been made to the proper taxing authority as a withholding tax.

(vii) The Shareholder shall furnish to the Company a valid IRS Form W-8IMY, together with a contemporaneous withholding statement described in Section 1.1441-5(c)(3)(iv) of the Treasury Regulations, from its owner and, to the extent available, a copy of valid IRS Forms W-8 and/or W-9, from any person to whom any payment is made (or deemed to be made) for U.S. tax purposes pursuant to this Agreement at Closing (a “Payee”) to permit the Company to determine if any amount payable or deemed payable to a Payee can be properly treated as exempt from any U.S. federal withholding taxes or can be properly treated as subject to such U.S. federal withholding taxes at a reduced rate. Subject to Sections 1(d) and 5(o) of this Agreement, any determination of exemption or reduced rate of withholding shall be made by the Company recognizing the full, absolute and unconditional right of any Person to seek a refund of any amount it believes it is entitled to. The Company shall not disclose any information so obtained to any Person except to the extent required to allow the Company to comply with applicable law.

(viii) If the Warrant Price (as defined in the New Warrants) of a New Warrant shall be adjusted and if such adjustment is treated as a taxable event under the Code, then the Company shall, at least 20 days prior to such adjustment, deliver a written notice to the Shareholder setting forth the amount of such constructive distribution and the amount that will be treated as a dividend within the meaning of Section 316 of the Code (determined by taking into account accumulated, and reasonably estimated earnings and profits of the Company, as determined by the Company’s independent auditors, the “Deemed Dividend”). The Shareholder shall, at least 10 days prior to such adjustment, furnish to the Company with a valid IRS Form W-8IMY, together with a contemporaneous withholding statement described in Section 1.1441-5(c)(3)(iv) of the Treasury Regulations, with respect to such taxable event and, to the extent available, a copy of valid IRS Forms W-8 and/or W-9, as applicable, in respect of any

III-15

person who has been allocated any of the Deemed Dividend. The Company shall, on or before five days prior to such adjustment, notify the Shareholder in writing the amount of withholding tax due on such Deemed Dividend allocated to each person for U.S. tax purposes, with respect to whom the Company did not receive a copy of a valid IRS Form W-8 and/or W-9. Not more than two days after the adjustment is made, the Shareholder shall pay the Company the amount of the applicable withholding tax on the Deemed Dividend. The foregoing payment obligation with respect to any adjustment made while the Shareholder is the holder of a Warrant, to the extent not paid, shall remain an obligation of the Shareholder notwithstanding the transfer of such Warrant, but shall not be an obligation of any transferee thereof. The Company shall timely and duly deposit with the applicable taxing authority any amount of withholding tax paid to the Company pursuant to this Section 5(o)(viii) and promptly deliver to the Shareholder a copy of the original receipt evidencing that such deposit has been made. The Company shall pay, by wire transfer of immediately available funds, to the Shareholder any refund received by the Company of any amount of withholding tax paid to the Company pursuant to this Section 5(o)(viii) from the proper taxing authority.

      6.     Expenses. Subject to Section 5(i), each party will bear all of its own expenses incurred in connection with the negotiation and finalization of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereunder and thereunder; provided that the Company will reimburse the Shareholder and its affiliates for all actual out of pocket legal, public relations and accounting expenses incurred in connection with the transaction contemplated by this Agreement and the Ancillary Agreements up to $500,000, irrespective of whether the Closing occurs.

      7.     Shareholder Rights Plan. The Shareholder acknowledges and agrees that the Board shall take all necessary action such that, effective immediately after the Closing, the Company shall have adopted a shareholder rights plan (or “poison pill”), in accordance with Section 6.2(g) of the FIS Stock Purchase Agreement.

      8.     Conditions to Closing.

      (a) Conditions to the Obligations of the Company and the Shareholder. The respective obligations of each party to effect the Closing will be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(i) There will not have been issued and be in effect any law, order, decree, or judgment of or in any court or tribunal of competent jurisdiction which makes the consummation of the transactions contemplated hereby illegal.

(ii) No statute, rule, order, decree or regulation will have been enacted or promulgated by any Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) or otherwise become applicable which will be in effect and will have the effect of prohibiting the consummation of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby or making this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby illegal.

(iii) There will be no order or injunction of a Governmental Entity of competent jurisdiction (whether temporary, preliminary or permanent) in effect precluding, restraining, enjoining or prohibiting consummation of this Agreement and the transactions contemplated hereby.

(iv) At the Stockholders Meeting of the Company’s shareholders duly convened by the Board, the Transactions shall have been approved by vote of the requisite shareholders of the Company, in accordance with applicable law, including the rules and regulations of Nasdaq and the Company’s articles of incorporation and by-laws (the “Requisite Approval”).

(v) All conditions to the closing under the FIS Stock Purchase Agreement will have been satisfied or waived to permit the simultaneous closing of all the Transactions.

(vi) All documents necessary to effect the Required Terminations as of the Closing Date will have been executed and delivered by each of the parties to the affected agreements.

III-16

      (b) Conditions to the Obligations of the Shareholder. The obligation of the Shareholder to consummate the transactions at the Closing as provided in this Agreement is subject to the satisfaction or waiver by the Shareholder on or prior to the Closing Date of each of the following conditions:

(i) The representations and warranties of the Company contained in this Agreement (x) will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the date hereof (or, in the case of any representation and warranty made as of a specific date other than the date hereof, at and as of such date), and (y) other than any representation or warranty made as of a specific date, will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the Closing Date as if made at and as of such time.

(ii) The Company will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to or on the Closing Date pursuant to the terms hereof.

(iii) The Company will have delivered to the Shareholder an opinion of counsel to the Company, substantially in the form of Exhibit E.

(iv) The Termination Agreements will have been executed and delivered by each party thereto other than the Shareholder.

      (c) Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions at the Closing as provided in this Agreement is subject to the satisfaction or waiver by the Company on or prior to the Closing Date of each of the following conditions:

(i) The representations and warranties of the Shareholder contained in this Agreement (x) will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the date hereof (or, in the case of any representation and warranty made as of a specific date other than the date hereof, at and as of such date), and (y) other than any representation or warranty made as of a specific date, will be true and correct in all material respects (other than any representation or warranty qualified as to materiality, which will be true and correct) at and as of the Closing Date as if made at and as of such time.

(ii) The Shareholder will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to or on the Closing Date pursuant to the terms hereof.

(iii) Each member of the Board nominated by the Shareholder (other than one) will have tendered to the Company his written resignation as member of the Board.

(iv) The consents listed on Schedule 8(c) will have been obtained.

      9.     Indemnification.

      (a) Indemnification. Subject to Section 11(a), the Company and the Shareholder will each indemnify and hold the other harmless (and each of the other’s officers, employees, partners, agents, affiliates and controlling parties) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, reasonable attorneys’ fees (“Losses”), any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by the other, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the other in this Agreement, whether or not arising out of a third-party claim.

      (b) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice will be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the

III-17

Indemnified Party will permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (i) counsel for the Indemnifying Party who will conduct the defense of such claim or litigation will be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, will consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party will in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party will have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided that if the Indemnified Party does so take over and assume control, the Indemnified Party will not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party will have the full right to defend against any such claim or demand, and will be entitled to settle or agree to pay in full such claim or demand, at the sole expense of the Indemnifying Party. In any event, the Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation subject to this Section 9 and the records of each shall be available to the other with respect to such defense.

      (c) Exclusivity of Indemnification Provision. Except in the case of fraud, the indemnity provided for in this Section 9 will be the sole and exclusive remedy of the Company and the Shareholder for any inaccuracy of any representation or warranty, any failure or breach of any covenant, obligation, condition or agreement to be performed or fulfilled by either party or any matter of any kind or description arising out of or relating to this Agreement.

      10.     Brokers. Except for Alvarez & Marsal LLC and The Chesapeake Group, Inc., the fees and expenses of which will be payable solely by the Company, each of the Company and the Shareholder represents that it has not retained any finder or broker in connection with this Agreement or the transactions provided for hereunder. Each party will indemnify and hold harmless the other party for any fees or expenses arising out of its breach of this representation.

      11.     Survival; Termination.

      (a) Survival of Representations and Warranties. Except for the representations and warranties contained in Sections 3(d), 3(e), 3(f) and 4(d), which representations and warranties shall survive for twelve months following the Closing Date (except with respect to claims for Losses incurred within such period and notice of which has been given to the Indemnifying Party prior to such expiration date), the representations and warranties of the parties hereunder will survive as to any matter covered by such representations and warranties for so long as any statute of limitations applicable thereto or any claim relying thereon remains open.

      (b) Survival of Covenants. The indemnification obligations under Section 9(a) will survive with respect to any covenant covered thereby for the period such covenant is in force and effect.

      (c) Termination. This Agreement may be terminated (other than Sections 6, 9, 17 and 18 which will survive such termination) at any time prior to the Closing:

(i) by written consent of the Company, the Shareholder and FIS (it being understood that FIS will be an express third party beneficiary of this clause); or

III-18

(ii) by either party if the Closing will not have been consummated on or before October 31, 2004, other than as a result of the breach of this Agreement by the terminating party; or

(iii) automatically, if the FIS Stock Purchase Agreement will have been terminated.

Termination of this Agreement pursuant to this Section 11(c) will be without liability to any party except to the extent of breach of this Agreement by either party prior to such termination.

      12. Notices. All notices and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been given if delivered personally or sent by confirmed telecopier transmission, certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Shareholder, as the case may be, at the following addresses or to such other address as the Company or the Shareholder, as the case may be, will specify by notice to each of the others:

(i) if to the Company, to it at:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334-3339

Attention of: General Counsel
Facsimile: (248) 848-0109
Telephone: (248) 848-2088

with a copy to:

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226

Attention of: Arthur Dudley, Esq.
Facsimile: (313) 225-7080
Telephone: (313) 225-7000

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019

Attention of: Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
Facsimile: (212) 259-6333
Telephone: (212) 259-8000

(ii) if to the Shareholder, to it at:

CDR-COOKIE Acquisition, L.L.C.
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership
c/o CD&R Associates VI Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware 19803

with a copy to:

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
New York, New York 10152

Attention: David Wasserman
Facsimile: (212) 407-5270
Telephone: (212) 407-5294

III-19

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention: Franci J. Blassberg, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

All such notices and communications will be deemed to have been received on the date of delivery if delivered personally or by confirmed telecopier transmission or on the third business day after the mailing thereof.

      13.     No Third Party Beneficiaries. Except as contemplated in Sections 5(j) and 11(c) and in the second sentence of Section 14, no provision of this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns pursuant to Section 16.

      14.     Entire Agreement; Amendment; Waiver. This Agreement and the Ancillary Agreements, including the exhibits hereto and thereto, constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersede and preempt any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof; provided that nothing contained herein will be deemed to terminate or otherwise affect the rights and obligations of the parties under the Indemnification Agreement, as amended on the Closing Date by the Indemnification Agreement Amendment, which will remain in full force and effect. This Agreement may be amended, modified or supplemented only by the written agreement of each party hereto and, so long as the FIS Stock Purchase Agreement shall not have been terminated in accordance with its terms, FIS (which shall be deemed an express third party beneficiary of this Agreement solely for purposes of this sentence). Notwithstanding anything to the contrary in this Agreement, the Shareholder agrees that any amendment, waiver or consent taken, given or made by the Company (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such amendment, waiver or consent shall have received the prior approval of a majority of the Public Directors. The Company will provide the Shareholder with written evidence of the approval of such majority of the Public Directors in connection with its execution and delivery of any such amendment, waiver or consent in respect of this Agreement.

      15. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and which taken together will constitute one and the same agreement.

      16. Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company and the Shareholder and their respective successors and permitted assigns. In no event with the rights and obligations set forth in Sections 5(h) and (j) be binding on or inure to the benefit of, any transferee of the New Shares, New Warrants or Warrant Shares.

      17. Choice of Law; Jurisdiction. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding will be heard and determined in such a New York State or Federal court. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner

III-20

provided in Section 11, or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

      18.     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

      19.     Specific Enforcement. The Shareholder and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or equity.

      20.     Transfer of New Shares, etc. The Shareholder understands and agrees that the New Shares and the New Warrants have not been, and the Warrant Shares will not be, registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Shareholder acknowledges that except as provided in the New Registration Rights Agreement, the Shareholder has no right to require the Company to register the New Shares or the New Warrants or the Warrant Shares. The Shareholder understands and agrees that each certificate representing New Shares, New Warrants or Warrant Shares (other than New Shares, New Warrants or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

and the Shareholder agrees to transfer New Shares, New Warrants or Warrant Shares only in accordance with the provisions of such legend. At the holder’s request, the Company shall exchange any such legended securities for unlegended securities at any time after (i) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to have been held for a period of two years by the holder thereof and (ii) such holder is not and has not been an affiliate (within the meaning of Rule 144) of the Company for three months.

      21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

III-21

      22. Cooperation. The Shareholder and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

      23. Replacement of Share Certificates. Upon receipt of an affidavit of loss with respect to any certificate representing New Shares, New Warrants or Warrant Shares or, in the case of any mutilation of such certificate, upon surrender of such certificate, the Company at its expense shall execute and deliver, in lieu thereof, a new certificate representing such New Shares, New Warrants or Warrant Shares, as the case may be.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

III-22

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COVANSYS CORPORATION

By:

Name:
Title:

CDR-COOKIE ACQUISITION, L.L.C.

By:

Name:
Title:

III-23

SCHEDULE 1

Defined Term	Section Reference

Agreement	Preamble
Ancillary Agreements	2(d)
Board	3(c)
CD&R	2(e)
Closing	2(a)
Closing Date	2(a)
Code	1(d)
Common Stock	Recitals A
Company	Preamble
Company Deficiency	5(o)(iii)
Company Deficiency Notice	5(o)(iii)
Company Withholding Tax Obligation	5(o)(i)
Company Withholding Tax Issue	5(o)(ii)(B)
Consulting Agreement	2(e)
Contract	3(b)
Exchange Act	3(d)
Existing Registration Rights Agreement	2(e)
FIS	Recitals C
FIS Stock Purchase Agreement	Recitals C
Governmental Entity	3(b)
Indemnification Agreement	2(f)
Indemnification Agreement Amendment	2(f)
Indemnified Party	9(b)
Indemnifying Party	9(b)
Liens	2(b)
Losses	9(a)
Maximum Premium	5(j)
Master Services Agreement	Recitals C
MBCA	3(c)
New Shares	1(c)
New Shares A	1(a)
New Shares B	1(b)
New Shares C	1(c)
New Warrants	1(c)
New Warrants A	1(a)
New Warrants B	1(b)
New Warrants C	1(c)
Non-U.S. Person Percentage	1(d)
Note A	1(a)
Note B	1(b)
Note C	1(c)
Notes	1(c)

III-24

Defined Term	Section Reference

Old $25 Warrants	Recitals A
Old $31 Warrants	Recitals A
Old Warrants	Recitals A
Payee	5(o)(vii)
Preferred Shares	Recitals A
Proxy Statement	5(b)(i)
Public Directors	5(i)(v)(a)
Reasonable Contest Position	5(o)(ii)
Reporting Position	1(d)
Required Tax Payment	5(o)(vi)
Required Terminations	2(e)
Requisite Approval	8(a)(iv)
SEC	5(b)(i)
Securities Act	3(e)
Settlement	5(o)(iv)
Shareholder	Preamble
Shareholder Nominee	5(i)(i)
Shareholder Observer	5(i)(iv)
Shareholder Payment Notice	5(o)(iii)
Special Committee	5(b)(i)
Stock Purchase Agreement	2(e)
Stockholders Meeting	5(b)(ii)
Tax Dispute Arbitrator	5(o)(iv)
Transactions	5(b)(i)
Undocumented U.S. Person	1(d)
Voting Agreement	2(e)
Warrant Shares	3(c)
Withholding Tax Proceeding	5(o)(ii)(D)

III-25

Appendix IV

COVANSYS CORPORATION
REGISTRATION RIGHTS AGREEMENT
Dated as of [                     ], 2004

APPENDIX IV

REGISTRATION RIGHTS AGREEMENT

1. Background	IV-2
2. Definitions	IV-2
3. Registration	IV-4
3.1 Registration on Request	IV-4
3.2 Piggyback Registration	IV-7
3.3 Registration Procedures	IV-8
3.4 Underwritten Offerings	IV-11
3.5 Preparation; Reasonable Investigation	IV-12
3.6 Other Registrations	IV-12
3.7 Indemnification	IV-13
4. Miscellaneous	IV-15
4.1 Rule 144; Legended Securities; etc.	IV-15
4.2 Amendments and Waivers	IV-15
4.3 Nominees for Beneficial Owners	IV-15
4.4 Successors, Assigns and Transferees	IV-15
4.5 Notices	IV-16
4.6 No Inconsistent Agreements	IV-17
4.7 Remedies	IV-17
4.8 Stock Splits, etc.	IV-17
4.9 Term	IV-17
4.10 Severability	IV-17
4.11 Headings	IV-17
4.12 Counterparts	IV-17
4.13 Governing Law	IV-18
4.14 Waiver of Jury Trial	IV-18
4.15 No Third Party Beneficiaries	IV-18

REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [                    ], 2004, is entered into by and among CDR-COOKIE Acquisition, L.L.C., a Delaware limited liability company (“CDR”) , Fidelity Information Services, Inc., an Arkansas corporation, (“FIS”), and Covansys Corporation, a Michigan corporation (the “Company”).

      1.     Background.

      1.1.     Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and the Company (the “Company Stock Purchase Agreement”), FIS agreed to purchase from the Company, and the Company agreed to sell to FIS: (i) an aggregate of 8,700,000 shares (the “FIS Shares”) of the Company’s common stock, without par value (the “Common Stock”) and (ii) warrants to purchase up to 4,000,000 shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the “FIS Warrants”).

      1.2.     Pursuant to a stock purchase agreement, dated as of April 26, 2004, by and between FIS and Mr. Rajendra B. Vattikuti, FIS agreed to purchase from Mr. Vattikuti, and Mr. Vattikuti agreed to sell to FIS, an aggregate of 2,300,000 shares of Common Stock (the “Additional FIS Shares”).

      1.3.     Pursuant to a recapitalization agreement, dated as of April 26, 2004, by and between CDR and the Company, such parties agreed to exchange 200,000 shares of the Company’s Series A Voting Convertible Preferred Shares, without par value, owned by CDR and warrants to acquire 3.5 million shares of Common Stock at an exercise price of $25 per share and 1.8 million shares of Common Stock at an exercise price of $31 per share for: (i) an aggregate of 2 million shares of the Common Stock (the “CDR Shares”) and (ii) warrants to purchase an aggregate of 5 million shares of Common Stock at an exercise price of $18 per share (the “CDR Warrants”).

      1.4.     CDR, the Fund, FIS or any of their respective Affiliates may in the future acquire Additional Common Stock (as defined in Section 2) from the Company or other shareholders (subject to certain limitations contained in agreements between them and the Company).

      2. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

“Additional Common Stock”: Shares of Common Stock, other than CDR Shares, FIS Shares, Additional FIS Shares and Warrant Shares, acquired by CDR, the Fund, FIS or any of their Affiliates (but not their transferees).

“Additional FIS Shares”: is defined in Section 1.2.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. “Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise. Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate shall not be deemed to be an Affiliate of CDR or FIS.

“Agreement”: is defined in the introductory paragraph hereof.

“Board”: The Board of Directors of the Company.

“Business Day”: A day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Detroit, Michigan, or Jacksonville, Florida, are authorized or required to close.

“CDR”: is defined in the introductory paragraph to this Agreement.

“CDR Securities”: At any time, the Registrable Securities owned by CDR, the Fund, their respective Affiliates or any transferee thereof.

“CDR Shares”: is defined in Section 1.3.

“CDR Warrants”: is defined in Section 1.3.

“Commencement Date”: The earlier of (a) March 1, 2005 and (b) the date upon which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission.

“Common Stock”: is defined in Section 1.1.

“Company”: is defined in the introductory paragraph to this Agreement.

“Company Stock Purchase Agreement”: is defined in Section 1.1.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

“FIS”: is defined in the introductory paragraph to this Agreement.

“FIS Securities”: At anytime, the Registrable Securities owned by FIS, any Affiliate of FIS or any transferee thereof.

“FIS Shares”: is defined in Section 1.1.

“FIS Warrants”: is defined in Section 1.1.

“Fund”: Any of Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership, and any other entity organized or managed by or affiliated with Clayton, Dubilier & Rice, Inc., a Delaware corporation.

“NASD”: The National Association of Securities Dealers, Inc.

“NASDAQ”: The NASD Automated Quotation System.

“Person”: Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

“Public Offering”: An underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

“Registrable Securities”: (a)(i) the CDR Shares, (ii) the FIS Shares and the Additional FIS Shares, (iii) the Additional Common Stock and (iv) the Warrant Shares; and (b) any securities issued or issuable with respect to any Warrants or with respect to any Common Stock referred to in the foregoing clauses (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to the penultimate paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

“Registration Expenses”: All expenses incident to the Company’s performance of its obligations under or in compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD

(including, if required, the fees and expenses of any “qualified independent underwriter” and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance and the fees and disbursements of one (but not more than one) law firm retained on behalf of the holders of a majority (by number of shares) of the Registrable Securities to be disposed of, but not including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

“Requisite Percentage of CDR Securitiesholders”: At any time, the holder or holders of at least 50% (by number of shares) of the CDR Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be CDR Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

“Requisite Percentage of FIS Securitiesholders”: At any time, the holder or holders of at least 50% (by number of shares) of the FIS Securities then outstanding; provided that for purposes of the foregoing definition, Warrant Shares shall be deemed to be FIS Securities only to the extent the Warrant or Warrants with respect thereto have been duly exercised.

“Requisite Percentage of Shareholders”: Either (i) the Requisite Percentage of FIS Securitiesholders or (ii) the Requisite Percentage of CDR Securitiesholders.

“Rule 144”: Rule 144 (or any successor provision) under the Securities Act.

“Rule 144A”: Rule 144A (or any successor provision) under the Securities Act.

“Rule 145”: Rule 145 (or any successor provision) under the Securities Act.

“Securities Act”: The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

“Securities and Exchange Commission”: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Special Registration”: (a) The registration of shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or (b) the registration of equity securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

“Termination Date”: The tenth anniversary date of this Agreement.

“Warrants”: The CDR Warrants and the FIS Warrants.

“Warrant Shares”: Shares of Common Stock issuable upon the exercise of the CDR Warrants and the FIS Warrants.

      3. Registration.

      3.1.     Registration on Request.

      (a) Requests. Subject to the provisions of Section 3.6 and clause (z) below, at any time or from time to time beginning on the Commencement Date and ending on the Termination Date, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect registrations under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.

      (b) Obligation to Effect Registration. Upon receipt by the Company prior to the Termination Date of any request for registration pursuant to Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

(i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

(ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

(w) the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if the Board determines, in its good faith judgment, after consultation with a firm of nationally recognized underwriters that the aggregate net proceeds from the disposition of the Registrable Securities for which registration has been so requested would be less than $30,000,000 (or $15,000,000 if the Registrable Securities for which registration has been requested constitutes either (A) all of the outstanding Registrable Securities then owned by either FIS and its Affiliates or (B) all of the Registrable Securities then owned by CDR, the Fund and their respective Affiliates);

(x) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Public Offering, the Requisite Percentage of Shareholders shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1;

(y) the Company shall be entitled to postpone for a reasonable period of time not to exceed 60 days from the date a request pursuant to Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board (i) in good faith determines that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, and (ii) as promptly as practicable gives the relevant holders of Registrable Securities written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than twice in any 180 day period, for no more than an aggregate total of 60 days. If the Company shall so postpone the filing of a registration statement, the holder or holders of Registrable Securities making the request pursuant to Section 3.1(a) shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration. Failure by such holder or holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration. In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such holder or holders still have the right to make a request for registration pursuant to this Section 3.1; and

(z) the Company shall not be required to effect more than two registrations requested under Section 3.1 by holders of the CDR Securities (or three such registrations if CDR Warrants for at least 2,000,000 shares of Common Stock have been exercised) or more than four such registrations requested by holders of the FIS Securities, in each case including requests deemed to be made by either pursuant to the provisions of the final paragraph of Section 3.2.

      (c) Registration Statement Form. Each registration required pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), the choice of such form to be made by holders holding at least a majority

(by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1, unless the use of a specific or different form is required by law.

      (d) Expenses. The Company will pay all Registration Expenses in connection with registrations effected pursuant to a request under Section 3.1(a). Notwithstanding the provisions of this Section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law, and will pay all other expenses attributable to such holder’s inclusion of shares in a registration hereunder and sale of shares pursuant thereto, including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by such holder.

      (e) Inclusion of Other Securities. The Company shall neither register, nor enter into any agreement obligating it to register, securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration, which consent shall not unreasonably be withheld, it being understood and agreed that such holders shall not be deemed to be unreasonable if they in their good faith judgment believe that the inclusion of the securities of any such other Person will adversely affect the price or marketability of the shares such holders of Registrable Securities or the Company propose to sell in such registration.

      (f) Effective Registration Statement. A registration required under Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration required under Section 3.1(a) that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

      (g) Pro Rata Allocation.

(i) If any registration statement made pursuant to Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering, the Company shall include in such registration:

(A) first, all shares of Registrable Securities requested to be included in such registration pursuant to Section 3.1(a) or Section 3.1(b);

(B) second, to the extent that the number of securities to be registered pursuant to clause (A) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, securities that the Company proposes to register; and

(C) third, if permitted by the holders of Registrable Securities pursuant to Section 3.1(e), any other holders.

(ii) The securities to be included in any such registration pursuant to Section 3.1(g)(i)(A) and, except as otherwise contractually required as of the date hereof, Section 3.1(g)(i) (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders; provided that, insofar as the requisite holders of CDR Securities request a registration pursuant to Section 3.1(a) that would otherwise be subject to pro rata allocation in accordance with this sentence, and unless otherwise consented to by such holders, the FIS Securities included in such registration shall not exceed 50% of the number of securities included in such registration.

(iii) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of CDR Securitiesholders and

(A) the holder or holders of CDR Securities requesting such registration are unable to sell at least 75% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company’s securities included in such offering; and

(B) the number of FIS Securities included in such registration exceeds 25% of the number of securities included in such registration;

then such request for registration shall not be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z).

(iv) If a request for registration pursuant to Section 3.1 is made by the Requisite Percentage of FIS Securitiesholders and

(A) the holder or holders of FIS Securities requesting such registration are unable to sell at least 50% of the number of securities they requested to be included therein by virtue of the inclusion of other holders of the Company’s securities included in such offering; and

(B) the number of CDR Securities included in such registration exceeds 50% of the number of securities included in such registration;

then such request for registration shall not be deemed exercised by the holders of the FIS Securities for purposes of Section 3.1(b)(z) but instead shall be deemed exercised by the holders of the CDR Securities for purposes of Section 3.1(b)(z).

      3.2.     Piggyback Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will at such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

(a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Board shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 3.1; and

(b) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering,

(i) The Company shall include in such registration the number of Registrable Securities equal to the lesser of (x) the total number of Registrable Securities so requested to be included in such registration, and (y) 25% of the largest number of securities that in the opinion of such underwriters or investment bank, as the case may be, can be sold in an orderly manner in such offering without adversely affecting the price range of such offering and the Company shall not include in such registration any securities (other than securities being sold by the Company in accordance with clause (ii) below) so requested to be included other than Registrable Securities, unless all Registrable Securities requested to be so included are included therein; and

(ii) The Company may include in such registration up to the number of securities proposed to be sold by the Company, less the number of Registrable Securities to be registered pursuant to clause (i) above.

      If, pursuant to clause (i) above, less than all of the Registrable Securities requested to be included in any Company offering are to be included in such offering, the number of shares of Registrable Securities included in such offering shall be allocated 50% among the holders of FIS Securities requested to be included therein (pro rata among such holders on the basis of the number of FIS Securities requested to be so included) and 50% among the holders of CDR Securities requested to be included therein (pro rata among such holders on the basis of the number of CDR Securities requested to be so included), provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, pursuant to a contractual registration obligation, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such offering requested to be included therein). Any registration agreement hereinafter entered into by the Company with respect to any of its securities shall include provisions consistent with the foregoing.

      The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2, except to the extent payment of such Registration Expenses by Person other than holders of Registrable Securities is contractually required. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

      To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the CDR Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the CDR Securitiesholders for purposes of clause (z) of Section 3.1(b). To the extent that, in any registration to which this Section 3.2(b) applies in which they have included Registrable Securities, the net proceeds received by the FIS Securitiesholders equals or exceeds $30 million, then such registration shall be deemed to have been requested by the FIS Securitiesholders for purposes of clause (z) of Section 3.1(b).

      3.3.     Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

(a) subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the Securities and Exchange Commission as soon as practicable and in any event within 90 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective at the nearest practicable date;

(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

(c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel; the Company shall not file any registration statement or prospectus or any amendments or supplements thereto pursuant to a registration under Section 3.1(a) if the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

(d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f) furnish to each seller a signed counterpart, addressed to the sellers, of

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

(ii) a “comfort” letter signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities;

(g) (i) notify each seller of any securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(j) use its best efforts (i) (x) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (y) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

(k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

      The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

      The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

      By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of

Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g), and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

      Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

      3.4.     Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

      (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

      (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “comfort” letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the holders of Registrable Securities requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

      (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the shares requested to be included in such registration will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing reasonably satisfactory to the Company. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

      (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities

Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

      (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities, if required by the managing underwriter, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the 20 day period prior to or the 90 day period following the effective date of such registration, provided that each holder of Registrable Securities further agrees that, if required by the managing underwriter for such registered offering, such holder shall not effect any such public sale or distribution during the 180 day period following the effective date of such registration, or during such lesser period that is applicable to any securities held by the Company’s officers and directors, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased or acquired from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company.

      3.5.     Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      3.6.     Other Registrations. The Company shall not be required to effect more than two demand registrations of any Registrable Securities under the Securities Act pursuant to Section 3.1 (excluding any such registration that is withdrawn or abandoned) within any 18-month period. The Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days after, and during the 20 days prior to, the effective date of any registration effected pursuant to Sections 3.1 or 3.2 hereunder, if so required by the managing underwriter.

      3.7.     Indemnification.

      (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

      (b) Indemnification by the Sellers. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

      (e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

      (f) Officers and Directors. As used in this Section 3.7, the terms “officers” and “directors” shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

      4.     Miscellaneous.

      4.1.     Rule 144; Legended Securities; etc.

      (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

      (b) The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel to such effect and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

      4.2.     Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (a) the holder or holders of a majority (by number of shares) of the FIS Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the FIS Securities under this Agreement, and (b) the holder or holders of a majority (by number of shares) of the CDR Securities at the time outstanding to the extent such amendment, action or omission to act is likely to adversely affect the rights or benefits of the holders of the CDR Securities under this Agreement. The Company shall furnish to FIS and CDR a copy of any amendment or consent prior to the execution thereof, and the determination by FIS and CDR as to whether such consent is likely to adversely affect the rights and benefits of the holders of the FIS Securities or the CDR Securities, respectively, will be conclusive and binding upon the Company and the holders of all Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

      4.3.     Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

      4.4.     Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

      4.5.     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Fund or the other parties hereto, as the case may be, at the following addresses or to such other address as the Company, the Fund or the other parties hereto, as the case may be, shall specify by notice to the others:

      (i) if to the Company, to it at:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334-3339
Attention: General Counsel

Copy to

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226-4450
Attention: Arthur Dudley, Esq.
Facsimile: (313) 225-7080
Telephone: (313) 225-7000

(ii) if to CDR, to:

CDR-Cookie Acquisition, L.L.C.
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership
c/o CD&R Associates VI Limited Partnership
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803

Copy to

Clayton, Dubilier & Rice, Inc.
375 Park Avenue, 18th Floor
New York, New York 10152
Attention: David Wasserman
Facsimile: (212) 407-5270
Telephone: (212-407-5200

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Franci J. Blassberg, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

(iii) if to FIS, to:

Fidelity Information Services, Inc.
c/o Fidelity National Financial, Inc.
601 Riverside Drive, 12th Floor
Jacksonville, FL 32204
Attention: Christopher A. Rose, Esq.
Facsimile: (904) 357-1026
Telephone: (904) 854-8544

Copy to

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219
Attention: Kimberly A. Taylor, Esq.
Facsimile: (412) 560-3399
Telephone: (412) 560-3322

      All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof.

      4.6.     No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

      4.7.     Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      4.8.     Stock Splits, etc. Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

      4.9.     Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding, (c) the dissolution, liquidation or winding up of the Company and (d) the Termination Date.

      4.10.     Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

      4.11.     Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

      4.12.     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

      4.13.     Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effects, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      4.14.     Waiver of Jury Trial. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

      4.15.     No Third Party Beneficiaries. Except as provided in Sections 3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party’s respective successors and permitted assigns.

[the remainder of this page is intentionally left blank]

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COVANSYS CORPORATION

By:

Name:
Title:

CDR-COOKIE ACQUISITION, L.L.C.

By:

Name:
Title:

FIDELITY INFORMATION SERVICES, INC.

By:

Name:
Title:

Appendix V

VOTING AGREEMENT
by and among
RAJENDRA B. VATTIKUTI
and
THE RAJENDRA B. VATTIKUTI TRUST,
and
COVANSYS CORPORATION
Dated as of April 26, 2004

APPENDIX V

VOTING AGREEMENT

      THIS VOTING AGREEMENT, dated as of April 26, 2004 (as amended or supplemented from time to time, this “Agreement”), is entered into by and among Rajendra B. Vattikuti (“RBV”), and The Rajendra B. Vattikuti Trust, established pursuant to the Second Amendment and Restatement of Revocable Living Trust Agreement, dated as of February 1, 1995 (the “RBV Trust”), and Covansys Corporation, a Michigan corporation (the “Corporation”). Each of RBV and the RBV Trust are sometimes referred to herein as a “Shareholder” and collectively as the “Shareholders.” Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in Article 6 hereof.

WITNESSETH

      WHEREAS, concurrently with the execution of this Agreement, the Corporation is entering into a Stock Purchase Agreement of even date herewith (the “SPA”) with Fidelity Information Services, Inc. (the “Purchaser”), pursuant to which the Purchaser is acquiring the Shares (as defined in the SPA) and warrants to purchase additional Common Stock of the Corporation;

      WHEREAS, concurrently with the execution of this Agreement, the Shareholders are entering into the Vattikuti Purchase Agreement and the Vattikuti Shareholders’ Agreement with the Purchaser;

      WHEREAS, after the consummation of the Vattikuti Purchase Agreement, the Shareholders will collectively own 6,311,759 shares of common stock, without par value (“Common Stock”), of the Corporation (such shares of Common Stock, together with any other shares of voting capital stock of the Corporation acquired by either Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “RBV Shares”); and

      WHEREAS, the execution and delivery of this Agreement in form and substance satisfactory to the Corporation, with respect to certain voting, standstill and other matters is a condition precedent to the obligations of the Corporation under the SPA.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

ARTICLE 1

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      The Shareholders represent and warrant to the Corporation as follows:

      1.1     Authorization, etc. Each Shareholder has the requisite power, authority and legal capacity to execute, deliver and perform and to consummate the transactions contemplated by this Agreement. Each Shareholder has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of each Shareholder enforceable against each Shareholder in accordance with its terms, assuming the due execution and delivery of this Agreement by the Corporation and except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.

      1.2     No Conflicts; Consents.

      (a) Subject to the filings, notices and consents set forth on Schedule 1.2(b) hereof, the execution, delivery and performance by each Shareholder of this Agreement and the consummation of the transactions contemplated by this Agreement, do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a claim or right of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under any Law applicable to such Shareholder or any contract, agreement, or instrument to which such Shareholder is a party.

      (b) No Shareholder is required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby, other than as set forth on Schedule 1.2(b) hereof.

      1.3     The RBV Shares. Each Shareholder has the sole right to vote the RBV Shares held by it, and none of the RBV Shares is subject to any agreement, arrangement or restriction with respect to the voting of such RBV Shares, except as contemplated by (a) the Vattikuti Shareholders’ Agreement, (b) this Agreement, or (c) the CDR Voting Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

      The Corporation represents and warrants to each Shareholder as follows:

      2.1     Organization and Good Standing. The Corporation has been duly organized and validly exists under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Corporation is duly qualified to transact business and is in good standing in the State of Michigan.

      2.2     Authorization, etc. The Corporation has the requisite power, authority and legal capacity and has taken all corporate action necessary to authorize the Corporation to execute, deliver and perform and to consummate the transactions contemplated by this Agreement. The Corporation has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, assuming the due execution and delivery of this Agreement by the Shareholders and except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.

      2.3     No Conflicts; Consents. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated by this Agreement do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a claim or right of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under any Law applicable to the Corporation or any contract, agreement, or instrument to which the Corporation is a party.

      (b) The Corporation is not required to make any filing with or give any notice to, or obtain any Consent from, any Governmental Authority or other Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.

ARTICLE 3

COVENANTS OF THE SHAREHOLDERS

      3.1 Voting for Directors of the Corporation. From the Closing and continuing until the date that is five (5) years after the Closing Date (the “Termination Date”), the Shareholders, solely in their respective capacities as Shareholders of the Corporation, agree that, at any meeting of the shareholders of the Corporation, however called, or in connection with any written consent of the shareholders of the Corporation, subject to the Corporation’s compliance with Section 4.1 hereof:

(a) Each Shareholder shall vote (or cause to be voted) the RBV Shares owned by it in favor of the directors nominated by the Board of Directors of the Corporation (the “Board”) in any election of directors of the Corporation; and

(b) Each Shareholder shall (i) on matters not involving the election of directors of the Corporation and subject to the Vattikuti Shareholders’ Agreement, vote all RBV Shares owned by it in the same proportions as shares of voting capital stock of the Corporation are voted by the other shareholders of the

Corporation other than the Purchaser, Clayton, Dubilier & Rice, Inc., their respective Affiliates, and any other Person initiating, proposing or otherwise soliciting shareholders of the Corporation for the approval of one or more shareholder proposals; (ii) not call, or support anyone else in seeking to call, any special meeting of shareholders of the Corporation; (iii) not seek to remove, or support anyone else in seeking to remove, without cause, any members of the Board; and (iv) not publicly announce that it is seeking a waiver of any of the provisions of this Section 3.1. Each Shareholder will cause its Affiliates (excluding the Corporation and the Foundation) to be bound by the provisions of this Section 3.1.

      3.2     Acting as a Group with the Purchaser. Except as otherwise provided in the Other Vattikuti Agreements, from the Closing and continuing until the Termination Date, the Shareholders, solely in their respective capacities as shareholders of the Corporation, agree (a) not to enter into any agreement, option, commitment, or other arrangement (including granting any proxy or entering into any profit sharing arrangement) with the Purchaser with respect to the transfer of any of the RBV Shares to any Person (other than the Purchaser), and (b) with respect to the RBV Shares, not to enter into any binding agreement, arrangement or understanding to (i) join in or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), pooling agreement, syndicate, voting trust or other arrangement, or (ii) otherwise act in concert, with any other Person (including the Purchaser but excluding any Affiliates of either Shareholder) for the purpose of acquiring, holding, voting or disposing of the RBV Shares. Except pursuant to the Vattikuti Shareholders’ Agreement and subject to Section 3.3(b) below, neither Shareholder nor their respective Affiliates will solicit, obtain, hold or vote the written proxies of any other shareholders of the Company.

      3.3     Further Actions and Assurances.

      (a) From the Closing and continuing until the Termination Date, each Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Corporation in doing, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

      (b) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed in any respect as limiting any action that RBV might take, or requiring RBV to take any action, as (i) an officer of the Corporation, (ii) a director of the Corporation, or (iii) as a member of any committee of the Board, including, without limitation, any action taken at the direction of the Board or in compliance with or as an exercise of his fiduciary duties as an officer or director of the Corporation.

      3.4     Restrictive Legend. Each Shareholder agrees, within 30 days after the Closing Date, to surrender to an agent of the Corporation the certificate or certificates representing the RBV Shares owned by such Shareholder, for the sole purpose of the agent affixing thereto the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, DATED AS OF APRIL 26, 2004.”

      The Corporation shall, or shall cause its agent to, return the certificate(s) to the Shareholders within 30 days after their receipt thereof from the Shareholders. The foregoing legend shall be removed by the Corporation by the delivery of substitute certificates without such legend within 30 days after the earlier of (a) the Termination Date and (b) the date on which this Agreement is terminated pursuant to Section 5.3.

      3.5     Continuing Disclosure. Each Shareholder shall promptly advise the Corporation with respect to any matter hereafter arising and discovered by the Shareholder that, if existing and known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach of this Agreement.

      3.6     Specific Performance. Each Shareholder acknowledges and agrees that (a) the covenants, obligations and agreements of the Shareholders contained in this Agreement relate to special, unique and extraordinary matters, (b) the Corporation is and will be relying on such covenants in connection with entering into the SPA and the performance by the Corporation of its obligations thereunder and (c) a violation of any of the terms of such covenants, obligations or agreements will cause the Corporation irreparable injury for which adequate remedies are not available at law. Therefore, in the event of a breach by Shareholders of any obligation in this Agreement, each Shareholder agrees that the Corporation shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary to restrain such Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Corporation may have.

ARTICLE 4

COVENANTS OF THE CORPORATION

      4.1     Voting for Directors of the Shareholder. From the Closing and continuing until the earlier to occur of (a) the date on which RBV and the RBV Trust collectively cease to own more than ten percent (10%) of the outstanding voting capital stock of the Corporation, or (b) the Termination Date, the Corporation hereby agrees to cause the Board to nominate two persons designated by RBV for election to the Board (each, an “RBV Director”) in any election of directors of the Corporation, one of whom shall be RBV (unless otherwise designated by RBV). The Corporation shall use its best efforts to cause the RBV Directors to be elected to the Board. If the RBV Directors are not elected to the Board, the Corporation shall take all actions permitted by law to appoint the RBV Directors to the Board. If a vacancy shall exist in the office of an RBV Director, including, without limitation, upon the death, resignation, retirement, disqualification or removal (with or without cause) of any RBV Director, RBV shall be entitled to immediately appoint a successor to fill such vacancy and the Corporation shall take all actions permitted by law to appoint such successor to the Board and, in connection with the meeting of the shareholders of the Corporation next following such appointment, RBV may designate a successor for election as a director by the shareholders and the Corporation shall use its best efforts to cause the successor to be so elected. If such successor RBV Director is not elected to the Board, the Corporation shall take all actions permitted by law to appoint the successor RBV Director to the Board.

      4.2     Further Actions and Assurances. From the Closing until the Termination Date, the Corporation shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Shareholders in doing, all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement.

      4.3     Removal of RBV Directors for Cause. The Corporation shall use its best efforts to ensure that any RBV Director is not removed without cause unless RBV expressly agrees in writing. Unless RBV expressly agrees in writing, the Corporation shall use its best efforts to ensure that no RBV Director is removed without cause.

      4.4     Matters Involving Capital Structure.

      (a) After the Closing and continuing until the earlier to occur of (i) the date on which RBV and the RBV Trust cease to own any RBV Shares or (ii) the Termination Date, if the Board shall authorize the issuance of any New Securities, then, prior to any such issuance of New Securities, the Corporation shall offer to each Shareholder the right to purchase such Shareholder’s Pro Rata Share of the New Securities to be issued. Any offer of New Securities made to the Shareholders under this Section 4.4 shall be made by notice in writing (the “Subscription Notice”) at least 20 business days prior to the issuance of such New Securities. The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to each Shareholder in compliance with the provisions of this Section 4.4 and (iv) the proposed date of issuance of such New Securities. Not later than 10 business days after its receipt of a Subscription Notice, each Shareholder shall notify the Corporation in writing whether it elects to purchase all or any portion of the New Securities offered to such Shareholder pursuant to the Subscription Notice. If either Shareholder elects to purchase any such New Securities, the New Securities which it elects to purchase will be issued and sold to such Shareholder by the Corporation at the same time and on the same terms and conditions as the New Securities are issued and sold to other Persons. If, for any reason, the issuance of New Securities is not consummated, each Shareholder’s right to its Pro Rata Share of such issuance shall lapse, subject to such Shareholder’s ongoing subscription right with respect to issuances of New Securities at later dates or times.

      (b) The Corporation represents, warrants and covenants to each Shareholder that (i) upon issuance, all the shares of New Securities issued to such Shareholder pursuant to this Article 4 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Corporation of the same type are at the time already approved) for listing on the NASDAQ National Market or for quotation or listing on the principal trading market for the securities of the Corporation at the time of issuance; (ii) upon delivery of such shares, they shall be free and clear of all Liens and shall not be subject to any preemptive right of any other shareholder of the Corporation or any other Person; (iii) in connection with any such issuance, the Corporation shall have taken all necessary actions such that no Takeover Statute shall be applicable to any such issuance; and (iv) upon issuance, all the shares of New Securities shall have the voting and other rights attributable to the Common Stock or preferred stock under the Articles of Incorporation, as the case may be. Each share certificate representing New Securities issued or delivered by the Corporation hereunder shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

      4.5     No Inconsistent Agreements. The Corporation will not hereafter take any action or enter into any agreement which is inconsistent with the rights granted to the Shareholders pursuant to the terms of this Agreement.

      4.6     Continuing Disclosure. The Corporation shall promptly advise each Shareholder with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement.

      4.7     Specific Performance. The Corporation acknowledges and agrees that (a) the covenants, obligations and agreements of the Corporation contained in this Agreement relate to special, unique and extraordinary matters, and (b) a violation of any of the terms of such covenants, obligations or agreements will cause each Shareholder irreparable injury for which adequate remedies are not available at law. Therefore, the Corporation agrees that each Shareholder shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Corporation from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies each Shareholder may have.

ARTICLE 5

GENERAL PROVISIONS

      5.1 Fees and Expenses. Except as contemplated by this Agreement or any Other Vattikuti Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Corporation shall pay up to $100,000 of the Expenses (defined below) of the Shareholders incurred in connection with this Agreement, the SPA, the Other Vattikuti Agreements and any other agreements executed and delivered in connection with any of the foregoing. The term “Expenses” means all out-of-pocket fees, costs and other expenses incurred or assumed by the Shareholders or incurred on their behalf, including in connection with the preparation, execution and delivery of this Agreement, the SPA, the Other Vattikuti Agreements and any other agreement executed and delivered in connection with any of the foregoing.

      5.2     Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the parties hereto shall use best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable, the economic, business and other purposes of such void or unenforceable provision.

      5.3     Entire Agreement; Termination. This Agreement (including the documents set forth in the Exhibits and Schedules hereto) and the Other Vattikuti Agreements contain the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement shall automatically terminate and the parties shall have no obligations to each other under this Agreement, if, for any reason, the Closing does not occur or the SPA is terminated.

      5.4     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      5.5     Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

the Corporation:

Covansys Corporation
32605 West Twelve Mile Road
Farmington Hills, Michigan 48334-3339
Attention: Chief Financial Officer
Attention: General Counsel
Facsimile: 248-848-0109
Telephone: 248-848-8660

with a copy to:

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226-4450
Attention: Arthur Dudley II, Esq.
Facsimile: (313) 225-7080
Telephone: (313) 225-7000

with a copy to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Morton A. Pierce, Esq. and Jack S. Bodner, Esq.
Facsimile: (212) 259-6333
Telephone: (212) 259-8000

The Shareholders:

Rajendra B. Vattikuti
3350 Eastpointe
Bloomfield Hills, Michigan 48302
Facsimile: (248) 848-8605
Telephone: (248) 848-8883

with a copy to:

Steptoe & Johnson, LLP
1300 Connecticut Avenue, NW
Washington, DC 20036-1795
Attn: Anja Lehmann, Esq.
Facsimile: (202) 429-3902
Telephone: (202) 429-8053

with a copy to:

Butzel Long
150 West Jefferson
Suite 100
Detroit, Michigan 48226-4450
Attention: Arthur Dudley II, Esq.
Facsimile: (313) 225-7080
Telephone: (313) 225-7000

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

      5.6     Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Corporation shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Shareholder (including but limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Shareholder or any of its advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate. Notwithstanding anything to the contrary in this Agreement, the Shareholders agree that any action, approval, authorization, amendment, waiver or Consent taken, given or made by the Corporation (including the Board) in respect of this Agreement or the transactions contemplated hereby shall not be effective unless such action, approval, authorization, amendment, waiver or consent shall have received the prior approval of the members of the Special Committee.

      5.7     Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.8     Governing Law. EXCEPT TO THE EXTENT THAT THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED, AND CASE LAW INTERPRETING THAT ACT ARE APPLICABLE TO THE CORPORATION AND THE RIGHTS OF ITS SHAREHOLDERS, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF

NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE.

ARTICLE 6

DEFINITIONS

      6.1 For purposes of this Agreement, the following terms shall have the following meanings:

Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement); provided, that for purposes of this Agreement only, the Corporation and its directors and executive officers shall not be deemed to be Affiliates of the Purchaser, RBV or any third party conducting a proxy solicitation with respect to the Corporation.

Agreement: is defined in the introductory paragraph to this Agreement.

Articles of Incorporation: is defined as the Corporation’s restated articles of incorporation, as amended.

Board: is defined in Section 3.1 of this Agreement.

CDR Voting Agreement: is defined as the Voting Agreement, dated as of March 17, 2000, by and among RBV, the RBV Trust, CDR-Cookie Acquisition L.L.C. and CDR-Cookie Acquisition VI-A L.L.C.

Closing: has the meaning assigned to such term in the SPA.

Closing Date: has the meaning assigned to such term in the SPA.

Common Stock: is defined in the recitals to this Agreement.

Consent: means any consent, approval, waiver or agreement.

Contract: means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

Corporation: is defined in the introductory paragraph to this Agreement.

Equity Security: means (i) any Common Stock or other voting or nonvoting capital stock of the Corporation, (ii) any securities of the Corporation convertible into or exercisable or exchangeable for Common Stock or other voting or nonvoting capital stock of the Corporation, or (iii) any options, rights or warrants (or any similar securities) issued by the Corporation to acquire Common Stock or other capital stock of the Corporation.

Exchange Act: is defined in Section 3.2 of this Agreement.

Foundation: means The Vattikuti Foundation, a Michigan nonprofit corporation.

Governmental Approval: means any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

Governmental Authority: means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

Laws: means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Legal Requirement: means any national, federal, state, local, municipal, cantonal, foreign, international, multinational or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute or treaty or any rule or policy of any securities exchange or the National Association of Securities Dealers.

Liens: means any liens, claims, pledges, charges and encumbrances.

New Security: means any Equity Security issued by the Corporation after the Closing; provided that “New Security” shall not include (i) any securities issued upon conversion of any convertible Equity Security, (ii) any securities issued upon exercise of any option, warrant or other similar Equity Security in accordance with the terms thereof or (iii) any securities issued in connection with any stock split, stock dividend or recapitalization of the Corporation as long as the same is fully proportionate for each class of affected security and entails equal treatment for all shares or units of such class.

Order: means any award, decision, injunction (preliminary or permanent), temporary restraining order, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any domestic or foreign court, administrative agency or other Governmental Body or by any arbitrator.

Other Vattikuti Agreements: means, collectively, the Vattikuti Purchase Agreement and the Vattikuti Shareholders’ Agreement.

Person: means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

Pro Rata Share: means, with respect to each Shareholder, the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned by such Shareholder immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities.

Purchaser: is defined in the recitals to this Agreement.

RBV: is defined in the introductory paragraph to this Agreement.

RBV Director: is defined in Section 4.1 of this Agreement.

RBV Shares: is defined in the recitals to this Agreement.

RBV Trust: is defined in the introductory paragraph to this Agreement.

Shareholder: is defined in the introductory paragraph of this Agreement.

SPA: is defined in the recitals to this Agreement.

Special Committee: means from the date hereof to the Closing Date, the Special Committee of the independent directors of the Company and, from and after the Closing Date, the members of the Board who are “independent” within the meaning of NASDAQ Rule 4200 and are not designated by any of the Purchaser, Rajendra Vattikuti or CD&R-Cookie Acquisition, L.L.C.

Subscription Notice: is defined in Section 4.4 of this Agreement.

Takeover Statute: is defined as a “Fair price,” “Moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States.

Termination Date: is defined in Section 3.1 of this Agreement.

Vattikuti Purchase Agreement: is defined as the Common Stock Purchase Agreement among RBV, the RBV Trust and the Purchaser of even date with this Agreement, as amended or supplemented from time to time.

Vattikuti Shareholders’ Agreement: is defined as the Shareholders’ Agreement among the Shareholders and the Purchaser of even date with this Agreement, as amended or supplemented from time to time.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, each Shareholder and the Corporation have caused this Agreement to be duly executed with effect from the day and year first above written.

COVANSYS CORPORATION

By:

Name:

Title:

THE RAJENDRA B. VATTIKUTI TRUST

By:

Name: RAJENDRA B. VATTIKUTI
Title: Trustee

RAJENDRA B. VATTIKUTI

Appendix VI

AMENDMENT AND ACKNOWLEDGEMENT
by and among
COVANSYS CORPORATION,
FIDELITY INFORMATION SERVICES, INC.,
CDR — COOKIE ACQUISITION, L.L.C.,
RAJENDRA B. VATTIKUTI
and
THE RAJENDRA B. VATTIKUTI TRUST
Dated August 17, 2004

APPENDIX VI

AMENDMENT AND ACKNOWLEDGEMENT

      This Amendment and Acknowledgement, dated as of August 17, 2004, is entered into by and among Fidelity Information Services, Inc., an Arkansas corporation (“FIS”), Covansys Corporation, a Michigan corporation (“Covansys”), CDR-Cookie Acquisition, L.L.C., a Delaware limited liability company (“CDR”), Rajendra B. Vattikuti (“Vattikuti”), and The Rajendra B. Vattikuti Trust, established pursuant to the Second Amendment and Restatement of Revocable Living Trust Agreement, dated as of February 1, 1995 (the “Vattikuti Trust” and, collectively with Vattikuti, the “Vattikuti Entities”).

RECITALS

      A. This Amendment and Acknowledgment is executed and delivered in connection with the following agreements and transactions:

1. A Stock Purchase Agreement, dated as of April 26, 2004, by and between FIS and Covansys (the “Stock Purchase Agreement”), pursuant to which FIS has agreed to purchase from Covansys, and Covansys has agreed to sell to FIS (i) 8,700,000 shares (the “Shares”) of Covansys’ common stock (the “Common Stock”) and (ii) warrants to purchase up to 4,000,000 shares of Common Stock at exercise prices ranging from $15.00 to $24.00 per share (the “Warrants”).

2. A Master Services Agreement, dated as of April 26, 2004, by and between Covansys and FIS, pursuant to which Covansys has agreed to provide to FIS and its affiliates outsourced information technology services as may be requested from time to time in accordance with the terms of the Master Services Agreement.

3. A Recapitalization Agreement (the “Recapitalization Agreement”), dated as of April 26, 2004, by and between CDR and Covansys, pursuant to which CDR has agreed to exchange, among other things, 200,000 shares of Covansys’ Series A Voting Convertible Preferred Stock and warrants to purchase 3,500,000 million shares of Common Stock at an exercise price of $25 per share and 1,800,000 million shares of Common Stock at an exercise price of $31 per share for receipt from Covansys of $180 million in cash, promissory notes in the aggregate amount of $15,000,000 (the “Promissory Notes”), 2,000,000 shares of Common Stock, and warrants to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $18 per share.

4. A Registration Rights Agreement, to be entered at the date of the simultaneous Closings under the Stock Purchase Agreement and the Recapitalization Agreement (the “Closing”), by and among CDR, FIS and Covansys, conferring certain rights upon FIS and CDR to have shares of Covansys’ securities registered under the Securities Act of 1933.

5. A Common Stock Purchase Agreement (the “Vattikuti Stock Purchase Agreement”), dated as of April 26, 2004, by and among FIS, and the Vattikuti Entities, pursuant to which FIS has agreed to purchase from the Vattikuti Entities, and the Vattikuti Entities have agreed to sell to FIS, an aggregate of 2,300,000 shares of Common Stock.

6. A Shareholders’ Agreement, dated April 26, 2004, by and among FIS and the Vattikuti Entities.

      B. As a result of the delay in Closing caused by the late filing of Covansys’ Form 10-Q for the first quarter of 2004 and other factors, the parties have agreed to reduce the aggregate purchase price that FIS will pay for the shares of Common Stock and Warrants under the Stock Purchase Agreement by $8,700,000 and under the Vattikuti Stock Purchase Agreement by $1,150,000.

      C. As a result of the reduction in purchase price referenced in recital B above, Covansys and CDR have agreed to reallocate the amounts payable in cash and in the Promissory Notes such that the amount payable in cash is reduced to $177,500,000 and the aggregate principal amount of the Promissory Notes is increased to $17,500,000.

      D. Each party also desires to acknowledge that at the present time, it intends to complete the transactions set forth in each document referenced in Recital A (collectively the “Transaction Documents”) above in accordance with the terms of such document as amended by this Amendment and Acknowledgement.

      NOW THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

      1. Amendment of Stock Purchase Agreement. Covansys and FIS hereby amend the definition of “Purchase Price” in Section 1.1 of the Stock Purchase Agreement from “$104,400,000” to “$95,700,000.”

      2. Amendment of Vattikuti Stock Purchase Agreement. The Vattikuti Entities and FIS hereby amend the definition of “Purchase Price” in Section 2.2 of the Vattikuti Stock Purchase Agreement from “$26,450,000” to “$25,300,000.”

      3. Amendment of Recapitalization Agreement. Covansys and CDR hereby amend Sections 1(a), 1(b), 1(c), 2(b) and 2(c) of the Recapitalization Agreement so that the monetary consideration to be received by CDR is allocated as follows:

Section	Cash	Promissory Note

1(a)	$172,129,000 (clause (i))	$16,970,000 (clause (iv))
1(b)	$2,617,000 (clause (i))	$258,000 (clause (iv))
1(c)	$2,754,000 (clause (i))	$272,000 (clause (iv))
2(b)	$177,500,000 (clause (i))
2(c)	$177,500,000 (clause (i))

      For the avoidance of doubt Covansys and CDR agree that the values set forth in Section 1(d) of the Recapitalization Agreement will be adjusted as of the closing thereunder to take into account the aforementioned amendments to Sections 1(a), 1(b), 1(c), 2(b) and 2(c) of the Recapitalization Agreement.

      4. Other Amendments; Further Assurances. In addition to the specific amendments contained in Sections 1, 2 and 3 above, each party to this Amendment and Acknowledgement, hereby amends all Transaction Documents to which it is a party and any other agreements contemplated by the Transaction Documents to which it is a party to the extent necessary to conform such agreements to the foregoing amendments to the Stock Purchase Agreement, the Vattikuti Stock Purchase Agreement and the Recapitalization Agreement, and each such party agrees to take all necessary actions, provide all necessary signatures and provide all necessary consents to effectuate the foregoing amendments.

      5. Acknowledgment. Each party acknowledges that no state of facts, event, change or effect, known to such party and which existed or occurred prior to the date hereof (collectively, the “Developments”), including without limitation the information disclosed in Covansys’ periodic filings with the Securities and Exchange Commission and the information made available by Covansys, has caused any of the conditions to closing contained in any Transaction Document to which it is a party or any other document contemplated by the Transaction Documents to which it is a party not to be satisfied or will constitute a basis for asserting that any such condition has not been satisfied. Each party further acknowledges that none of the representations and warranties of any of the parties in the Transaction Documents or any other document contemplated by the Transaction Documents will be deemed incorrect as a result of the Developments.

      6. Proxy Approval. In accordance with Section 4.3(d) of the Stock Purchase Agreement, FIS hereby consents to the filing of the Definitive Proxy Statement (“Proxy”) related to the transactions set forth in the Transaction Documents and all other documents contemplated by the Transaction Documents.

      7. Counterparts. This Amendment and Acknowledgment may be executed in counterparts which, taken together, shall constitute a single binding agreement.

      IN WITNESS WHEREOF, Covansys, FIS, CDR, Vattikuti and the Vattikuti Trust have caused this Amendment and Acknowledgment to be duly executed as of the day and year first above written.

COVANSYS CORPORATION	THE RAJENDRA B. VATTIKUTI TRUST

By:	By:

Rajendra B. Vattikuti, Trustee
Name:

Title:

FIDELITY INFORMATION SERVICES, INC.
----------------------------------------------------- Rajendra B. Vattikuti

By:

Name:

Title:

CDR-COOKIE ACQUISITION, L.L.C.

By:

Name:

Title:

Admission Ticket

COVANSYS CORPORATION
Special Meeting of Shareholders

Wednesday, September 15, 2004 at 10:00 AM
Offices of
Butzel Long P.C.
150 West Jefferson, Suite 100
Detroit, MI 48226

This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.

DETACH HERE

PROXY

COVANSYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Covansys Corporation appoints Brett Pynnonen and/or James Trouba as proxies for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on July 30, 2004 at the Special Meeting of Shareholders to be held Wednesday, September 15, 2004 at 10:00 AM.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESSED CHANGED?	DO YOU HAVE ANY COMMENTS?

COVANSYS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT’S FOUR NOMINEES AS DIRECTORS.

1.	Approval of the Transaction (as described in the Proxy Statement)

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, FILL IN DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If there is more than one trustee, all should sign. All joint owners must sign.

Signature:	Date:

Signature:	Date: